Exhibit 10.16
[*] THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.
Execution Copy

J. P. Morgan
CREDIT AGREEMENT
dated as of
November 25, 2009
Among
ALTRA INDUSTRIAL MOTION, INC.,
The other Borrowers Party Hereto,
The Loan Guarantors Party Hereto,
The Lenders Party Hereto,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

J.P. MORGAN SECURITIES INC.,
as Sole Bookrunner and Sole Lead Arranger

CHASE BUSINESS CREDIT

(continued)

(continued)

(continued)

SCHEDULES:
Commitment Schedule
Schedule 3.05 — Properties
Schedule 3.06 — Disclosed Matters
Schedule 3.12 – Material Agreements
Schedule 3.14 — Insurance
Schedule 3.15 – Capitalization and Subsidiaries
Schedule 5.15 – Existing Real Estate Collateral
Schedule 6.01 — Existing Indebtedness
Schedule 6.02 — Existing Liens
Schedule 6.04 — Existing Investments
Schedule 6.10 — Existing Restrictions
EXHIBITS:
Exhibit A — Form of Assignment and Assumption
Exhibit B — Form of Borrowing Base Certificate
Exhibit C — Form of Compliance Certificate
Exhibit D — Form of Joinder Agreement
Exhibit E — Form of Applicable Rate Certificate

     CREDIT AGREEMENT dated as of November 25, 2009 (as it may be amended or modified from time to time, this “Agreement”), among ALTRA INDUSTRIAL MOTION, INC., the other Borrowers party hereto, the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
     The parties hereto agree as follows:
ARTICLE I.
Definitions
          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Account” has the meaning assigned to such term in the Security Agreement.
          “Account Debtor” means any Person obligated on an Account.
          “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any CBFR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
          “Adjusted One Month LIBOR Rate” means, an interest rate per annum equal to the sum of (i) 2.5% per annum plus (ii) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding).
          “Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Aggregate Credit Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders.
          “Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure, Swingline Loans or Overadvances, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitment of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Exposures at that time); provided that in the case of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculation and (b) with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure and the unused Commitments; provided that when a Defaulting Lender shall exist, the calculation shall be adjusted as provided in Section 2.20.
          “Applicable Rate” means, for any day, with respect to any CBFR Loan or Eurodollar Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “CBFR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Borrower’s Average Quarterly Availability as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Borrowing Base Certificate and related information for the period ending June 30, 2010, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 2:

Average Quarterly	Revolver	Revolver	Commitment Fee
Availability	CBFR Spread	Eurodollar Spread	Rate
Category 1 ≥ $30,000,000	1.75%	2.75%	0.250%
Category 2 < $30,000,000 but ≥ $15,000,000	2.00%	3.00%	0.375%
Category 3 < $15,000,000	2.25%	3.25%	0.500%
          For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrowers based upon Borrowing Base Certificates and related information delivered pursuant to Section 5.01 during such fiscal quarter and (b) each change in the Applicable Rate resulting from a change in Borrowing Base Certificates and related information shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such Borrowing Base Certificates and related information indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Average Quarterly Availability shall be deemed to be in Category 3 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fails to deliver the Borrowing Base Certificates and related information required to be delivered by it pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until such Borrowing Base Certificates and related information are delivered. The Borrower Representative shall deliver to the Administrative Agent not later than 20 days after the end of each quarter an Applicable Rate Certificate setting forth the Average Quarterly Availability for such fiscal quarter and the corresponding Applicable Rate.
          “Applicable Rate Certificate” means a certificate, signed and certified as accurate by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit E.
          “Approved Fund” has the meaning assigned to such term in Section 9.04.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
          “Availability” means, at any time, an amount equal to (a) the lesser of (i) the Revolving Commitment and (ii) the Borrowing Base minus (b) the Revolving Exposure of all Revolving Lenders.

          “Availability Period” means the period from and including the Effective Date to but excluding the Maturity Date.
          “Availability Trigger Period” means any period commencing (a) on the date that Availability shall have been less than the greater of (i) $15,000,000 and (ii) 30% of the Available Revolving Commitment, for three consecutive Business Days and ending (b) on the date thereafter on which Availability shall have exceeded the greater of (i) $15,000,000 and (ii) 30% of the Available Revolving Commitment, for ninety (90) consecutive days.
          “Available Revolving Commitment” means, at any time, the Revolving Commitment then in effect minus the Revolving Exposure of all Revolving Lenders at such time.
          “Available Liquidity” means, at any time, the sum, without duplication, of (a) Average Quarterly Availability for the fiscal quarter most recently ended, plus (b) the average daily amount during the fiscal quarter most recently ended of unrestricted cash of the Loan Parties in which the Administrative Agent has first priority Liens, which cash is not subject to the rights, claims or interests of any Person other than the rights and interests of the Loan Parties, the first priority Liens of the Administrative Agent and the second priority Liens in favor of the Senior Secured Notes Collateral Agent, and which cash is on deposit in Deposit Accounts maintained with the Administrative Agent, plus (c) the average daily market value during the fiscal quarter most recently ended of unrestricted Permitted Investments of the Loan Parties in which the Administrative Agent has first priority Liens, which Permitted Investments are not subject to the rights, claims or interests of any Person other than the rights and interests of the Loan Parties, the first priority Liens in favor of the Administrative Agent and the second priority Liens in favor of the Senior Secured Notes Collateral Agent, and which Permitted Investments are held in Securities Accounts maintained with the Administrative Agent or its Affiliates.
          “Average Quarterly Availability” means, for any fiscal quarter, the average daily Availability during such fiscal quarter.
          “Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates in the ordinary course of business: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
          “Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
          “Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.
          “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrower” or “Borrowers” means, individually or collectively, (i) the Company, (ii) each of the Subsidiaries of the Company listed as a “Borrower” on the signature pages to this Agreement and (iii) each of the Domestic Subsidiary of Holdings that becomes a party to this Agreement as a “Borrower” hereunder after the Effective Date in accordance with the terms of Section 5.13.
          “Borrower Representative” means the Company, in its capacity as contractual representative of the Borrowers pursuant to Article XI.

          “Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, and (c) a Protective Advance and (d) an Overadvance.
          “Borrowing Base” means, at any time, the sum of:
     (a) 85% of the Borrowers’ Eligible Accounts at such time; plus
     (b) the lesser of (i) 60% of the Borrowers’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value percentage for each type of Eligible Inventory identified in the most recent inventory appraisal received by the Administrative Agent multiplied by such type of Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time; minus
     (c) Reserves;
          provided, that, the aggregate portion of the Borrowing Base comprised of Eligible Inventory (determined after giving effect to the applicable advance rate) at any time shall not exceed an amount equal to 60% of the Revolving Commitment at such time. The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base.
          “Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B or another form which is acceptable to the Administrative Agent in its sole discretion.
          “Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.02.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
          “Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP.
          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
          “Cash Management Bank” means (a) as of the Effective Date, JPMorgan Chase Bank, N.A., in its capacity as the principal depositary bank for the Loan Parties, and (b) at any time after the Effective Date, any one or more Lenders selected by the Loan Parties, with the prior written consent of the Administrative Agent, to become the successor principal depository bank for the Loan Parties; provided, that, unless the Administrative Agent otherwise consents in writing, no Person shall become the successor “Cash Management Bank” unless and until such Person shall have entered into a Control Agreement with the Loan Parties and the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent.

          “CB Floating Rate” means the Prime Rate; provided that the CB Floating Rate shall never be less than the Adjusted One Month LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day). Any change in the CB Floating Rate due to a change in the Prime Rate or the Adjusted One Month LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate or the Adjusted One Month LIBOR Rate, respectively.
          “CBFR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CB Floating Rate.
          “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated by the board of directors of Holdings nor (ii) appointed by directors so nominated; (c) Holdings shall cease to own, free and clear of all Liens or other encumbrances (other than any Lien permitted under Section 6.02(a) or Section 6.02(h)), directly or indirectly, all of the outstanding voting Equity Interests of the Borrowers on a fully diluted basis, except as a result of a transaction permitted under Section 6.03, 6.04 or 6.05(b); or (d) the occurrence of a “Change of Control” as defined in the Senior Secured Notes Indenture.
          “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
          “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Protective Advances or Overadvances.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders, to secure the Secured Obligations.
          “Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.
          “Collateral Documents” means, collectively, the Security Agreement, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.
          “Collection Account” has the meaning assigned to such term in the Security Agreement.
          “Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Commercial LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Commercial LC Exposure at such time.

          “Commitment” means, with respect to each Lender, such Lender’s Revolving Commitment, together with the commitment of such Lender to acquire participations in Protective Advances hereunder. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.
          “Commitment Schedule” means the Schedule attached hereto identified as such.
          “Company” means Altra Industrial Motion, Inc. a Delaware corporation.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among (a) the applicable Loan Party, (b) a banking institution, securities broker or securities intermediary at which such Loan Party maintains a Deposit Account or a Securities Account, and (c) the Administrative Agent, providing for the Administrative Agent to have control over the funds or securities and other financial assets held in such Deposit Account or Securities Account.
          “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          “Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
          “Deposit Account” has the meaning assigned to such term in Article 9 of the UCC.
          “Dilution Factors” shall mean, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the Borrowers.
          “Dilution Ratio” shall mean, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the twelve (12) most recently ended fiscal months divided by (b) total gross sales for the twelve (12) most recently ended fiscal months.

          “Dilution Reserve” shall mean, at any date, the applicable Dilution Ratio multiplied by the Eligible Accounts on such date.
          “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
          “Document” has the meaning assigned to such term in the Security Agreement.
          “dollars” or “$” refers to lawful money of the United States of America.
          “Domestic Subsidiary” means any Subsidiary of Holdings organized under the laws of any jurisdiction within the United States.
          “EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges for such period and (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), (vi) any non-recurring fees, cash charges and other cash expenses made or incurred in connection with the issuance of the Senior Secured Notes that are paid or otherwise accounted for within 90 days of the issuance of the Senior Secured Notes in an amount not to exceed $6,000,000, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.
          “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
          “Eligible Accounts” means, at any time, the Accounts of a Borrower which the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder. Without limiting the Administrative Agent’s discretion provided herein, Eligible Accounts shall not include any Account:
     (a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent;
     (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance and (iii) a Lien permitted under Section 6.02(h) which, in the case of clauses (ii) and (iii), does not have priority over the Lien in favor of the Administrative Agent;
     (c) which (i) is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or (ii) which has been written off the books of the Borrower or otherwise designated as uncollectible;
     (d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;
     (e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Borrowers exceeds 15% of the aggregate amount of Eligible Accounts of all Borrowers;

     (f) with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;
     (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;
     (h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once;
     (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;
     (j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;
     (k) which is owed by any Account Debtor which has sold all or a substantially all of its assets;
     (l) which is owed by an Account Debtor which (i) does not maintain its chief operating office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, or any province of Canada unless, in either case, such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent (except that Accounts in an aggregate amount not in excess of $5,000,000 which are owing from Account Debtors which do not meet either of the requirements set forth in subclauses (i) and (ii) of this clause (l) shall not be excluded pursuant to this clause (l) so long as such Accounts are owing from Account Debtors having a corporate credit rating of at least BBB or better by S&P or Bbb or better by Moody’s);
     (m) which is owed in any currency other than U.S. dollars (except that Accounts owing in Canadian dollars, euros or sterling in an aggregate amount not in excess of $5,000,000 shall not be excluded from Eligible Accounts pursuant to this clause (m) provided that on all Borrowing Base Certificates, reports and other documentation required to be delivered to the Administrative Agent by the Loan Parties hereunder, the aggregate amount of all Accounts denominated in any currency other than U.S. Dollars shall be converted by the Borrowers to U.S. dollars at the applicable foreign exchange conversion rates as of the date of such Borrowing Base Certificate, report or other document);
     (n) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of the Administrative Agent, or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;
     (o) which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party;
     (p) which, for any Account Debtor, exceeds a credit limit determined by the Administrative Agent, to the extent of such excess;
     (q) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;
     (r) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;
     (s) which is evidenced by any promissory note, chattel paper, or instrument;
     (t) which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction;
     (u) with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;
     (v) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;
     (w) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower has or has had an ownership interest in such goods, or which indicates any party other than such Borrower as payee or remittance party;
     (x) which was created on cash on delivery terms; or
     (y) which the Administrative Agent determines may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever.
          In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account.
          “Eligible Inventory” means, at any time, the Inventory of a Borrower which constitutes finished goods or raw materials (as such types of Inventory are described in the most recent inventory appraisal received by the Administrative Agent) and which the Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder. Without limiting the Administrative Agent’s discretion provided herein, Eligible Inventory shall not include any Inventory:
     (a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent;
     (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance and (iii) a Lien permitted under Section 6.02(h) which, in the case of clauses (ii) and (iii), does not have priority over the Lien in favor of the Administrative Agent;
     (c) which is, in the Administrative Agent’s opinion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;
     (d) with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;
     (e) in which any Person other than such Borrower shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;
     (f) which constitutes work-in-process, packaging and shipping materials, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;
     (g) which is not located in the U.S. or which is in transit with a common carrier from vendors and suppliers;
     (h) which is located in any location leased by such Borrower unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion;
     (i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion;
     (j) which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;
     (k) which is a discontinued product or component thereof;

     (l) which is the subject of a consignment by such Borrower as consignor;
     (m) which contains or bears any intellectual property rights licensed to such Borrower unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;
     (n) which is not reflected in a current perpetual inventory report of such Borrower;
     (o) for which reclamation rights have been asserted by the seller; or
     (p) which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever.
          In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.
          “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Equity Interests “ means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
          “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
          “Event of Default” has the meaning assigned to such term in Article VII.
          “Excluded Account” means collectively, (a) any Deposit Account of any Loan Party which is used exclusively for the payment of payroll, payroll taxes, employee benefits or escrow deposits, and (b) any other Deposit Account of any Loan Party in which the aggregate amount of available funds on deposit does not exceed $250,000 for any period of two consecutive Business Days; provided, that the aggregate amount of available funds on deposit in all Deposit Accounts under this clause (b) does not at any time exceed $1,000,000.
          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.17(a).
          “Existing Senior Secured Notes” means the 9.00% Senior Secured Notes of the Borrower due 2011, issued pursuant to that certain Indenture dated as of November 30, 2004 among the Borrower, the guarantors party thereto and The Bank of New York Trust Company as trustee and collateral agent, as amended, supplemented or otherwise modified prior to the Effective Date.
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Borrower.
          “Fixed Charges” means, with reference to any period, without duplication, cash Interest Expense, plus prepayments and scheduled principal payments on Indebtedness made during such period, plus expense for taxes paid in cash, plus dividends or distributions paid in cash, plus Capital Lease Obligation payments, plus cash contributions to any Plan, all calculated for Holdings and its Subsidiaries on a consolidated basis.
          “Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA minus the unfinanced portion of Capital Expenditures to (b) Fixed Charges, all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.
          “Fixed Charge Coverage Restoration Period” means, with respect to any Fixed Charge Coverage Trigger Event, any period of ninety (90) consecutive days following the occurrence of such Fixed Charge Coverage Trigger Event during which Availability shall have exceeded the greater of (i) $12,500,000 or (ii) 25% of the Available Revolving Commitment.
          “Fixed Charge Coverage Trigger Event” any date on which Availability shall have been less than the greater of (i) $12,500,000 or (ii) 25% of the Available Revolving Commitment, for three consecutive Business Days.
          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Foreign Subsidiary” means any Subsidiary of Holdings that is not a Domestic Subsidiary.
          “Funding Accounts” has the meaning assigned to such term in Section 4.01(h).
          “Full Cash Dominion” has the meaning assigned to such term in Section 5.12(d).
          “GAAP” means (i) generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, or (ii) International Financial Reporting Standards (“IFRS”) in the event the United States Securities and Exchange Commission mandates U.S. public companies to transition to IFRS prior to the Maturity Date, in each case which are in effect from time to time.
          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
          “Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Historical Financial Statements” has the meaning assigned to such term in Section 3.04(a).
          “Holdings” means Altra Holdings, Inc., a Delaware corporation.
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any liquidated earn-out and (l) any other Off-Balance Sheet Liability. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Intercreditor Agreement” means the Intercreditor and Lien Subordination Agreement dated as of the Effective Date among the Administrative Agent, the Senior Secured Notes Collateral Agent and the Loan Parties.
          “Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.07.
          “Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for Holdings and its Subsidiaries for such period in accordance with GAAP.
          “Interest Payment Date” means (a) with respect to any CBFR Loan (other than a Swingline Loan), the first day of each calendar month and the Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.
          “Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
          “Inventory” has the meaning assigned to such term in the Security Agreement.
          “Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
          “Joinder Agreement” has the meaning assigned to such term in Section 5.11.
          “LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
          “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
          “LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
          “LC Sublimit” means an amount equal to $25,000,000.
          “Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
          “Letter of Credit” means any letter of credit issued pursuant to this Agreement.
          “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; in each case, irrespective of whether (i) such lien, pledge, hypothecation, encumbrance, charge, security interest, other interest, option, call or other right is based on common law, applicable statutes, or contract, (ii) such lien, pledge, hypothecation, encumbrance, charge, security interest, other interest, option, call or other right is recorded or perfected, and (iii) such lien, pledge, hypothecation, encumbrance, charge, security interest, other interest, option, call or other right is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances.
          “Loan Documents” means this Agreement, any promissory notes issued pursuant to the Agreement, any Letter of Credit applications, the Collateral Documents, the Intercreditor Agreement and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
          “Loan Guarantor” means each Loan Party.
          “Loan Guaranty” means Article X of this Agreement.
          “Loan Parties” means Holdings, the Domestic Subsidiaries of Holdings (including the Borrowers) and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns.
          “Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances.
          “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of Holdings and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole to perform any of their obligations under the Loan Documents, (c) the Collateral (taken as a whole), or the Administrative Agent’s Liens (on behalf of itself and the Lenders) on the Collateral (taken as a whole) or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, the Issuing Bank or the Lenders under the Loan Documents (taken as a whole).
          “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding $10,000,000, it being understood that the Senior Secured Notes shall at all times constitute “Material Indebtedness” unless and until (a) the Senior Secured Notes shall have been fully defeased or (b) the aggregate outstanding principal amount of the Senior Secured Notes does not exceed $10,000,000. For purposes of determining Material Indebtedness, the “obligations” of any Loan Party in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Swap Agreement were terminated at such time.
          “Maturity Date” means November 25, 2012 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

          “Maximum Liability” has the meaning assigned to such term in Section 10.10.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, on real property of a Loan Party, including any amendment, modification or supplement thereto.
          “Mortgaged Property” has the meaning assigned to such term in Section 5.15.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Net Income” means, for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
          “Net Orderly Liquidation Value” means, with respect to each type of Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof.
          “Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).
          “Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).
          “Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11.
          “Obligated Party” has the meaning assigned to such term in Section 10.02.
          “Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, the Issuing Bank or any indemnified party arising under the Loan Documents.

          “Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).
          “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
          “Overadvance” has the meaning assigned to such term in Section 2.05(b).
          “Participant” has the meaning set forth in Section 9.04.
          “Paying Guarantor” has the meaning assigned to such term in Section 10.11.
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
          “Permitted Acquisition” means (a) any acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by any Loan Party of (x) all or substantially all or any significant portion of the assets of a Person or division or line of business or a business unit of a Person, or (y) all or substantially all of the Equity Interests of a Person, and (b) any investment in a joint venture which, in each case, meets each of the following criteria:
          (i) at the time of and after giving effect to such acquisition or joint venture investment, no Default has occurred and is continuing;
          (ii) the Person being acquired or whose assets, division, line of business or business unit is being acquired, or in the case of any joint venture investment, the Person in which such joint venture investment is being made, is, in each case, engaged in a line of business in which the Loan Parties are engaged as of, or immediately prior to, the Effective Date, or any similar or related or complementary business, or that is a reasonable extension or expansion thereof, or any business which provides a service and/or supplies products in connection with a line of business in which the Loan Parties are engaged as of, or immediately prior to, the Effective Date;
          (iii) as soon as available, but not less than ten (10) Business Days prior to the closing of such acquisition or joint venture investment, the Loan Parties shall submit to the Administrative Agent (A) notice of such acquisition or joint venture investment, (B) copies of all business and financial information reasonably requested by the Administrative Agent, (C) pro forma financial statements which demonstrate, on a pro forma basis (1) Available Liquidity during the period of two consecutive fiscal quarters most recently ended prior to the consummation of such acquisition or joint venture investment, determined as if all consideration for such acquisition or joint venture investment had been paid on the first day of such period, of not less than $35,000,000 and (2) a Fixed Charge Coverage Ratio (determined without giving effect to any prepayments of Indebtedness made prior to the Effective Date) for the period of twelve consecutive months most recently ended of not less than 1.10 to 1.00; and (D) a certificate of a Financial Officer certifying that such pro forma financial statements present fairly in all material respects the financial condition of Holdings and its Subsidiaries on a consolidated basis as of the date thereof after giving effect to such acquisition or joint venture investment and setting forth reasonably detailed calculations demonstrating compliance with the minimum Available Liquidity and minimum Fixed Charge Coverage Ratio requirements set forth in clause (C) above, and which shall include a representation and warranty as to compliance with each of the other criteria for a “Permitted Acquisition”;

          (iv) if the Accounts or Inventory acquired in connection with such acquisition are proposed to be included in the determination of any Borrowing Base and the Administrative Agent elects to do so in its Permitted Discretion, the Administrative Agent shall have conducted an audit and field examination and appraisal of such Accounts and Inventory to its satisfaction;
          (v) in connection with an acquisition of the Equity Interests of any Person, all Liens on the Inventory and Accounts of such Person, and on the Equity Interests of such Person, shall be terminated, and in connection with an acquisition of the assets of any Person, all Liens on the Inventory and Accounts of such Person shall be terminated;
          (vi) if such acquisition is structured as a merger involving a Loan Party and a Person that is not a Loan Party, such Loan Party will be the surviving corporation;
          (vii) no Loan Party shall, as a result of or in connection with any such acquisition or joint venture investment, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that would be reasonably likely to have a Material Adverse Effect; and
          (viii) if, as a result of any such acquisition or joint venture investment, a new Subsidiary is formed or acquired, the Loan Parties shall comply with all applicable provisions of Section 5.13 (provided that the Loan Parties shall not be obligated to cause any entity in which any Loan Party holds a joint venture interest to comply with the provisions of Section 5.13 if the Loan Parties do not hold more than 50% of the Equity Interests in such joint venture.)
          Solely for the purposes of determining whether the Loan Parties have satisfied the minimum Fixed Charge Coverage Ratio requirement set forth in clause (iii)(C)(2) above in connection with any proposed acquisition or joint venture investment, EBITDA and Fixed Charges shall be calculated after giving pro forma effect to such acquisition or joint venture investment (taking into account (A) in the case of any such acquisition, such adjustments with respect to cost savings as are consistent with the standards set forth in Rule 11-02(b)(6) of Regulation S-X, and (B) in the case of any such acquisition or any such joint venture investment, all transactions that are directly related to such acquisition or such joint venture investments and are entered into in connection and substantially contemporaneously therewith) as if such acquisition or joint venture investment occurred on the first day of the period of twelve consecutive fiscal months most recently ended prior to the closing of such acquisition or joint venture investment. Solely for the purposes of determining whether the Loan Parties have satisfied the minimum Available Liquidity requirement set forth in clause (iii)(C)(1) above in connection with any proposed acquisition or joint venture investment, the computation of Available Liquidity shall include the aggregate amount of cash proceeds received in connection with (A) any issuance of Equity Interests by Holdings, or (B) any issuance of additional Senior Secured Notes, in each case which proceeds are utilized to fund any portion of the consideration for such acquisition or joint venture investment, as if such proceeds had been received on the first day of the period of two consecutive fiscal quarters most recently ended prior to the closing of such acquisition or joint venture investment.
          “Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
          “Permitted Encumbrances” means:
     (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

     (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
     (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and
     (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
          “Permitted Investments” means:
     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
     (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
     (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

          “Prepayment Event” means:
     (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party, other than dispositions described in Sections 6.05(a) or (b); or
     (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party with a fair value immediately prior to such event equal to or greater than $5,000,000; or
     (c) the issuance by Holdings of any Equity Interests for cash consideration, or the receipt by Holdings of any cash capital contribution (provided that the issuance by Holdings of Equity Interests as consideration for a Permitted Acquisition shall not give rise to a Prepayment Event); or
     (d) the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02.
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate at its offices at 270 Park Avenue in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
          “Projections” has the meaning assigned to such term in Section 5.01(f).
          “Protective Advance” has the meaning assigned to such term in Section 2.04.
          “Register” has the meaning set forth in Section 9.04.
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
          “Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrowers’ assets from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.
          “Required Lenders” means, at any time, Lenders having Revolving Exposure and unused Commitments representing at least 51% of the sum of the total Revolving Exposure and unused Commitments at such time; provided that, as long as there are only two Lenders, Required Lenders shall mean both Lenders.
          “Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, Dilution Reserves, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for Inventory shrinkage, reserves for Swap Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party.
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Holdings or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings or any Subsidiary.
          “Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $50,000,000.
          “Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time, (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Swingline Loans at such time, plus (c) an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances and Protective Advances outstanding at such time.
          “Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.
          “Revolving Loan” means a Loan made pursuant to Section 2.01(a).
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.
          “Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Obligations owing to one or more Lenders or their respective Affiliates; provided that at or prior to the time that any transaction relating to such Swap Obligation is executed, the Lender party thereto (other than JPMorgan Chase Bank, N.A.) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents.
          “Securities Account” has the meaning assigned to such term in Article 8 of the UCC.
          “Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.
          “Senior Secured Notes” means the Senior Secured Notes due 2016 issued by Holdings pursuant to the Senior Secured Notes Indenture, as amended, modified, waived or supplemented from time to time in accordance with the terms of the Intercreditor Agreement.

          “Senior Secured Notes Collateral Agent” means The Bank of New York Mellon Trust Company, N.A. (together with its successors and assigns), in its capacity as the collateral agent for the holders of Senior Secured Notes.
          “Senior Secured Notes Documents” means, collectively, the Senior Secured Notes, the Senior Secured Notes Indenture and all other documents, instruments and agreements executed in connection therewith, each as amended, modified, waived or supplemented from time to time in accordance with the terms of the Intercreditor Agreement.
          “Senior Secured Notes Indenture” means that certain Indenture dated as of the Effective Date among Holdings, the Guarantors party thereto, the Senior Secured Notes Trustee and the Senior Secured Notes Collateral Agent, including any supplemental indenture executed or delivered in connection therewith, as the same may be amended, modified, waived or supplemented from time to time in accordance with the terms of the Intercreditor Agreement.
          “Senior Secured Notes Trustee” means The Bank of New York Mellon Trust Company, N.A. (together with its successors and assigns), in its capacity as trustee under the Senior Secured Notes Indenture.
          “Settlement” has the meaning assigned to such term in Section 2.05(d).
          “Settlement Date” has the meaning assigned to such term in Section 2.05(d).
          “Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding standby Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Standby LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Standby LC Exposure at such time.
          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Administrative Agent.
          “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

          “Subsidiary” means any direct or indirect subsidiary of Holdings or a Loan Party, as applicable.
          “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.
          “Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.
          “Swingline Exposure” means, at any time, the sum of the aggregate undrawn amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
          “Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.
          “Swingline Loan” has the meaning assigned to such term in Section 2.05(a).
          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
          “Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
          “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the CB Floating Rate.
          “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
          “Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
          “Variable Rate Demand Revenue Bonds” means the Loan Parties’ variable rate demand revenue bonds issued under the authority of the industrial development corporations of the city of San Marcos, Texas and the City of Chattanooga, Tennessee in an aggregate principal amount as of September 26, 2009 equal to $5,300,000.

          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
ARTICLE II.
The Credits
          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make (a) Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the total Revolving Exposures exceeding the lesser of (x) the sum of the total Revolving Commitments or (y) the Borrowing Base, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section 2.04 and 2.05. Notwithstanding any provision to the contrary set forth in this Agreement, the Aggregate Credit Exposure shall not exceed $30,000,000 at any time until such time as the Administrative Agent shall have notified the Borrower Representative in writing that the Administrative Agent has received (a) final appraisals of the Borrowers’ Inventory from appraisers reasonably satisfactory to the Administrative Agent and (b) a final field examination report with respect to the Borrowers’ books, records, Accounts, Inventory and other Collateral, in each case, satisfactory to the Administrative Agent.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.
          SECTION 2.02. Loans and Borrowings.
     (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04 and 2.05.
     (b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of CBFR Loans or Eurodollar Loans as the Borrower Representative may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as CBFR Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.08. Each Swingline Loan shall be a CBFR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.
     (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. CBFR Revolving Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) Eurodollar Borrowings outstanding.
     (d) Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
          SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower Representative or by telephone (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Chicago time, three Business Days before the date of the proposed Borrowing or (b) in the case of a CBFR Borrowing, not later than noon, Chicago time, on the date of the proposed Borrowing; provided that any such notice of a CBFR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Chicago time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower Representative. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:
     (i) the name of the applicable Borrower;
     (ii) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;
     (iii) the date of such Borrowing, which shall be a Business Day;
     (iv) whether such Borrowing is to be a CBFR Borrowing or a Eurodollar Borrowing; and

     (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”
If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a CBFR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
          SECTION 2.04. Protective Advances.
     (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate amount of Protective Advances outstanding at any time shall not at any time exceed $5,000,000; provided further that, the aggregate amount of outstanding Protective Advances shall not cause the Aggregate Credit Exposure to exceed the aggregate Revolving Commitments. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be CBFR Borrowings. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).
     (b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.
          SECTION 2.05. Swingline Loans and Overadvances.
     (a) The Administrative Agent, the Swingline Lender and the Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests a CBFR Borrowing, the Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Revolving Lenders and in the amount requested, same day funds to the Borrowers, on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each Swingline Loan shall be subject to all the terms and conditions applicable to other CBFR Loans funded by the Revolving Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. In addition, the Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Chicago time, on each Business Day, make available to the Borrowers by means of a credit to the Funding Account(s), the proceeds of a Swingline Loan to the extent necessary to pay items to be drawn on any Controlled Disbursement Account that day (as determined based on notice from the Administrative Agent). The aggregate amount of Swingline Loans outstanding at any time shall not exceed $10,000,000. The Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan exceeds Availability (before giving effect to such Swingline Loan). All Swingline Loans shall be CBFR Borrowings.
     (b) Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make Revolving Loans to the Borrowers, on behalf of the Revolving Lenders, in amounts that exceed Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances”); provided that, no Overadvance shall result in a Default due to Borrowers’ failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied. All Overadvances shall constitute CBFR Borrowings. The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed $5,000,000 at any time, no Overadvance may remain outstanding for more than sixty days and no Overadvance shall cause any Revolving Lender’s Revolving Exposure to exceed its Revolving Commitment; provided that, the Required Revolving Lenders may at any time revoke the Administrative Agent’s authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.
     (c) Upon the making of a Swingline Loan or an Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Overadvance in proportion to its Applicable Percentage of the Revolving Commitment. The Swingline Lender or the Administrative Agent may, at any time, require the Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Loan.
     (d) The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon Chicago time on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Revolving Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which

Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Chicago time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.
          SECTION 2.06. Letters of Credit.
     (a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or for the account of another Loan Party, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Loan Parties to, or entered into by the Loan Parties with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Loan Party also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the LC Sublimit and (iv) the total Revolving Exposures shall not exceed the lesser of the total Revolving Commitments and the Borrowing Base.
     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided, that, in the case of any Letter of Credit having an expiration date later than the Maturity Date (including any Letter of Credit subject to automatic renewal or extension), on or prior to the date that is ninety (90) days prior to the Maturity Date, the Borrowers shall have provided the Administrative Agent with cash collateral in an amount equal to 103% of the sum of (x) the undrawn face amount of such Letter of Credit and (y) the amount of any unpaid LC Disbursements with respect thereto.
     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., Chicago time, on the date that such LC Disbursement is made, if the Borrowers Representative shall have received notice of such LC Disbursement prior to 9:00 a.m., Chicago time, on such date, or, if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 11:00 a.m., Chicago time, on the Business Day immediately following the day that the Borrower Representative receives such notice; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a CBFR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting CBFR Revolving Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of CBFR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.
     (f) Obligations Absolute. The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Loan Party by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
     (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to CBFR Revolving Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
     (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all such Defaults have been cured or waived.
          SECTION 2.07. Funding of Borrowings.
     (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower Representative by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that CBFR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance or an Overadvance shall be retained by the Administrative Agent.
     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable

Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to CBFR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
          SECTION 2.08. Interest Elections.
     (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, Overadvances or Protective Advances, which may not be converted or continued.
     (b) To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone or by electronic transmission of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative, by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request (whether telephonic or by electronic transmission) shall be irrevocable and each telephonic request shall be confirmed promptly by hand delivery, facsimile, or electronic transmission to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative.
     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
     (i) the Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be a CBFR Borrowing or a Eurodollar Borrowing; and
     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.
     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
     (e) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a CBFR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to a CBFR Borrowing at the end of the Interest Period applicable thereto.
          SECTION 2.09. Termination and Reduction of Commitments; Increase in Revolving Commitments.
     (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
     (b) The Borrowers may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent) equal to 103% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon.
     (c) The Borrowers may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) the Borrowers shall not reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the lesser of the total Revolving Commitments and the Borrowing Base.
     (d) The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

     (e) The Borrowers shall have the right to increase the Revolving Commitment by obtaining additional Revolving Commitments, either from one or more of the Lenders or another lending institution provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, (ii) the Borrower Representative, on behalf of the Borrower, may make a maximum of 3 such requests, (iii) the Administrative Agent has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (iv) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and (v) the procedure described in Section 2.09(f) have been satisfied.
     (f) Any supplement hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and the Lender(s) being added or increasing their Commitment, subject only to the approval of all Lenders if any such increase would cause the Revolving Commitment to exceed $65,000,000. As a condition precedent to such an increase, Borrower shall deliver to the Administrative Agent a certificate of each Loan Party (in sufficient copies for each Lender) signed by an authorized officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article III and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default exists.
     (g) Within a reasonable time after the effective date of any increase, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrowers, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement. On the Business Day following any such increase, all outstanding CBFR Advances shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders’ respective revised Applicable Percentages. Eurodollar Advances shall not be reallocated among the Lenders prior to the expiration of the applicable Interest Period in effect at the time of any such increase.
          SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt.
     (a) The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent, and (iii) to the Administrative Agent the then unpaid principal amount of each Overadvance on the earlier of the Maturity Date and demand by the Administrative Agent.
     (b) At all times that Full Cash Dominion is in effect pursuant to Section 5.12(d), on each Business Day, the Administrative Agent shall apply all funds credited to the Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) as follows: (i) if no Event of Default shall have occurred and be continuing at such time, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, second to prepay the Revolving Loans (including Swing Line Loans), third to cash collateralize outstanding LC Exposure, and fourth the balance, if any, to the Borrowers’ general operating account; or (ii) if an Event of Default shall have occurred and be continuing at such time, in accordance with the provisions of Section 2.18(b).
     (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
     (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
     (e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
     (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
          SECTION 2.11. Prepayment of Loans.
     (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (f) of this Section.
     (b) Except for Overadvances permitted under Section 2.05, in the event and on such occasion that the total Revolving Exposure exceeds the lesser of (A) the aggregate Revolving Commitments or (B) the Borrowing Base, the Borrowers shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans in an aggregate amount equal to such excess.
     (c) At all times that Full Cash Dominion is in effect pursuant to Section 5.12(d), the Borrowers shall prepay the Loans and cash collateralize the LC Exposure in accordance with Section 2.10(b).
     (d) In the event and on each occasion that any Net Proceeds are received by or on behalf of a Loan Party in respect of any Prepayment Event, the Borrowers shall, immediately after such Net Proceeds are received by such Loan Party, prepay the Obligations as set forth in Section 2.11(e) below in an aggregate amount equal to 100% of such Net Proceeds, provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower Representative shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Loan Parties, and certifying that no Default has occurred and is continuing, then either (i) so long as Full Cash Dominion is not in effect pursuant to Section 5.12(d), no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate or (ii) if Full Cash Dominion is in effect pursuant to Section 5.12(d), if the Net Proceeds specified in such certificate are to be applied by (A) the Borrowers, then such Net Proceeds shall be applied by the Administrative Agent to reduce the outstanding principal balance of the Revolving Loans (without a permanent reduction of the Revolving Commitment) and upon such application, the Administrative Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied and (B) any Loan Party that is not a Borrower, then such Net Proceeds shall be deposited in a cash collateral account and in either case, thereafter, such funds shall be made available to the applicable Loan Party as follows:
     (1) the Borrower Representative shall request a Revolving Loan (specifying that the request is to use Net Proceeds pursuant to this Section) or the applicable Loan Party shall request a release from the cash collateral account be made in the amount needed;
     (2) so long as the conditions set forth in Section 4.02 have been met, the Revolving Lenders shall make such Revolving Loan or the Administrative Agent shall release funds from the cash collateral account; and
     (3) in the case of Net Proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Loan;
provided that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied; provided, further that the Borrowers shall not be permitted to make elections to use Net Proceeds to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) with respect to Net Proceeds in any fiscal year in an aggregate amount in excess of $5,000,000.
     (e) All such amounts pursuant to Section 2.11(d) shall be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swing Line Loans) without a corresponding reduction in the Revolving Commitment and to cash collateralize outstanding LC Exposure.
     (f) The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 10:00 a.m., Chicago time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of a CBFR Revolving Borrowing, not later than 10:00 a.m., Chicago time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.
          SECTION 2.12. Fees.
     (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue during the period from and including the Effective Date to but excluding the date on which the Lenders’ Revolving Commitments terminate, which commitment fee shall be calculated based upon the Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender for the immediately preceding month. Accrued commitment fees shall be payable in arrears on the first day of each calendar month and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.
     (b) The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, which participation fee shall accrue at the rate separately agreed upon between the Borrowers and the Administrative Agent, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate separately agreed upon between the Borrowers and the Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar month shall be payable on the first day of each calendar month following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.
     (c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.
     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
          SECTION 2.13. Interest.
     (a) The Loans comprising each CBFR Borrowing (including each Swingline Loan) shall bear interest at the CB Floating Rate plus the Applicable Rate.
     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
     (c) Each Protective Advance and each Overadvance shall bear interest at the CB Floating Rate plus the Applicable Rate for Revolving Loans plus 2%.
     (d) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or

(ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.
     (e) Accrued interest on each Loan (for CBFR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a CBFR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
     (f) All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed. The CB Floating Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
          SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as a CBFR Borrowing.
          SECTION 2.15. Increased Costs.
     (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or
     (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
          SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          SECTION 2.17. Taxes.
     (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) The Borrowers shall jointly and severally indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.
     (d) Each Lender and the Issuing Bank shall indemnify the Borrowers and the Administrative Agent, within 10 days after written demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and reasonable expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrowers or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the Issuing Bank, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered to the Borrowers or the Administrative Agent pursuant to Section 2.17(f). Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 2.17(d).
     (e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (f) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower Representative (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower Representative as will permit such payments to be made without withholding or at a reduced rate.
     (g) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.
          SECTION 2.18. Payments Generally; Allocation of Proceeds; Sharing of Set-offs.
     (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Chicago time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, 22nd Floor, Chicago, Illinois, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise provided in the definition of “Interest Period”, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
     (b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account when Full Cash Dominion is in effect (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrowers (other than in connection with Banking Services or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services or Swap Obligations), third, to pay interest due in respect of the Overadvances and Protective Advances, fourth, to pay the principal of the Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements ratably, seventh, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services and Swap Obligations, and ninth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (b) in the event, and only to the extent, that there are no outstanding CBFR Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.
     (c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
     (d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

     (e) Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     (f) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any future funding obligations of such Lender hereunder; application of amounts pursuant to (i) and (ii) above shall be made in such order as may be determined by the Administrative Agent in its discretion.”
          SECTION 2.19. Mitigation Obligations; Replacement of Lenders.
     (a) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment).
     (b) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender) pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
          SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender.
     (a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
     (b) the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;
     (c) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
     (i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time; and
     (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
     (iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.20(c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
     (iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.20(c), then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or
     (v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.20(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

     (d) The Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and Defaulting Lenders shall not participate therein); and
     (e) in the event and on the date that each of the Administrative Agent, the Borrowers, the Issuing Bank and the Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
          SECTION 2.21. Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.
ARTICLE III.
Representations and Warranties
          Each Loan Party represents and warrants to the Lenders that:
          SECTION 3.01. Organization; Powers. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
          SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created pursuant to the Loan Documents.
          SECTION 3.04. Financial Condition; No Material Adverse Change.
     (a) The Company has heretofore furnished to the Lenders (i) the consolidated balance sheet and statements of income, stockholders equity and cash flows of Holdings and its Subsidiaries as of and for the fiscal years ended December 31, 2006, 2007 and 2008, reported on by Ernst & Young LLP, independent public accountants, (ii) the consolidated balance sheet and statements of income, stockholders equity and cash flows of the Company and its Subsidiaries as of and for the fiscal years ended December 31, 2006, 2007 and 2008, reported on by Ernst & Young LLP, independent public accountants, (iii) the consolidated balance sheet and statements of income of Holdings and its Subsidiaries as of and for the fiscal quarter ended September 26, 2009 and the portion of the fiscal year ended September 26, 2009, together with the consolidated statement of cash flows of Holdings and its Subsidiaries for the portion of the fiscal year ended September 26, 2009, certified by Holdings’ chief financial officer, and (iv) the consolidated balance sheet and statements of income of the Company and its Subsidiaries as of and for the fiscal quarter ended September 26, 2009 and the portion of the fiscal year ended September 26, 2009, together with the consolidated statement of cash flows of the Company and its Subsidiaries as of and for the fiscal quarter and the portion of the fiscal year ended September 26, 2009, certified by the Company’s chief financial officer (collectively, the “Historical Financial Statements”). The Historical Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries, and of the Company and its consolidated Subsidiaries, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clauses (iii) and (iv) above.
     (b) No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2008.
          SECTION 3.05. Properties.
     (a) As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by each Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Each of the Loan Parties has good and indefeasible title to, or valid leasehold interests in, all its real and personal property, free of all Liens other than those permitted by Section 6.02.
     (b) Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, a correct and complete list of which, as of the date of this Agreement, is set forth on Schedule 3.05, and the use thereof by the Loan Parties does not infringe in any material respect upon the rights of any other Person, and the Loan Parties’ rights thereto are not subject to any licensing agreement or similar arrangement.
          SECTION 3.06. Litigation and Environmental Matters.
     (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.
     (b) Except for (i) the Disclosed Matters and (ii) any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party nor any of its Subsidiaries (A) has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability or (B) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (C) has become subject to any Environmental Liability.
     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
          SECTION 3.07. Compliance with Laws and Agreements. Each Loan Party and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
          SECTION 3.08. Investment Company Status. No Loan Party nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
          SECTION 3.09. Taxes. Each Loan Party and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes.
          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by such an amount as could reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.11. Disclosure. Each of the Borrowers and Holdings has disclosed to the Lenders all liabilities or obligations of the Loan Parties under any agreements, instruments or other documents, and all other matters known to such Borrower or to Holdings, that could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers and Holdings represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.
          SECTION 3.12. Material Agreements. All material agreements and contracts to which any Loan Party is a party or is bound as of the date of this Agreement are listed on Schedule 3.12. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any material agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Material Indebtedness.
          SECTION 3.13. Solvency.
     (a) Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of the Loan Parties, on a consolidated basis, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Loan Parties, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties, on a consolidated basis, will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Effective Date.
     (b) The Loan Parties, on a consolidated basis, do not intend to incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Loan Parties and the timing of the amounts of cash to be payable on or in respect of their Indebtedness.
          SECTION 3.14. Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Loan Parties believe that the insurance maintained by or on behalf of the Loans Parties is adequate.
          SECTION 3.15. Capitalization and Subsidiaries. Schedule 3.15 sets forth (a) a correct and complete list of the name and relationship to Holdings of each and all of Holdings’ Subsidiaries, (b) a true and complete listing of each class of each of the Loan Parties’ authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of each Loan Party. All of the issued and outstanding Equity Interests owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.
          SECTION 3.16. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances or other Liens permitted pursuant to Section 6.02, to the extent any such Lien would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.
          SECTION 3.17. Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Borrowers, threatened. Except as could not reasonably be expected to result in a Material Adverse Effect (a) the hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, and (b) all payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party.
          SECTION 3.18. Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.
ARTICLE IV.
Conditions
          SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
     (a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by Lenders pursuant to Section 2.10 payable to the order of each such requesting Lender.
     (b) Financial Statements and Projections. The Lenders shall have received (i) the Historical Financial Statements, and such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of Holdings and its Subsidiaries, taken as a whole, since December 31, 2008 and (ii) satisfactory projections through 2012.
     (c) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.
     (d) No Default Certificate. The Administrative Agent shall have received a certificate, signed by the chief financial officer or treasurer of the Borrower Representative, on the initial Borrowing date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III are true and correct as of such date, and (iii) certifying any other factual matters as may be reasonably requested by the Administrative Agent.
     (e) Fees. J.P. Morgan Securities, Inc. and JPMorgan Chase Bank, N.A. shall have received all fees required to be paid by the Loan Parties on or before the Effective Date, as separately agreed to by J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A. and Holdings. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.
     (f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.
     (g) Pay-Off Letter. The Administrative Agent shall have received satisfactory pay-off letters for all existing Indebtedness to be repaid from the proceeds the initial Borrowing, confirming that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit.
     (h) Funding Accounts. The Administrative Agent shall have received a notice setting forth the deposit account(s) of the Borrowers (the “Funding Accounts”) to which the Lender is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.
     (i) Customer List. The Administrative Agent shall have received a customer list which is true, correct and complete in all material respects as of the Effective Date.
     (j) [Intentionally Omitted.]
     (k) Solvency. The Administrative Agent shall have received a solvency certificate from a Financial Officer.
     (l) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of September 26, 2009.
     (m) Closing Availability. After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Borrowers’ Availability shall not be less than $30,000,000.
     (n) Senior Secured Notes. The Administrative Agent shall have received final, complete, fully executed copies of all Senior Secured Notes Documents. The Administrative Agent shall have received a certificate from the chief financial officer or treasurer of Holdings certifying that Holdings has received cash proceeds from the issuance of the Senior Secured Notes on the Effective Date totaling not less than $207,000,000, which cash proceeds shall have been applied to redeem or fully defease all Existing Senior Secured Notes, to repay certain other outstanding Indebtedness of the Loan Parties and to pay certain premiums, fees and expenses. The Administrative Agent shall have received a final, complete, fully executed copy of the Intercreditor

Agreement, which Intercreditor Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.
     (o) Pledged Equity Interests; Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof; provided that the Loan Parties shall have 30 days following the Effective Date to deliver the original certificates representing the Equity Interests of Foreign Subsidiaries pledged pursuant to the Security Agreement, together with the executed undated powers for each such certificate.
     (p) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.
     (q) Legal Opinions. The Administrative Agent shall have received customary legal opinions from counsel for the Loan Parties.
     (r) Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.09 and Section 4.12 of the Security Agreement.
     (s) Letter of Credit Application. The Administrative Agent shall have received a properly completed letter of credit application (whether stand alone or pursuant to a master agreement, as applicable) if the issuance of a Letter of Credit will be required on the Effective Date.
     (t) Tax Withholding. The Administrative Agent shall have received a copy of a properly completed and signed IRS Form W-9 for each Loan Party.
     (u) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, the Issuing Bank, any Lender or their respective counsel may have reasonably requested.
The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., Chicago time, on November 25, 2009 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
          SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
     (a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation or warranty shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except that representations or warranties that are made as of a specific earlier date shall be true and correct in all material respects as of such earlier date), except to the extent of changes resulting from transactions permitted by this Agreement.
     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
     (c) After giving effect to any Borrowing or the issuance of any Letter of Credit, Availability is not less than zero.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.
Notwithstanding the failure to satisfy the conditions precedent set forth in paragraphs (a) or (b) of this Section, unless otherwise directed by the Required Lenders, the Administrative Agent may, but shall have no obligation to, continue to make Loans and an Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letter of Credit for the ratable account and risk of Lenders from time to time if the Administrative Agent believes that making such Loans or issuing or causing to be issued any such Letter of Credit is in the best interests of the Lenders.
ARTICLE V.
Affirmative Covenants
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:
          SECTION 5.01. Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish to the Administrative Agent and each Lender:
     (a) within 90 days after the end of each fiscal year of Holdings, Holdings’ audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants; provided, however, that, so long as Holdings is required to file reports under Section 13 of the Securities and Exchange Act of 1934, the requirements of this paragraph shall be deemed satisfied by the delivery to the Administrative Agent by electronic transmission of the Annual Report of Holdings on Form 10-K for such fiscal year, signed by the duly authorized officer or officers of Holdings;
     (b) within 45 days after the end of each of the first three fiscal quarters of Holdings, Holdings’ consolidated balance sheet and related statements of operations as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers of Holdings as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to (i) normal year-end audit adjustments and the absence of footnotes and (ii) those exceptions to GAAP as shall be expressly identified in such financial statements; provided, however, that, so long as Holdings is required to file reports under Section 13 of the Securities and Exchange Act of 1934, the requirements of this paragraph shall be deemed satisfied by the delivery to the Administrative Agent by electronic transmission of the Quarterly Report of Holdings on Form 10-Q for the relevant fiscal quarter, signed by the duly authorized officer or officers of Holdings;
     (c) within 30 days after the end of each fiscal month of Holdings, Holdings’ consolidated balance sheet and related statements of operations as of the end of and for such fiscal month and the then elapsed portion of the fiscal year and cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to (i) normal year-end audit adjustments and the absence of footnotes and (ii) those exceptions to GAAP as shall be expressly identified in such financial statements;
     (d) concurrently with any delivery of financial statements under clause (a) or (b) or (c) above, a certificate of a Financial Officer of Holdings in substantially the form of Exhibit C (i) certifying, in the case of the financial statements delivered under clause (b) or (c), as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to (i) normal year-end audit adjustments and the absence of footnotes and (ii) those exceptions to GAAP as shall be expressly identified in such financial statements, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) if, as of the last day of the fiscal period covered by such financial statements, (x) the Borrowers had LC Exposure equal to or in excess of $20,000,000 or (y) any Revolving Loans were outstanding, setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio (regardless of whether a Fixed Charge Coverage Covenant Period is in effect), (iv) certifying as to the Loan Parties’ compliance with Sections 6.04(c), 6.04(d) and 6.04(e) and setting forth reasonably detailed calculations of Available Liquidity during the period of two consecutive fiscal quarters most recently ended, and (v) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
     (e) [intentionally omitted];
     (f) as soon as available, but in any event not later than 30 days after the first day of each fiscal year of Holdings, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) for each of Holdings and its Subsidiaries, for each month of such fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;
     (g) as soon as available but in any event within 20 days of the end of each fiscal month (or, during any Availability Trigger Period, by Wednesday of each week), and at such other times as may be requested by the Administrative Agent, as of the period then ended, a Borrowing Base

Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing as the Administrative Agent may reasonably request;
     (h) as soon as available but in any event within 20 days of the end of each fiscal month (or during any Availability Trigger Period, by Wednesday of each week) and at such other times as may be requested by the Administrative Agent, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent:
     (i) a detailed aging of the Borrowers’ Accounts (1) including all invoices aged by invoice date and due date (with an explanation of the terms offered) and (2) reconciled to the Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;
     (ii) a schedule detailing the Borrowers’ Inventory, in form satisfactory to the Administrative Agent, (1) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, (2) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by Borrowers and complaints and claims made against the Borrowers), and (3) reconciled to the Borrowing Base Certificate delivered as of such date;
     (iii) a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;
     (iv) a reconciliation of the Borrowers’ Accounts and Inventory between the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above; and
     (v) a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement;
     (i) as soon as available but in any event within 20 days of the end of each fiscal month and at such other times as may be requested by the Administrative Agent, as of the month then ended, a schedule and aging of the Borrowers’ accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent;
     (j) as soon as available but in any event, on or prior to March 31 of each year, and at such other times as may be requested by the Administrative Agent, a list of all customer addresses, delivered electronically in a text formatted file acceptable to the Administrative Agent;
     (k) promptly upon the Administrative Agent’s request:
     (i) copies of invoices in connection with the invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

     (ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and
     (iii) a schedule detailing the balance of all intercompany accounts of the Loan Parties;
     (iv) copies of all tax returns filed by any Loan Party with the U.S. Internal Revenue Service;
     (l) on or prior to March 31 of each year, a certificate of good standing for each Loan Party from the appropriate governmental officer in its jurisdiction of incorporation, formation, or organization; and
     (m) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.
          SECTION 5.02. Notices of Material Events. The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the following:
     (a) the occurrence of any Default;
     (b) the occurrence of any default or similar event under the Senior Secured Notes Indenture;
     (c) receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that (i) seeks damages in excess of $5,000,000, (ii) seeks injunctive relief, the effect of which could reasonably be expected to have a Material Adverse Effect, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, the effect of which could reasonably be expected to have a Material Adverse Effect, (iv) alleges criminal misconduct by any Loan Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws, the effect of which could reasonably be expected to have a Material Adverse Effect, (vi) contests any tax, fee, assessment, or other governmental charge in excess of $5,000,000, or (vii) involves any product recall with respect to Inventory having an aggregate value in excess of $5,000,000;
     (d) any Lien (other than Permitted Encumbrances or any Lien permitted Section 6.02(h)) or claim made or asserted against Collateral having an aggregate value in excess of $2,500,000;
     (e) any loss, damage, or destruction to the Collateral in the amount of $2,500,000 or more, whether or not covered by insurance;
     (f) any and all default notices received under or with respect to any leased location or public warehouse where Collateral in excess of $2,500,000 is located (which shall be delivered within two Business Days after receipt thereof);
     (g) all material amendments or supplements to the Senior Secured Notes Documents, together with a copy of each such amendment or supplement;
     (h) the fact that a Loan Party has entered into a Swap Agreement or an amendment to a Swap Agreement, together with copies of all agreements evidencing such Swap Agreement or amendments thereto (which shall be delivered within two Business Days);

     (i) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $2,500,000;
     (j) the delivery by any Loan Party of a notice to the Senior Secured Notes Trustee under the Senior Secured Notes Indenture, together with a copy of such notice; and
     (k) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
          SECTION 5.03. Existence; Conduct of Business. Each Loan Party will (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or other transaction permitted under Section 6.03, 6.05 or 6.09 or under Section 4.15 of the Security Agreement and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.
          SECTION 5.04. Payment of Obligations. Each Loan Party will pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 5.05. Maintenance of Properties. Each Loan Party will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
          SECTION 5.06. Books and Records; Inspection Rights. Each Loan Party will (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. After the occurrence and during the continuance of an Event of Default, each Loan Party shall provide the Administrative Agent and each Lender with access to its suppliers. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders.
          SECTION 5.07. Compliance with Laws. Each Loan Party will comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used only for (a) the repayment of certain outstanding Indebtedness and (b) for working capital, Permitted Acquisitions and general corporate purposes. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
          SECTION 5.09. Insurance. Each Loan Party will maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.
          SECTION 5.10. Casualty and Condemnation. The Borrowers will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.
          SECTION 5.11. Appraisals and Field Examinations.
     (a) In the event the Administrative Agent so requests in its Permitted Discretion, the Loan Parties will provide the Administrative Agent with appraisals or updates thereof of the Loan Parties’ Inventory, not more frequently than once (or during an Availability Trigger Period, twice) during each period of twelve consecutive months, such appraisals and updates to be from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, and to include, without limitation, information required by applicable law and regulations. Notwithstanding the foregoing, there shall be no limitation on the number of Inventory appraisals if an Event of Default shall have occurred and be continuing. All such appraisals shall be at the sole expense of the Loan Parties. For purposes of this Section 5.11(a), it is understood and agreed that a single Inventory appraisal may consist of appraisals conducted at multiple relevant sites and involve one or more Loan Parties.
     (b) At the request of the Administrative Agent, the Loan Parties will permit the Administrative Agent to conduct field examinations during normal business hours to ensure the adequacy of Collateral included in the Borrowing Base and related reporting and control systems. Two such field examinations per calendar year shall be at the sole expense of the Loan Parties, provided that there shall be no limitation on the number or frequency of field examinations at the sole expense of the Borrowers if an Event of Default shall have occurred and be continuing. This Section 5.11(b) shall not be construed to limit the Administrative Agent’s right to conduct field examinations with greater frequencies at any time in the Administrative Agent’s Permitted Discretion at the expense of the Lenders. For purposes of this Section 5.11(b), it is understood and agreed that a single field examination may consist of examinations conducted at multiple relevant sites and involve one or more Loan Parties.
          SECTION 5.12. Depository Banks; Control Agreements.
     (a) The Loan Parties will at all times from and after February 23, 2010, maintain the Cash Management Bank as their principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other Deposit Accounts for the conduct of their business.

     (b) As soon as practicable but in any event not later than February 23, 2010, the Loan Parties shall (i) establish the Cash Management Bank as their principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other Deposit Accounts for the conduct of their business, (ii) cause the Cash Management Bank to enter into a Control Agreement with respect to all Deposit Accounts and Securities Accounts (other than Excluded Accounts) maintained by the Loan Parties with the Cash Management Bank and (iii) to the extent that the Loan Parties will continue to maintain any Deposit Accounts or Securities Accounts (other than Excluded Accounts) at any depository bank or other institution other than the Cash Management Bank from and after February 23, 2010, cause each such other depositary bank or institution to enter into a Control Agreement with respect to such Deposit Account or Securities Account; provided that, in the event the Loan Parties are not able to obtain a Control Agreement with respect to any Deposit Account or Securities Account (other than Excluded Accounts) described in this clause (iii) as of February 23, 2010, then, unless waived by the Administrative Agent, not later than March 25, 2010, the Loan Parties shall close each such Deposit Account or Securities Account (other than an Excluded Account) for which a Control Agreement was not obtained, and shall transfer all cash or securities (or proceeds thereof) maintained in such accounts to new Deposit Accounts or Securities Accounts maintained with a depository bank, securities broker, securities intermediary or other financial institution that is a party to a Control Agreement.
     (c) The Loan Parties will (i) provide prompt written notice to the Administrative Agent of the establishment of any Deposit Account or Securities Account after the Effective Date and (ii) contemporaneous with the establishment of such Deposit Account or Securities Account (other than an Excluded Account), obtain a Control Agreement with respect to such Deposit Account or Securities Account. The Loan Parties will not change the Cash Management Bank without the prior written consent of the Administrative Agent.
     (d) At all times (i) during the continuance of an Availability Trigger Period and (ii) during the continuance of an Event of Default, Loan Parties shall be subject to full cash dominion (“Full Cash Dominion”), such that the Cash Management Bank shall be required to remit to the Collection Account on a daily basis (A) all available funds on deposit in any Deposit Account (other than an Excluded Account) maintained by the Loan Parties with the Cash Management Bank and (B) all cash, checks, electronic funds transfers and other similar payments relating to or constituting payments made in respect of Accounts of the Loan Parties received by the Cash Management Bank, including any such items remitted to any Lock Box maintained or controlled by the Cash Management Bank.
          SECTION 5.13. Additional Collateral; Further Assurances.
     (a) Subject to applicable law, each Borrower and each Subsidiary that is a Loan Party shall cause each of its Domestic Subsidiaries formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a Loan Party by executing the Joinder Agreement set forth as Exhibit D hereto (the “Joinder Agreement”). Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in any property of such Loan Party which constitutes Collateral, including any parcel of real property located in the U.S. owned by any Loan Party having a fair market value in excess of $2,500,000.
     (b) Each Borrower and each Subsidiary that is a Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries and (ii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) in each Foreign Subsidiary directly owned by the Borrower or any Domestic Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request.
     (c) Without limiting the foregoing, each Loan Party will, and will cause each Domestic Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.
     (d) If any material assets (including any parcel of real property or improvements thereto having a fair market value in excess of $2,500,000 or any interest therein) are acquired by any Borrower or any Subsidiary that is a Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Security Agreement upon acquisition thereof), the Borrower Representative will notify the Administrative Agent and the Lenders thereof, and, within 90 days after the consummation of such acquisition, the Borrowers will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.
          SECTION 5.14. Collateral Access Agreements. The Loan Parties shall use commercially reasonable efforts to deliver to the Administrative Agent any Collateral Access Agreements required pursuant to the Security Agreement, in each case, in form and substance reasonably acceptable to the Administrative Agent.
          SECTION 5.15. Existing Real Estate Collateral. Within 90 days after the Effective Date, the Loan Parties shall deliver, or cause to be delivered, to the Administrative Agent the following items with respect to each parcel of real property listed on Schedule 5.15 hereto (each such property, a “Mortgaged Property”):
     (a) a Mortgage with respect to such property, in each case, in form and substance reasonably satisfactory to the Administrative Agent;
     (b) evidence reasonably satisfactory to the Administrative Agent that a counterpart of the Mortgage with respect to such property has been recorded in the place necessary, in the Administrative Agent’s judgment, to create a valid and enforceable first priority Lien in favor of the Administrative Agent for the benefit of itself and the Lenders;
     (c) an ALTA or other mortgagee’s title policy with respect to such property (together with endorsements thereto), all in form and substance reasonably satisfactory to the Administrative Agent;
     (d) to the extent that the Loan Parties have an existing ALTA survey with respect to such property in their possession, a copy of such ALTA survey;
     (e) an opinion of counsel in the state in which such parcel of real property is located in form and substance and from counsel reasonably satisfactory to the Administrative Agent;

     (f) if any such parcel of real property is determined by the Administrative Agent to be in a flood zone, a flood notification form signed by the Borrower Representative and evidence that flood insurance is in place for the building and contents, all in form and substance satisfactory to the Administrative Agent;
     (g) environmental review reports in the possession of the Loan Parties with respect to each such property, which review reports shall be acceptable to the Administrative Agent, together with an indication of the Loan Parties’ plans with respect to any environmental hazards or liabilities identified in any such environmental review report);
     (h) a hazardous materials indemnity agreement in form and substance reasonably satisfactory to the Administrative Agent; and
     (i) such other information, documentation, and certifications as may be reasonably required by the Administrative Agent.
          SECTION 5.16. Initial Appraisals and Field Examinations. Within 30 days after the Effective Date, (a) the Loan Parties shall deliver, or cause to be delivered, to the Administrative Agent (i) appraisals of the Borrowers’ Inventory from appraisers reasonably satisfactory to the Administrative Agent and (ii) copies of existing appraisals in the possession of the Loan Parties with respect to each of the Mortgaged Properties and (b) the Administrative Agent shall have completed its field examinations of the Borrowers’ books, records, Accounts, Inventory and other Collateral.
ARTICLE VI.
Negative Covenants
          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:
          SECTION 6.01. Indebtedness. No Loan Party will create, incur or suffer to exist any Indebtedness, except:
     (a) the Secured Obligations;
     (b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof;
     (c) Indebtedness of (i) any Loan Party to any other Loan Party and (ii) any Loan Party to any Subsidiary that is not a Loan Party; provided that Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;
     (d) Guarantees by (i) any Loan Party of Indebtedness of any other Loan Party and (ii) any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party; provided that (x) the Indebtedness so Guaranteed is permitted by this Section 6.01, (y) Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations of the applicable Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

     (e) Indebtedness of any Loan Party incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $15,000,000 at any time outstanding;
     (f) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b) and (e), (j) and (k) hereof; provided that, (i) the principal amount of such Indebtedness is not increased, (ii) the interest rate of such refinancing, renewal or extension Indebtedness is not greater than the rate generally available in the market at the time of such extension, refinancing or renewal for similar instruments of Indebtedness having a similar tenor, (iii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party (other than additional immaterial property), (iv) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (v) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (vi) the terms of any such extension, refinancing, or renewal are not less favorable in any material respect to the obligor thereunder than the original terms of such Indebtedness, (vii) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable in all material respects, taken as a whole, to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness and (viii) in the case of any refinancing, renewal, or extension of Indebtedness permitted under Section 6.01(k), such refinancing, renewal, or extension Indebtedness shall be subject to the terms of the Intercreditor Agreement;
     (g) Indebtedness owed to any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, and Indebtedness in respect of self-insurance obligations, in each case incurred in the ordinary course of business;
     (h) Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;
     (i) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business consistent with past practices;
     (j) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;
     (k) Indebtedness incurred by the Loan Parties in respect of (i) the Senior Secured Notes bearing interest at a rate of 8.125% issued on the Effective Date in the aggregate principal amount of $210,000,000 and (ii) any additional Senior Secured Notes issued after the Effective Date in accordance with the terms of the Senior Secured Notes Documents (provided that any such issuance of additional Senior Secured Notes shall comply with Section 4.09(a) of the Senior Secured Notes Indenture);

     (l) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness does not remain outstanding for more than 5 Business Days; and
     (m) other unsecured Indebtedness in an aggregate principal amount not exceeding $15,000,000 at any time outstanding.
          SECTION 6.02. Liens. No Loan Party will create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
     (a) Liens securing the Secured Obligations;
     (b) Permitted Encumbrances;
     (c) any Lien on any property or asset of any Loan Party existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (d) Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Loan Party or any other Loan Party;
     (e) any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Loan Party or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (f) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;
     (g) Liens arising out of sale and leaseback transactions permitted by Section 6.06;
     (h) Liens securing the Indebtedness permitted pursuant to Section 6.01(k) (subject to the terms of the Intercreditor Agreement);
     (i) Liens securing the Indebtedness permitted pursuant to Section 6.01(f); and
     (j) Liens on specific items of Inventory or other goods and proceeds of any Loan Party securing such Loan Party’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase shipment or storage of such inventory or other goods.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (1) Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrance and clauses (a) and (h) above and (2) Inventory, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrance and clauses (a) and (h) above.
          SECTION 6.03. Fundamental Changes.
     (a) Except as permitted by Section 6.05(b) or 6.09 of this Agreement or Section 4.15 of the Security Agreement, no Loan Party will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Person may merge into a Borrower in a transaction in which the surviving entity is a Borrower or another Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person expressly assumes, in writing, all the obligations of the Borrowers under the Loan Documents and (ii) any Person may merge into any Loan Party in a transaction in which the surviving entity is or becomes a Loan Party concurrently with such merger; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.
     (b) No Loan Party will, nor will it permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Loan Parties on the date of execution of this Agreement and businesses reasonably related thereto.
     (c) No Loan Party shall sell, assign, distribute or otherwise transfer any of its material operating assets to Holdings; provided that this Section 6.03(c) shall not limit the ability of any Loan Party to make Restricted Payments to Holdings in accordance with the terms of Section 6.08.
          SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:
     (a) Permitted Investments (subject to the requirements set forth in Section 5.12 regarding Control Agreements (other than Permitted Investments maintained in Excluded Accounts) or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Lenders or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Lenders in accordance with the terms of this Agreement) and Permitted Acquisitions;
     (b) investments in existence on the date of this Agreement and described in Schedule 6.04;
     (c) investments by the Loan Parties in Equity Interests in their respective Subsidiaries, provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.12) and (B) with respect to investments made after the Closing Date, Available Liquidity during the period of two consecutive fiscal quarters most recently ended prior to the making of such investment, determined as if such investment had been made on the first day of such period, shall equal or exceed $35,000,000;
     (d) loans or advances made by (i) any Loan Party to any other Loan Party and (ii) any Loan Party to any Subsidiary that is not a Loan Party, provided, that with respect to any loans or advances made by Loan Parties to Subsidiaries that are not Loan Parties after the Closing Date, Available Liquidity during the period of two consecutive fiscal quarters most recently ended prior to the making of such loan or advance, determined as if such loan or advance had been made on the first day of such period, shall equal or exceed $35,000,000;
     (e) Guarantees constituting Indebtedness permitted by Section 6.01, provided that with respect to any Guarantees by Loan Parties of Indebtedness of Subsidiaries that are not Loan Parties entered into after the Closing Date, Available Liquidity during the period of two consecutive fiscal quarters most recently ended prior to the date any Loan Party enters into any such Guarantee, determined as if such Guarantee had been entered into on the first day of such period, shall equal or exceed $35,000,000;
     (f) loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $2,000,000 in the aggregate at any one time outstanding;
     (g) subject to Sections 4.2(a) and 4.4 of the Security Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;
     (h) investments in the form of Swap Agreements permitted by Section 6.07;
     (i) investments of any Person existing at the time such Person becomes a Domestic Subsidiary of a Loan Party or consolidates or merges with a Loan Party (including in connection with a permitted acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;
     (j) investments received in connection with the dispositions of assets permitted by Section 6.05;
     (k) investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances;”
     (l) advances to suppliers and customers in the ordinary course of business, consistent with past practices;
     (m) Investments in securities of any trade creditor or customer received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditor or customer in exchange for a claim against such trade creditor or customer;
     (n) Investments consisting of redemptions, repurchases and exchanges of the Senior Secured Notes, to the extent permitted under Section 6.08(b); and
     (o) other Investments made after the Effective Date (excluding Investments in Foreign Subsidiaries, which shall be subject to the limitations set forth in clauses (c), (d) and (e) of this Section 6.04) having an aggregate fair market value (measured on the date such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (o) which are then outstanding, not to exceed $20,000,000.
          SECTION 6.05. Asset Sales. No Loan Party will sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Subsidiary that is a Loan Party issue any additional Equity Interest in such Subsidiary (other than to another Loan Party in compliance with Section 6.04), except:
     (a) sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;
     (b) sales, transfers and dispositions to Holdings or any Subsidiary, provided that (i) any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09 and (ii) no Loan Party shall consummate any sale, transfer or other disposition to Holdings in violation of Section 6.03(c);
     (c) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;
     (d) sales, transfers and dispositions of Permitted Investments and other investments permitted by clauses (i) and (k) of Section 6.04;
     (e) sale and leaseback transactions permitted by Section 6.06;
     (f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary; and
     (g) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of pursuant to this paragraph (g), together with all assets sold, transferred or otherwise disposed of pursuant to clause (b) of Section 6.06, shall not exceed $15,000,000 during any fiscal year of the Borrowers;
provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b) and (f) above) shall be made for fair value and for at least 75% cash consideration.
          SECTION 6.06. Sale and Leaseback Transactions. No Loan Party will, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale of any fixed or capital assets by any Borrower that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after such Borrower acquires or completes the construction of such fixed or capital asset and (b) sale and leaseback transactions by any Borrower involving fixed or capital assets for cash consideration of not less than the fair market value of such fixed or capital assets; provided that the fair market value of all such assets sold pursuant to this clause (b) when taken together with all assets sold, transferred or otherwise disposed of pursuant to paragraph (g) of Section 6.05, shall not exceed $15,000,000 during any fiscal year of the Borrowers.
          SECTION 6.07. Swap Agreements. No Loan Party will enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Loan Party has actual exposure (other than those in respect of Equity Interests of any Loan Party), and (b) Swap Agreements

entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Loan Party.
          SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.
     (a) No Loan Party will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:
     (i) Each of Holdings and its Subsidiaries may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock,
     (ii) Subsidiaries of the Company may declare and pay dividends ratably with respect to their Equity Interests,
     (iii) the Company and its Subsidiaries may make distributions to Holdings to enable Holdings to pay general corporate overhead expenses of Holdings, including franchise taxes and other fees required to maintain the existence of Holdings, insurance premiums and indemnification claims made by directors and officers of Holdings attributable to the ownership or operation of any Loan Party;
     (iv) so long as no Default or Event of Default has occurred or is continuing or would result therefrom, (A) the Company and its Subsidiaries may pay dividends to Holdings to permit Holdings to pay reasonable fees paid to non-independent members of Holdings’ board of directors, (B) the Company and its Subsidiaries may make Restricted Payments to pay reasonable expenses incurred by non-independent members of Holdings’ board of directors, and (C) the Company and its Subsidiaries may make Restricted Payments to pay reasonable fees paid to and expenses incurred by independent members of Holdings’ board of directors;
     (v) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company and its Subsidiaries may make distributions to Holdings to permit Holdings to (and Holdings may) purchase, repurchase, redeem or otherwise acquire Equity Interests of any Loan Party from employees, former employees, directors or former directors of such Loan Party (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by such Loan Party’s board of directors under which such Persons purchase or sell, or are granted the option to purchase or sell, shares of such Stock; provided, that the aggregate amount of such repurchases and other acquisitions shall not exceed $2,000,000 in any fiscal year, except that the Loan Parties may carry over and make in any subsequent fiscal year, the amount of such repurchases and other acquisitions permitted to have been made but not made in the immediately preceding fiscal year limited to a maximum carry over amount of $2,000,000;
     (vi) the Loan Parties may make cashless repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
     (vii) the Company and its Subsidiaries may make distributions to Holdings (or any direct or indirect parent of Holdings) to be used solely to pay federal, state and local income taxes made no earlier than five days prior to the date on which such Person is required to make such payment in an amount not to exceed the aggregate tax liability attributable to the Company and its Subsidiaries for such fiscal year, determined as if the Company and its Subsidiaries were a separate affiliate group (as defined in Section 1504 of the Code) filing a consolidated return, or, to the extent applicable, a separate group filing combined or unitary returns, and then only to the extent that any such payments are actually paid by Holdings to Governmental Authorities;
     (viii) the Company and its Subsidiaries may make Restricted Payments to Holdings to permit Holdings to make payments or other distributions permitted by Section 6.08(b) in respect of the Senior Secured Notes (and permitted refinancings thereof); and
     (ix) the Loan Parties may make other Restricted Payments, so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) Holdings has delivered to the Administrative Agent pro forma financial statements which demonstrate, on a pro forma basis, Available Liquidity during the period of two consecutive fiscal quarters most recently ended prior to the making of such Restricted Payment, determined as if such Restricted Payment had been made on the first day of such period, of not less than $35,000,000, and (C) Holdings shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that (x) such pro forma financial statements present fairly in all material respects the financial condition of Holdings and its Subsidiaries on a consolidated basis as of the date thereof after giving effect thereto and setting forth reasonably detailed calculations demonstrating compliance with the minimum Availability requirement set forth in clause (B) above and (y) such Restricted Payment is permitted under the terms of the Senior Secured Notes Indenture.
     (b) No Loan Party will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:
     (i) payment of Indebtedness created under the Loan Documents;
     (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness (including Indebtedness under the Senior Secured Notes), other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;
     (iii) refinancings of Indebtedness to the extent permitted by Section 6.01;
     (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and
     (v) payments or other distributions constituting purchases and redemptions of the Senior Secured Notes and the Variable Rate Demand Revenue Bonds, in each case, so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) Holdings has delivered to the Administrative Agent pro forma financial statements which demonstrate, on a pro forma basis, Available Liquidity during the period of two consecutive fiscal quarters most recently ended prior to the funding of such purchase or redemption, determined as if the funding of such purchase or redemption had occurred on the first day of such period, of not less than $35,000,000, and (C) Holdings shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that (x)

such pro forma financial statements present fairly in all material respects the financial condition of Holdings and its Subsidiaries on a consolidated basis as of the date thereof after giving effect thereto and setting forth reasonably detailed calculations demonstrating compliance with the minimum Available Liquidity requirement set forth in clause (B) above and (y) such purchase or redemption of Senior Secured Notes is permitted under the terms of the Senior Secured Notes Indenture.
     (c) Notwithstanding any provision to the contrary set forth in this Section 6.08, no Restricted Payment or purchase, redemption or payment in respect of Indebtedness shall be permitted to made pursuant to this Section 6.08 if such Restricted Payment or purchase, redemption or payment in respect of Indebtedness is not permitted to be made in accordance with the Senior Secured Notes Indenture.
          SECTION 6.09. Transactions with Affiliates. No Loan Party will sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party than could be obtained on an arm’s-length basis from unrelated third parties; provided, that (x) in the case of any such transaction (or series of related transactions) involving aggregate consideration in excess of $10,000,000, the applicable Loan Party shall have delivered to the Administrative Agent a resolution of such Loan Party’s board of directors set forth in an officer’s certificate certifying that such transaction (or series of related transactions) complies with the provisions of this clause (a) and that such transaction (or series of related transactions) has been approved by a majority of the disinterested members of such board of directors and (y) in the case of any such transaction (or series of related transactions) involving aggregate consideration in excess of $15,000,000, the applicable Loan Party shall have delivered an opinion as to the fairness to such Loan Party of such transaction (or series of related transactions) from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; (b) transactions between or among any Borrower and any Subsidiary that is a Loan Party not involving any other Affiliate; (c) any investment permitted by Sections 6.04(c) or 6.04(d); (d) any Indebtedness permitted under Section 6.01(c); (e) any Restricted Payment permitted by Section 6.08; (f) loans or advances to employees permitted under Section 6.04; (g) the payment of reasonable fees to directors of any Borrower or any Subsidiary who are not employees of such Borrower or Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrowers or their Subsidiaries in the ordinary course of business; and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Borrower’s board of directors.
          SECTION 6.10. Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or any Senior Secured Notes Document (as in effect on the Effective Date), (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
          SECTION 6.11. Amendment of Material Documents. No Loan Party will amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness, (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents or (c) any Senior Secured Notes Document, to the extent any such amendment, modification or waiver would be materially adverse to the Lenders (it being understood that, without limitation of this clause (c), any amendment or other modification to the Senior Secured Notes Documents that (i) changes the event of default provisions set forth therein to make such provisions more restrictive on the Loan Parties, (ii) adds any financial covenant or changes any existing financial covenant to make such covenant more restrictive on the Loan Parties or (iii) shortens the maturity date of the Senior Secured Notes or otherwise changes the payment provisions thereof to require more frequent payments of principal in respect of the Senior Secured Notes shall, in each case, be deemed to be materially adverse to the Lenders); provided that, if this Agreement or any Loan Document shall be modified or amended to change the Event of Default provisions set forth herein to make such provisions more restriction on the Loan Parties or to add any financial covenant or change any existing financial covenant to make such covenant more restrictive on the Loan Parties, then, the Loan Parties, may, with prior notice to the Administrative Agent, enter into an amendment or modification to the Senior Secured Notes Documents that provides for a similar change to the event of default provisions or financial covenant provisions of the Senior Secured Notes Documents.
          SECTION 6.12. Fixed Charge Coverage Ratio. If a Fixed Charge Coverage Trigger Event shall occur, then, as of the last day of each fiscal month during the period ( the “Fixed Charge Coverage Covenant Period”) commencing on the last day of the fiscal month ended immediately prior to the occurrence of such Fixed Charge Coverage Trigger Event and ending on the completion of the Fixed Charge Coverage Restoration Period related to such Fixed Charge Coverage Trigger Event, the Borrowers will not permit the Fixed Charge Coverage Ratio to be less than 1.10 to 1.00.
          SECTION 6.13. Certain Restrictions on Foreign Subsidiaries. The Loan Parties shall not permit any Foreign Subsidiary (a) to create, incur, assume, suffer or permit to exist any Indebtedness or any Liens on any of its properties or assets, (b) to merge or consolidate with any other Person, (c) to make or permit to exist any loans or advances to, or any investments in, any other Person, (d) to sell, transfer, lease or otherwise dispose of any asset, or (e) to declare or make, or agree to pay or make, any dividend or distribution in respect of, or to repurchase or redeem, any of its Equity Interests, in each case, to the extent any of the foregoing would violate the terms of the Senior Secured Notes Documents.
ARTICLE VII.
Events of Default
          If any of the following events (“Events of Default”) shall occur:
     (a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
     (b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
     (c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;
     (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party’s existence) or 5.08 or in Article VI;
     (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) 5 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, 5.02 (other than Section 5.02(a)), 5.03 through 5.07, 5.09, 5.10, 5.12 or 5.14 of this Agreement, (ii) 20 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement, or (iii) for a period beyond any applicable period of grace, if any, with respect to any other provision in any other Loan Document;
     (f) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, subject to applicable grace periods, if any;
     (g) any event or condition occurs (after giving effect to an applicable grace periods) that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (i) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
     (j) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment or any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;
     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
     (m) a Change in Control shall occur;
     (n) the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;
     (o) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms hereof or of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party shall fail to comply with any of the terms or provisions of any Collateral Document, after giving effect to applicable cure periods or notice requirements under such Collateral Documents;
     (p) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or
     (q) loss, theft, damage or destruction occurs with respect to any Collateral having an aggregate value in excess of $10,000,000 and such loss, theft, damage or destruction is not covered by insurance.
then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times:(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
ARTICLE VIII.
The Administrative Agent
          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.
          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a commercial bank or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article, Section 2.17(d) and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.
          Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

          Neither the Sole Bookrunner nor the Sole Lead Arranger have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.
ARTICLE IX.
Miscellaneous
          SECTION 9.01. Notices.
     (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(i)	if to any Loan Party, to the Borrower Representative at:
Altra Industrial Motion, Inc.
300 Granite Street, Suite 201
Braintree, MA 02184
Attention: Chief Financial Officer
Facsimile No: 781-843-0709
(ii)	if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:
270 Park Avenue, 44th Floor
New York, New York 10017
Attention: Robert A. Kaulius
Facsimile No: 646-534-2288
(iii)	if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.
All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent as provided in this Agreement. The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
          SECTION 9.02. Waivers; Amendments.
     (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
     (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or, (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (provided that the Administrative Agent may make Protective Advances as set forth in Section 2.04), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (v) increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, without the written consent of each Revolving Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vii) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), (viii) release any Loan Guarantor from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, or (ix) except as provided in clauses (d) and (e) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, the Swingline Lender and the Issuing Bank). The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

     (c) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of the all Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interest of any Loan Party that is Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Loan Party, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $5,000,000 during any fiscal year without the prior written authorization of the Required Lenders. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
     (d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
          SECTION 9.03. Expenses; Indemnity; Damage Waiver.
     (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses of the Administrative Agent that the Borrowers shall be obligated to reimburse under this Section include, without limiting the generality of the foregoing, costs and expenses incurred in connection with:
     (i) appraisals (subject to the limits set forth in Section 5.11(a);
     (ii) insurance reviews;
     (iii) field examinations (subject to the limits set forth in Section 5.11(b)) and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;
     (iv) taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;
     (v) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and
     (vi) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.
All of the foregoing costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).
     (b) The Borrowers shall, jointly and severally, indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of their Subsidiaries, (iv) the failure of the Borrowers to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by the Borrowers for Taxes pursuant to Section 2.17(a), (b), (c), (e), (f) or (g), or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
     (c) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.
     (d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
     (e) All amounts due under this Section shall be payable promptly after written demand therefor.
          SECTION 9.04. Successors and Assigns.
     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder (other than in connection with a transaction permitted by Section 6.03(a)) without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
          (A) the Borrower Representative, provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
          (B) the Administrative Agent; and
          (C) the Issuing Bank.
          (ii) Assignments shall be subject to the following additional conditions:
          (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;
          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
          (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
For the purposes of this Section 9.04(b), the term “Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 and shall continue to be liable for any obligations of such Lender under Section 2.17(d)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
     (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c) (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.
     (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(f) as though it were a Lender.
     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or such Loan Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.
     (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.
     (b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
     (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender

on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
          ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
          SECTION 9.13. Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.
          SECTION 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.
          SECTION 9.15. Disclosure Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
          SECTION 9.16. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
          SECTION 9.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
ARTICLE X.
Loan Guaranty
          SECTION 10.01. Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.
          SECTION 10.02. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
          SECTION 10.03. No Discharge or Diminishment of Loan Guaranty.
     (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.
     (b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
     (c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).
          SECTION 10.04. Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.
          SECTION 10.05. Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders.
          SECTION 10.06. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.
          SECTION 10.07. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Administrative Agent, the Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
          SECTION 10.08. Termination. The Lenders may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.
          SECTION 10.09. Taxes. All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Guarantor shall make such deductions and (iii) such Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          SECTION 10.10. Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”. This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.
          SECTION 10.11. Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Administrative Agent, the Issuing Bank, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.
          SECTION 10.12. Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
ARTICLE XI.
The Borrower Representative
          SECTION 11.01. Appointment; Nature of Relationship. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower, provided that, in the case of a Revolving Loan, such amount shall not exceed such Borrower’s Availability. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.
          SECTION 11.02. Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

          SECTION 11.03. Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.
          SECTION 11.04. Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Unmatured Default hereunder referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default.” In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.
          SECTION 11.05. Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.
          SECTION 11.06. Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Borrowing Base Certificates and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.
          SECTION 11.07. Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Borrowing Base Certificates and Compliance Certificates required pursuant to the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HOLDINGS AND BORROWERS:

ALTRA HOLDINGS, INC.
ALTRA INDUSTRIAL MOTION, INC.

By Name:	/s/ Glenn E. Deegan Glenn E. Deegan
Title: Vice President, Legal and Human Resources, General Counsel and Secretary

AMERICAN ENTERPRISES MPT CORP.
NUTTALL GEAR LLC
AMERICAN ENTERPRISES MPT HOLDINGS, LLC
AMERIDRIVES INTERNATIONAL, LLC
FORMSPRAG LLC
WARNER ELECTRIC LLC
WARNER ELECTRIC TECHNOLOGY LLC
BOSTON GEAR LLC
KILIAN MANUFACTURING CORPORATION
WARNER ELECTRIC INTERNATIONAL HOLDINGS, INC.
TB WOOD’S CORPORATION
TB WOOD’S INCORPORATED
TB WOOD’S ENTERPRISES, INC.
INERTIA DYNAMICS, LLC

By Name:	/s/ Glenn E. Deegan Glenn E. Deegan
Title:	Secretary

AGENT, ISSUING BANK AND INITIAL LENDER:

JPMORGAN CHASE BANK, N.A., individually, as a Lender and as Administrative Agent, Issuing Bank and Swingline Lender

By Name:	/s/ Kathleen C. Maggi Kathleen C. Maggi
Title:	Senior Vice President

COMMITMENT SCHEDULE

Revolving
Lender	Commitment
JPMorgan Chase Bank, N.A.	$50,000,000.00

Total	$50,000,000.00

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers:	Altra Industrial Motion, Inc. and the other Borrowers under the Credit Agreement described below

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of November ___, 2009 among Altra Holdings, Inc., Altra Industrial Motion, Inc., the other Loan Parties party thereto, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

[1]	Select as applicable.
Exhibit A

6.	Assigned Interest:

Percentage Assigned of
Aggregate Revolving	Amount of Revolving	Aggregate Revolving
Commitments	Commitment Assigned	Commitments
$	$	%
$	$	%
$	$	%
Effective Date:                      ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

Exhibit A

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Issuing Bank

By
Title:

[Consented to:

ALTRA INDUSTRIAL MOTION, INC.,
as Borrower Representative

By	][2]

[2]	No consent of the Borrower Representative is required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee.
Exhibit A

ANNEX 1
CREDIT AGREEMENT
Dated as of November [__], 2009
by and among Altra Holdings, Inc.,
Altra Industrial Motion, Inc.,
the other Loan Parties party thereto,
the Lenders from time to time party thereto, and
JPMorgan Chase Bank, N.A., as Administrative Agent
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
Exhibit A

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
Exhibit A

EXHIBIT B
FORM OF BORROWING BASE CERTIFICATE
(Please see attached)
Exhibit B

BORROWING BASE REPORT

Rpt #
Obligor: Altra Industrial Motion, Inc.	Date:
Loan Number:	Period Covered: to

1 Accounts Receivable Availability	0
2 Inventory Availability	0
3 Total Collateral Availability	0
4 Less: Reserves
5 Rent Reserve — 3 months
6 Reserve 2
7 Reserve 3
8 Reserve 4
9 Reserve 5
10 Reserve 6
11 Total Reserves	0
12 Net Collateral Availability	0
13 Revolver Line	50,000
14 Suppressed Availability (if any)	0

15 Maximum Borrowing Limit (Lesser of lines 12 and 13)	0

LOAN STATUS
16 Previous Loan Balance (Previous Report Line 19)
17 Less: A. Net Collections
B. Adjustments / Other
18 Add: A. Request for Funds
B. Adjustments / Other
19 New Loan Balance	0
20 Documentary LC’s/Bankers Acceptance Outstanding	0
21 Stand-By LC’s
22 Availability	0

Pursuant to, and in accordance with, the terms and provisions of that certain Loan and Security Agreement (“Agreement”), between JPM Chase (“Secured Party”) and                      (“Borrower”), Borrower is executing and delivering to Secured Party this Collateral Report accompanied by supporting data (collectively referred to as (“Report”). Borrower warrants and represents to Secured Party that this Report is true, correct, and based on information contained in Borrower’s own financial accounting records. Borrower, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this                      day of                                         ,                     , that the Borrower is in compliance with said Agreement.

BORROWER NAME:	AUTHORIZED SIGNATURE:

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE

To:	The Lenders parties to the Credit Agreement Described Below
     This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of November ___, 2009 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Altra Holdings, Inc. (“Holdings”), Altra Industrial Motion, Inc. (the “Company”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent for the Lenders and as the Issuing Bank. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
  THE UNDERSIGNED HEREBY CERTIFIES, ON ITS BEHALF AND ON BEHALF OF THE BORROWERS, THAT:
     1. I am the duly elected [          ] of the Borrower Representative;
     2. Attached as Schedule I hereto are the [audited] consolidated financial statements of Holdings and its Subsidiaries for the fiscal [year/quarter/month] ended [___] {the “Accounting Period”) required to be delivered pursuant to Section 5.01[_] of the Credit Agreement. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the Accounting Period [for quarterly or monthly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to (i) normal year-end audit adjustments and the absence of footnotes and (ii) those exceptions to GAAP as shall be expressly identified in such financial statements];
     3. The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the Accounting Period or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement;
     4. I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is, (v) its organization identification number, if any, issued by its state of incorporation or other organization or (v) its state of incorporation or organization without having given the Agent the notice required by Section 4.15 of the Security Agreement; and
     5. Set forth on Schedule II attached hereto is a true, correct and complete calculation of the Loan Parties’ Available Liquidity during the period of two consecutive fiscal quarters most recently ended prior to the date of this Compliance Certificate. During the Accounting Period, the Loan Parties have complied with each of the requirements set forth in Sections 6.04(c), 6.04(d) and 6.04(e).
Exhibit C

     6. Check one of the following options based upon (i) whether a Fixed Charge Coverage Covenant Period is in effect as described in Section 6.12 of the Credit Agreement, and (ii) whether the Borrowers had LC Exposure equal to or in excess of $20,000,000, or outstanding Revolving Loans, or both:

☐	As of the last day of the Accounting Period, a Fixed Charge Coverage Covenant Period is in effect, and therefore, the Loan Parties are required to comply with the Fixed Charge Coverage Ratio covenant set forth in Section 6.12 of the Credit Agreement. Accordingly, the attached Schedule III sets forth financial data and computations evidencing the Loan Parties’ compliance with the Fixed Charge Coverage Ratio covenant set forth in Section 6.12 of the Agreement, all of which data and computations are true, complete and correct.

☐	As of the last day of the Accounting Period, a Fixed Charge Coverage Covenant Period is not in effect, and therefore, the Loan Parties are not required to comply with the Fixed Charge Coverage Ratio covenant set forth in Section 6.12 of the Credit Agreement. Notwithstanding such fact, as of the last day of the Accounting Period, [the Borrowers had LC Exposure equal to or in excess of $20,000,000] / [the Borrowers had outstanding Revolving Loans] / [the Borrowers had LC Exposure equal to or in excess of $20,000,000, and outstanding Revolving Loans]. Accordingly, the attached Schedule III sets forth (for informational purposes only) financial data and computations evidencing the Loan Parties’ compliance with the Fixed Charge Coverage Ratio covenant set forth in Section 6.12 of the Agreement.

☐	As of the last day of the Accounting Period, a Fixed Charge Coverage Covenant Period is not in effect, and therefore, the Loan Parties are not required to comply with the Fixed Charge Coverage Ratio covenant set forth in Section 6.12 of the Credit Agreement. In addition, the Borrowers had LC Exposure less than $20,000,000 and no outstanding Revolving Loans. Accordingly, the Loan Parties are not required to set forth financial data and computations evidencing the Loan Parties’ compliance with the Fixed Charge Coverage Ratio covenant set forth in Section 6.12 of the Agreement.
     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

Exhibit C

     The foregoing certifications, together with the computations set forth in Schedules II and III hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of                     , ___.

ALTRA INDUSTRIAL MOTION, INC.,
as Borrower Representative

By:
Name:

Title:

Exhibit C

SCHEDULE I
Compliance as of _________, ____ with
Provisions of Section 5.01[     ] of
the Agreement
[Audited] Consolidated Financial Statements
(Attached hereto)
Exhibit C

SCHEDULE II
Calculation of Available Liquidity for the
period of two fiscal quarters ended [                    ]
Available Liquidity:

1.	Available Liquidity for the fiscal quarter ended [ _][3]:

	(a) Average Quarterly Availability for such quarter:	$

(b) Plus: average daily amount during such fiscal quarter of unrestricted cash of the Loan Parties in which Administrative Agent has first priority Liens, on deposit in Deposit Accounts maintained with Administrative Agent:
$

(c) Plus: average daily market value during such fiscal quarter of unrestricted Permitted Investments of the Loan Parties in which Administrative Agent has first priority Liens, held in Securities Accounts maintained with Administrative Agent or its Affiliates:
$
	(d) Equals:(Available Liquidity for fiscal quarter ended [________])	$

2.	Available Liquidity for the fiscal quarter ended [ ___][4]:

	(a) Average Quarterly Availability for such quarter:	$

(b) Plus: average daily amount during such fiscal quarter of unrestricted cash of the Loan Parties in which Administrative Agent has first priority Liens, on deposit in Deposit Accounts maintained with Administrative Agent:
$

(c) Plus: average daily market value during such fiscal quarter of unrestricted Permitted Investments of the Loan Parties in which Administrative Agent has first priority Liens, held in Securities Accounts maintained with Administrative Agent or its Affiliates:
$
	(d) Equals:(Available Liquidity for fiscal quarter ended [ ])	$

[3]	Insert last day of the first of the two most recently ended fiscal quarters.

[4]	Insert last day of the second of the two most recently ended fiscal quarters.
Exhibit C

SCHEDULE III
Compliance as of _________, ____ with
Provision of Section 6.12 of
the Agreement
Fixed Charge Coverage Ratio

(a	)	EBITDA
		Net Income	$

		Plus: Interest Expense	$

		Plus: Income tax expense	$

		Plus: Depreciation and amortization	$

		Plus: Extraordinary non-cash charges	$

Plus: Other non-cash charges (excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory)
$

Plus: Non-recurring fees, cash charges and other cash expenses made or incurred in connection with the issuance of the Senior Secured Notes that are paid or otherwise accounted for within 90 days of the issuance of the Senior Secured Notes an amount not to exceed $6,000,000
$

		Minus: Cash payments on non-cash charges from prior period	$

		Minus: Extraordinary Gains and any non-cash income	$

		EBITDA for the Period	$	$

Minus:		unfinanced portion of Capital Expenditures	$	$

$

Divided by:
(b	)	Fixed Charges
		Cash Interest Expense	$

		Plus: Prepayments and Scheduled principal payments on Indebtedness	$

		Plus: Expense for taxes paid in cash	$

		Plus: Dividends or distributions paid in cash	$

		Plus: Payments on Capital Lease Obligations	$

		Plus: Cash contributions to any Plan	$

		Fixed Charges for the Period	$	$

		Ratio			:1.00

		Limitation			1.10 :1.00

		In Compliance		YES NO

Exhibit C

EXHIBIT D
FORM OF JOINDER AGREEMENT
     THIS JOINDER AGREEMENT (this “Agreement”), dated as of                     , ___, 20___, is entered into between                                                             , a                                          (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Credit Agreement, dated as of November ___, 2009 among Altra Holdings, Inc., Altra Industrial Motion, Inc., the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.
     The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:
     1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement, and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
     2. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.
     3. The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

Exhibit D

     4. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.
     5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.
     6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Page to Follow]
Exhibit D

     IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:

Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:

Name:

Title:

Exhibit D

EXHIBIT E
FORM OF APPLICABLE RATE CERTIFICATE
Altra Industrial Motion, Inc.
as Borrower Representative
Credit Agreement dated November ___, 2009
For the Fiscal quarter ended

Average Quarterly Availability for such fiscal quarter	$
Applicable Rate*

		Applicable Rate for	Applicable Rate for
	Applicable Rate for Revolver	Revolver	Commitment Fee
Category	CBFR Spread	Eurodollar Spread	Rate
Category_____	%	%	%

*	based on pricing grid set forth in definition of Applicable Rate
     The undersigned Borrower Representative represents and warrants to JPMorgan Chase Bank, N.A. as administrative agent that the information set forth in this Certificate is true and correct in all material respects as of the date hereof.

ALTRA INDUSTRIAL MOTION, INC,
as Borrower Representative

By:
Name:

Title:

Exhibit E

DISCLOSURE SCHEDULES
TO
CREDIT AGREEMENT
     These Disclosure Schedules are delivered pursuant to the CREDIT AGREEMENT dated as of November 25, 2009 (the “Credit Agreement”), among ALTRA INDUSTRIAL MOTION, INC., the other Borrowers party hereto, the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Unless otherwise defined, capitalized terms have the meanings set forth in the Credit Agreement.
     No reference to or disclosure of any item or other matter in these Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in these Disclosure Schedules. No disclosure in these Disclosure Schedules relating to any possible breach or violation of any agreement, law, or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. If and to the extent any information required to be furnished in any particular schedule is contained in any other schedule, such information shall also be deemed to be included in such particular schedule (without the need for a specific cross reference) to the extent the applicability of such furnished information to such schedule is reasonably apparent.
     These Disclosure Schedules and the information and disclosures contained in these Disclosure Schedules are intended only to qualify and limit the representations and warranties contained in the Credit Agreement and shall not be deemed to expand in any way the scope or effect of any such representations and warranties.
Index
Commitment Schedule
Schedule 3.05 — Properties
Schedule 3.06 — Disclosed Matters
Schedule 3.12 — Material Agreements
Schedule 3.14 — Insurance
Schedule 3.15 — Capitalization and Subsidiaries
Schedule 5.15 — Existing Real Estate Collateral
Schedule 6.01 — Existing Indebtedness
Schedule 6.02 — Existing Liens
Schedule 6.04 — Existing Investments
Schedule 6.10 — Existing Restrictions

Schedule 3.05

(Properties)
Real Property

	Owned/
Entity	Leased	Street	City	State	Country	ZIP
Inertia Dynamics, LLC	Leased	31 Industrial Park Road	New Hartford	CT	USA	06057
Warner Electric LLC	Owned	449 Gardner Street	South Beloit	IL	USA	61080
Warner Electric LLC	Leased	420 Pershing Street	South Beloit	IL	USA	61080
Warner Electric LLC	Leased	960 Gardner Street	South Beloit	IL	USA	61080
Formsprag LLC	Leased	485 S. Frontage Road, Suite 330	Burr Ridge	IL	USA	60521
Warner Electric LLC	Leased	6593 Revlon Drive	Belvidere	IL	USA	61008
Warner Electric, LLC	Owned	802 E. Short Street	Columbia City	IN	USA	46725
Warner Electric LLC	Leased	722 E. Swihart Street	Columbia City	IN	USA	46725
Altra Holdings, Inc.	Leased	300 Granite Street	Braintree	MA	USA	02184
TB Wood’s Corporation	Owned	801 East Industrial Avenue	Mt. Pleasant	MI	USA	48858
Formsprag LLC	Owned	23601 Hoover Road	Warren	MI	USA	48089
Formsprag LLC	Leased	23554 Hoover Road	Warren	MI	USA	48089
Boston Gear LLC	Leased	701 Carrier Drive	Charlotte	NC	USA	28216
TB Wood’s, Inc.	Leased	4970 Joule Street	Reno	NV	USA	83502
Kilian Manufacturing Corporation	Owned	1728-36 Burnet Avenue	Syracuse	NY	USA	13206
Nuttall Gear LLC	Leased	2221 Niagara Falls Boulevard	Niagara Falls	NY	USA	14304
TB Wood’s Corporation	Owned	440 North Fifth Avenue	Chambersburg	PA	USA	17201
TB Wood’s Corporation	Owned	3181 Black Gap Road	Scotland	PA	USA	18407
Ameridrives International LLC	Owned	1802 Pittsburgh Avenue	Erie	PA	USA	16502
Ameridrives International LLC	Leased	31 N. Sugan Road, Suite 3D	New Hope	PA	USA	18938
TB Wood’s Corporation	Owned	33 Houser Rd.	Fayetteville	PA	USA	17222
TB Wood’s Corporation	Owned	521 Airport Road	Chattanooga	TN	USA	37421
Warner Electric LLC	Owned	2800 Fisher Road	Wichita Falls	TX	USA	76302
Warner Electric LLC	Leased	1705 Northwest Highway, Suite 125	Grapevine	TX	USA	76051
TB Wood’s Corporation	Owned	2000 Clovis Barker Road	San Marcos	TX	USA	78666
Boston Gear LLC	Leased	2000 North Central Expressway	Plano	TX	USA	75074
Ameridrives International LLC	Leased	1411 FM 1101, Suite B	New Braunfels	TX	USA	78130
Warner Electric LLC	Leased	1701 Pearl Street	Waukesha	WI	USA	53186
Ameridrives International LLC	Leased	1680 Cornell Road	Green Bay	WI	USA	54313
TB Wood’s Enterprises, Inc.	Leased	1011 Centre Road, Suite 322	Wilmington	DE	USA	19805

Owned Intellectual Property
     See Attachment 3.05 setting forth the Intellectual Property of the Company.
Licensed Intellectual Property
•	License Agreement dated August 17, 2009 between [*] and Ameridrives International, LLC.

•	The Loan Parties own or license certain off-the-shelf software, which software is ready-made and available for sale, lease, or license to the general public.

•	From time to time in the course of manufacturing products for their customers, certain customers may grant the Loan Parties limited licenses to certain of their intellectual property.

Schedule 3.06
(Disclosed Matters)
(a) None
(b)
Environmental Reports
          Findings or conditions disclosed in environmental reports to be delivered to the Administrative Agent on a post-closing basis which do not result in a Material Adverse Effect.
Other Environmental Matters
•	One of the Loan Parties or their affiliates formerly owned a site in Roscoe, Illinois, which is known to have contamination associated with the release of chlorinated solvents. Dana Corporation, which formerly owned the Roscoe facility and sold it to Colfax Corporation, is responsible for remediating the contamination in the area of the former plant. It is the Loan Parties’ understanding that the remediation is being done pursuant to an order. In 2004, Colfax Corporation sold the power transmission business to the Company and retained ownership of the Roscoe, Illinois property and any losses arising from the ownership of the Roscoe, Illinois property. Note, the contamination did not occur while the Loan Parties or their affiliates owned or operated the site.

•	A Liability Determination Report dated December 15, 1995 was issued by the Michigan Department of Environmental Qualify, Environmental Response Division, Saginaw Bay District Headquarters with respect to 801 E. Industrial Drive, Mt. Pleasant, Michigan that indicated that solid and groundwater at the facility was contaminated with hazardous substances.

•	Ingersoll-Rand’s environmental consulting division continues to monitor wells at Kilian Manufacturing Corporation’s Syracuse and Toronto plants.

•	As with most manufacturers, the Loan Parties generate hazardous wastes, which are transported off site for treatment or disposal. A party that arranges for the disposal or treatment of hazardous wastes may be liable for the cost of remediating if the disposal or treatment site becomes contaminated.

Schedule 3.12
(Material Agreements)
M&A Agreements
•	LLC Purchase Agreement, dated as of October 25, 2004, among Warner Electric Holding, Inc., Colfax Corporation and Altra Holdings, Inc.

•	Assignment and Assumption Agreement, dated as of November 21, 2004, between Altra Holdings, Inc. and Altra Industrial Motion, Inc.

•	Share Purchase Agreement, dated as of November 7, 2005, among Altra Industrial Motion, Inc. and the stockholders of Hay Hall Holdings Limited listed therein

•	Asset Purchase Agreement, dated May 18, 2006, among Warner Electric LLC, Bear Linear LLC and the other guarantors listed therein

•	Agreement and Plan of Merger, dated February 17, 2007, among Altra Holdings, Inc., Forest Acquisition Corp. and TB Wood’s Corp.
o	Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 11, 2007, among Altra Holdings, Inc., Forest Acquisition Corp. and TB Wood’s Corp.
Stockholders Agreements
•	Amended and Restated Stockholders Agreement, dated January 6, 2005, among Altra Holdings, Inc. and the stockholders listed therein
o	First Amendment to Amended and Restated Stockholders Agreement, dated May 1, 2005, among Altra Holdings, Inc. and the stockholders listed therein

o	Second Amendment to Amended and Restated Stockholders Agreement among Altra Holdings, Inc. and the stockholders listed therein
8 1/8% Senior Secured Notes Agreements
•	Form of 8 1/8% Senior Secured Notes due 2016

•	Purchase Agreement, dated November 16, 2009 among Altra Holdings, Inc., the Guarantors party thereto and the Initial Purchasers party thereto

•	Indenture, dated November 25, 2009, among Altra Holdings, Inc., the Guarantors party thereto and Bank of New York Mellon Trust Company, N.A.

•	Registration Rights Agreement, dated November 25, 2009, among Altra Holdings, Inc., the Guarantors party thereto and the Initial Purchasers party thereto

•	Security Agreement, dated November 25, 2009, among Altra Holdings, Inc., the Guarantors party thereto and Bank of New York Mellon Trust Company, N.A.

Labor Agreements
•	Labor Agreement, dated as of August 11, 2007, between Warner Electric LLC (formerly Warner Electric Inc.) and International Association of Machinists and Aerospace Works, AFL-CIO, and Aeronautical Industrial District Lode 776, Local Lodge 2771

•	Agreement, dated June 2, 2008 between Formsprag LLC and UAW Local 155

•	Labor Agreement, effective as of February 1, 2009, between Warner Electric LLC and United Steelworkers and Local Union No. 3245

•	Agreement, effective February 15, 2009, between American Enterprises MPT, L.P. and Steel, Paper and Forestry, Rubber, Manufacturing Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC Local 3199-10
Employment and Related Agreements
•	Amended and Restated Employment Agreement, dated as of January 1, 2009, among Altra Industrial Motion, Inc., Altra Holdings, Inc. and Carl Christenson

•	Employment Agreement, dated as of October 30, 2007, among Altra Industrial Motion, Inc., Altra Holdings, Inc. and Christian Storch

•	Amended and Restated Employment Agreement, dated as of September 25, 2008, among Altra Industrial Motion, Inc., Altra Holdings, Inc. and Michael L. Hurt

•	Indemnification Agreement entered into between Altra Holdings, Inc. and the Directors and certain officers

•	Change of Control Agreement entered into among Altra Holdings, Inc., Altra Industrial Motion, Inc. and certain officers
Plans
•	Altra Holdings, Inc. 2004 Equity Incentive Plan
o	Amendment to 2004 Equity Incentive Plan

o	Second Amendment to 2004 Equity Incentive Plan
•	Form of Restricted Stock Award Agreement
o	Form of Amendment to Restricted Stock Agreements with Michael Hurt
•	Subscription Agreement, dated November 30, 2004, among Altra Holdings, Inc., the preferred purchasers and the common purchasers as listed therein

Schedule 3.14
(Insurance)
     See Attachment 3.14 attached hereto, setting forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Effective Date, except for international policies placed locally.

Schedule 3.15
(Capitalization and Subsidiaries)
(a) See Attachment 3.15 attached hereto, setting forth an organizational chart of the Loan Parties.
(b) and (c)

Entity	Type	Classes	Authorized	Outstanding	Holders
Altra Holdings, Inc.	DE Corp.	Common Stock, $0.001 par value	90,000,000	26,623,171 as of 11/01/2009	Publicly traded
		Undesignated Preferred Stock, $0.001 par value	10,000,000	0	N/A
Altra Industrial Motion, Inc.	DE Corp.	Common Stock, $0.001 par value	1,000	1,000	Altra Holdings, Inc. (100%)
American Enterprises MPT Corp.	DE Corp.	Common Stock, $0.001 par value	1,000	999	Altra Industrial Motion, Inc. (100%)
Nuttall Gear LLC	DE LLC	LLC Interests	N/A	1	American Enterprises MPT Corp. (100%)
American Enterprises MPT Holdings, LLC	DE LLC	LLC Interests	N/A	100%	American Enterprises MPT Corp. (100%)
Ameridrives International, LLC	DE LLC	LLC Interests	N/A	100%	American Enterprises MPT Corp. (100%)
Formsprag LLC	DE LLC	Units	N/A	861,429	American Enterprises MPT Corp. (100%)
Warner Electric LLC	DE LLC	LLC Interests	N/A	1	Altra Industrial Motion, Inc. (100%)
Warner Electric Technology LLC	DE LLC	LLC Interests	N/A	1	Altra Industrial Motion, Inc. (100%)
Boston Gear LLC	DE LLC	LLC Interests	N/A	1	Altra Industrial Motion, Inc. (100%)
Kilian Manufacturing Corporation	DE Corp.	Stock, no par value	100	10	Altra Industrial Motion, Inc. (100%)
Warner Electric International Holding, Inc.	DE Corp.	Stock, $1.00 par value	1,100	1,000	Altra Industrial Motion, Inc. (100%)
TB Wood’s Corporation	DE Corp.	Common Stock, $0.01 par value	1,000	1,000	Altra Industrial Motion, Inc. (100%)
TB Wood’s Incorporated	PA Corp.	Common Stock, par value $0.10	2,500,000	1,125,000	TB Wood’s Corporation (100%)
TB Wood’s Enterprises Inc.	DE Corp.	Common Stock, $0.01 par value	3,000	3,000	TB Wood’s Incorporated (100%)
Inertia Dynamics LLC	DE LLC	LLC Interests	N/A	100%	Altra Industrial Motion, Inc. (100%)

Schedule 5.15
(Existing Real Estate Collateral)
     The following is a list of existing owned properties of the Loan Parties having a fair market value in excess of $2,500,000:

Entity	Street	City	State	Country	ZIP
TB Wood’s Corporation	440 North Fifth Avenue	Chambersburg	PA	USA	17201
Warner Electric LLC	2800 Fisher Road	Wichita Falls	TX	USA	76302
TB Wood’s Corporation	2000 Clovis Barker Road	San Marcos	TX	USA	78666

Schedule 6.01
(Existing Indebtedness)
Mortgage
     In June 2006, Holdings entered into a mortgage on its building in Heidelberg, Germany with a local bank. In the third quarter of 2009, Holdings re-financed the mortgage. Holdings borrowed an additional €1.0 million. The new mortgage has an interest rate of 3.5% and is payable in monthly installments over three years. As of November 23, 2009 and December 31, 2008, the mortgage had a remaining principal balance outstanding of €2.2 million, or $3.3 million, and €1.6 million or $2.3 million, respectively.
Capital Leases
     The Loan Parties lease certain equipment under capital lease arrangements, whose obligations are included in both short-term and long-term debt.
Intercompany Indebtedness
     As of the Effective Date, the Loan Parties are owed approximately $62.1 million in intercompany indebtedness from certain foreign Subsidiaries of the Loan Parties and owe approximately $3.0 million in intercompany indebtedness to certain foreign Subsidiaries of the Loan Parties.
Defeasance of 9% Senior Secured Notes
     The proceeds of Holdings’ concurrent offering of 8.125% Senior Secured Notes along with cash on hand of the Loan Parties will be used to repurchase and/or redeem the Company’s outstanding 9% Senior Secured Notes due 2011.
Letters of Credit
     As of the Effective Date, certain letters of credit in the aggregate face amount of $9,266,272.79 (collectively, the “Existing LCs”), which were issued by Wells Fargo Foothill, Inc. for the account of the Borrowers under the Existing Credit Agreement remain outstanding. As of the Effective Date, the Issuing Bank has issued a Letter of Credit having an initial face amount of $9,729,586.43 to Wells Fargo Foothill, Inc. for the account of the Borrowers to secure the obligations of the Borrowers in respect of the Existing LCs, until such time as all of the Existing LCs shall have been returned to Wells Fargo Foothill, Inc. and cancelled.
Variable Rate Demand Revenue Bonds
     Holdings has obligations under certain Variable Rate Demand Revenue Bonds issued under the authority of the industrial development corporations of the City of San Marcos, Texas and City of the Chattanooga, Tennessee, in the amounts of $3.0 million and $2.3 million, respectively. These bonds bear variable interest rates and mature in April, 2024 and April, 2022, respectively.

Schedule 6.02
(Existing Liens)
UCC Financing Statements

Jurisdiction	Debtor	Secured Party	File No.	Date	Collateral
DE — Secretary of State	Warner Electric LLC	NMHG Financial Services Inc.	60767475	03/06/2006	Certain equipment
		Wells Fargo Equipment Finance, Inc.	61080308	03/30/2006	Certain equipment
			61970144 (Assn)	06/09/2006
			62087708 (Assn)	06/19/2006
		People’s Capital and Leasing Corp.	62702389	08/04/2006	Certain equipment
			70018860 (Assn)	12/26/2006
			70522614 (Assn)	02/08/2007
		U.S. Bancorp	63462645	10/06/2006	Certain equipment
		People’s Capital and Leasing Corp.	70409630	02/01/2007	Certain equipment
		Xerox Corporation	70423201	02/01/2007	Certain equipment
		Xerox Corporation	82073474	06/17/2008	Certain equipment
		TCF Equipment Finance, Inc.	84016398	12/03/2008	Certain equipment
			84198485 (Assn)	12/17/2008
		U.S. Bancorp	90551793	02/19/2009	Certain equipment
		Office Equipment Leasing Co.	90566601	02/20/2009	Certain equipment
		Xerox Corporation	93045819	9/23/2009	Xerox 4112CPC
		U.S. Bancorp	93485759	10/29/2009	Certain equipment
DE — Secretary of State	Nuttall Gear LLC	United States Steel Corporation	84061634	12/08/2008	Certain equipment
DE — Secretary of State	Kilian Manufacturing Corporation	Raymond Leasing	43545235	12/15/2004	Certain equipment
DE — Secretary of State	Inertia Dynamics, LLC	Wells Fargo Equipment Finance, Inc.	60517920	02/13/2006	Certain equipment

Jurisdiction	Debtor	Secured Party	File No.	Date	Collateral
DE — Secretary of State	Formsprag LLC	Citibank, N.A.	52264787	07/22/2005	Certain accounts receivable
		Ervin Leasing Company	70465202	02/05/2007	Certain equipment
		Ervin Leasing Company	71754208	05/07/2007	Certain equipment
		Ervin Leasing Company	83519319	10/14/2008	Certain equipment
		Ervin Leasing Company	83520341	10/14/2008	Certain equipment
		Ervin Leasing Company	83520358	10/14/2008	Certain equipment
		Jules and Associates, Inc.	90956299	03/25/2009	Certain equipment
		Jules and Associates, Inc.	90956349	03/25/2009	Certain equipment
PA — Department of State	TB Wood’s Incorporated	JPMorgan Chase Bank	34711519	12/14/2001	Illegible
			34990050 (Assn)	03/04/2002
			2006061400271 (Continuation)	06/14/2006
		Crown Credit Company	2005011400558	01/14/2005	Certain equipment
		Valenite, LLC	2005081504374	08/15/2005	Certain inventory
		General Electric Capital Corp.	2006062105264	06/21/2006	Certain equipment
DE — Secretary of State	Boston Gear LLC	Dell Financial Services LLC	40541989	2/26/2004	All computer equipment and peripherals.
			83122403 (Continuation)	9/15/2008

DE — Secretary of State	Ameridrives International, LLC	Daewoo Heavy Industries America Corporation	50805771	03/10/2005	One Daewoo Model DHM-800 S/N HM800158
		TCF Equipment Finance, Inc.	63313517	09/07/2006	USED 1995 FS-630-200 Fellows CNC Hydrostroke High Speed Gear Shaping Machine
		TCF Equipment Finance, Inc.	64516779	12/22/2006	Doosan Infracore DMV5025/50 taper high precision machining center and Doosan Infracore Puma 400B high performance turning center
		People’s Capital and Leasing Corp.	73234191	08/24/2007	Mitsubishi machine model 3015HV-20CF2-PRT

Jurisdiction	Debtor	Secured Party	File No.	Date	Collateral
		TCF Equipment Finance, Inc.	73571352	08/27/2007	One Puma 400B Fanuc 21iTB control and One Puma TL2500L with Fanuc 18iTB Control
		Mazak Corporation	91642856	05/26/2009	Mazak machine serial number 215289
DE — Secretary of State	Altra Industrial Motion, Inc.	TCF Equipment Finance, Inc.	84016398	12/03/2008	Hardinge-Bridgeport GX 480 Vertical Machining Center, and Okuma 2 SP-V40
Judgments
     Judgment against “TB Woods” in the jurisdiction of Franklin County Prothonotary, Pennsylvania, Case No. 2002-1518, filed June 6, 2002, for $1,871.70 by plaintiff Kegerreis/Kyler, et. al.
Defeasance of 9% Senior Secured Notes
     The proceeds of Holdings’ concurrent offering of 8.125% Senior Secured Notes along with cash on hand of the Loan Parties will be used to repurchase and/or redeem the Company’s outstanding 9% Senior Secured Notes due 2011. Liens associated with the 9% Senior Secured Notes will not be terminated until such repurchase and redemption is complete.
Letters of Credit
     As of the Effective Date, certain letters of credit in the aggregate face amount of $9,266,272.79 (collectively, the “Existing LCs”), which were issued by Wells Fargo Foothill, Inc. for the account of the Borrowers under the Existing Credit Agreement remain outstanding. As of the Effective Date, the Issuing Bank has issued a Letter of Credit having an initial face amount of $9,729,586.43 to Wells Fargo Foothill, Inc. for the account of the Borrowers to secure the obligations of the Borrowers in respect of the Existing LCs, until such time as all of the Existing LCs shall have been returned to Wells Fargo Foothill, Inc. and cancelled.
Mortgage
     In June 2006, Holdings entered into a mortgage on its building in Heidelberg, Germany with a local bank. In the third quarter of 2009, Holdings re-financed the mortgage. Holdings borrowed an additional €1.0 million. The new mortgage has an interest rate of 3.5% and is payable in monthly installments over three years. As of November 23, 2009 and December 31, 2008, the mortgage had a remaining principal balance outstanding of €2.2 million, or $3.3 million, and €1.6 million or $2.3 million, respectively.

Schedule 6.04
(Existing Investments)
Existing Equity Investments

Entity	Jurisdiction
Altra Industrial Motion, Inc.	Delaware
Altra Industrial Motion (Shenzhen) Ltd	China
3091780 Nova Scotia Company	Nova Scotia, Canada
American Enterprises MPT Corp.	Delaware
American Enterprises MPT Holdings, LLC	Delaware
Ameridrives International, LLC	Delaware
Bibby Group Ltd.	United Kingdom
Bibby Transmissions Ltd.	United Kingdom
Bibby Turboflex SA	South Africa
Boston Gear LLC	Delaware
Dynatork Air Motors Ltd.	United Kingdom
Dynatork, Ltd.	United Kingdom
Formsprag LLC	Delaware
The Hay Hall Group Ltd.	United Kingdom
Hay Hall Holdings Ltd.	United Kingdom
Huco Engineering Industries Ltd.	United Kingdom
Huco Power Transmission, Ltd.	United Kingdom
Inertia Dynamics, LLC	Delaware
Kilian Canada, ULC	Nova Scotia, Canada
Kilian Manufacturing Corporation	Delaware
Matrix International GmbH	Germany
Matrix International, Ltd.	United Kingdom
Nuttall Gear LLC	Delaware
Rathi Turboflex Pty Ltd.	India
Saftek Ltd.	United Kingdom
Stieber GmbH	Germany
Torsiflex Ltd.	United Kingdom
Turboflex Ltd.	United Kingdom
Twiflex Ltd.	United Kingdom
Warner Electric Australia Pty. Ltd.	Australia
Warner Electric Europe SAS	France
Warner Electric Group GmbH	Germany
Warner Electric (Holding) SAS	France
Warner Electric International Holding, Inc.	Delaware
Warner Electric LLC	Delaware
Warner Electric (Netherlands) Holding, B.V.	Netherlands
Warner Electric (Singapore), Ltd.	Singapore
Warner Electric (Taiwan) Ltd.	Taiwan
Warner Electric Technology LLC	Delaware
Warner Electric (Thailand) Ltd.	Thailand
Warner Electric UK Group Ltd.	United Kingdom
Warner Electric UK Holding, Ltd.	United Kingdom
Warner Shui Hing Limited, (HK)	Hong Kong
Wichita Company Ltd.	United Kingdom
Industrial Blaju, S.A. de C.V.	Mexico
TB Wood’s Corporation	Delaware
T.B. Wood’s Canada Ltd.	Canada

Entity	Jurisdiction
TB Wood’s Enterprises, Inc.	Delaware
TB Wood’s Incorporated	Pennsylvania
Existing Joint Ventures
     Warner Electric LLC holds 40% of Elastomeric Actuators Inc.

Schedule 6.10
(Existing Restrictions)
     None.

Attachment 3.05 — Owned Intellectual Property
     See attached.

1

IP Type	Issuing Jurisdiction	Owner Entity	Altra BU	Title / Description	Registration Number	Registration / Issue Date	Application Number	Filing Date	Status
TM	USA	Boston Gear LLC	Boston Gear	ACE	1771190	5/18/1993	74253998	3/10/1992	Active
TM	USA	Ameridrives International, LLC	Ameridrives	AMERICAN	0529539	8/22/1950	71578852	4/29/1949	Active
TM	USA	Ameridrives International, LLC	Ameridrives	AMERICARDAN	2,488,262	09/11/01	75621192	01/15/1999	Active
TM	USA	Ameridrives International, LLC	Ameridrives	AMERIDISC & Design	0802185	1/18/1966	72219296	5/19/1965	Active
TM	USA	Ameridrives International, LLC	Ameridrives	AMERIDRIVES	2168489	6/23/1998	75204229	11/25/1996	Active
TM	USA	Ameridrives International, LLC	Ameridrives	AMERIFLEX	1000720	12/31/1974	72444883	1/2/1973	Active
Patent	USA	Warner Electric Technology LLC	Warner	AMPLIFYING CLUTCH WITH RADIALLY CONTRACTIBLE SHOE	4,330,054	5/18/1982	151340	5/19/1980	Active
Patent	Singapore	Warner Electric Technology Inc.	FORMSPRAG	ANTI-SLIP INESERT FOR A BACKSTOPPING CLUTCH	92,564	02/28/2005	200206523-3	04/19/2001	Active
Patent	USA	Warner Electric Technology LLC	FORMSPRAG	ANTI-SLIP INESERT FOR A BACKSTOPPING CLUTCH	6,257,388	7/10/2001	09/556510	4/24/2000	Active
Patent	Turkey	Warner Electric Technology Inc.	FORMSPRAG	ANTI-SLIP INESERT FOR A BACKSTOPPING CLUTCH	TR2002 02428B	7/21/2003	02/2428	10/24/2002	Active
Patent	Malaysia	Warner Electric Technology LLC	FORMSPRAG	ANTI-SLIP INESERT FOR A BACKSTOPPING CLUTCH	MY-117,623-A	7/31/2004	P120011880	04/20/2001	Active
Patent	Israel	Warner Electric Technology Inc.	FORMSPRAG	ANTI-SLIP INESERT FOR A BACKSTOPPING CLUTCH	152,385	08/05/2009	152385	10/20/2002	Active
Patent	USA	Warner Electric Technology LLC	WARNER	APPARATUS AND METHOD FOR SENSING CLUTCH SLIPPAGE	4,949,828	8/21/1990	07/260,913	10/21/1988	Active
Patent	USA	Warner Electric Technology LLC	ALCOILS	APPARATUS FOR RESISTANCE BONDING ELECTROMAGNETIC COILS	5,091,619	2/25/1992	07/543,706	6/26/1990	Active
Patent	USA	Warner Electric Technology LLC	Warner	ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	5,150,779	9/29/1992	820344	1/14/1992	Active
Patent	United Kingdom	Warner Electric Technology Inc.	Warner	ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	EP0552011	3/26/1997	EP93300169.5	1/12/1993	Active
Patent	Germany	Warner Electric Technology Inc.	Warner	ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	EP0552011	3/26/1997	EP93300169.5	1/12/1993	Active
Patent	France	Warner Electric Technology Inc.	Warner	ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	EP0552011	3/26/1997	EP93300169.5	1/12/1993	Active
Patent	Europe	Warner Electric Technology Inc.	WARNER	ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	EP0552011	3/26/1997	EP93300169.5	1/12/1993	Active
Patent	USA	Warner Electric Technology LLC	WARNER	ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	4,445,606	5/1/1984	06/330,610	12/14/1981	Active
Patent	USA	Warner Electric Technology Inc.	WARNER	ARMATURE FOR A SELECTIVELY ENGAGEABLE AND DISENGAGEABLE COUPLING	6,557,236	05/06/2003	10/027,095	12/20/2001	Active
Patent	USA	Warner Electric Technology LLC	WARNER	ARMATURE FOR A SELECTIVELY ENGAGEABLE AND DISENGAGEABLE COUPLING	6,364,084	4/2/2002	09/515779	2/29/2000	Active
Patent	South Korea	Warner Electric Technology Inc.	WARNER	ARMATURE FOR SELECTIVELY ENGAGEABLE AND DISENGAGEABLE COUPLING	828,851	05/02/2008	7013844/2001	10/29/2001	Active
Patent	Mexico	Warner Electric Technology Inc.	WARNER	ARMATURE FOR SELECTIVELY ENGAGEABLE AND DISENGAGEABLE COUPLING	232,309	11/23./2005	PA/a/2001/010462	10/16/2001	Active
Patent Appl.	Japan	Warner Electric Technology Inc.	WARNER	ARMATURE FOR SELECTIVELY ENGAGEABLE AND DISENGAGEABLE COUPLING			2001-563,800	10/29/2001	Pending
Patent	Europe	Warner Electric Technology Inc.	WARNER	ARMATURE FOR SELECTIVELY ENGAGEABLE AND DISENGAGEABLE COUPLING	1,171,721	05/03/2006	09109241.0	02/14/2001	Active
TM	USA	Warner Electric Technology LLC	Warner	AUTOGAP	681,746	07/14/1959	72046678	2/26/1958	Active
TM	United Kingdom	Warner Electric Technology LLC	Warner	AUTOGAP	795572	09/17/1959		09/17/1959	Active
TM	Canada	Boston Gear LLC	Boston Gear	BEAR-N-BRONZ & Design	TMA116839	02/05/1960	252099	07/23/1959	Active
TM	USA	Boston Gear LLC	Boston Gear	BEAR-N-BRONZ	0603829	3/29/1955	71665847	5/6/1954	Active
TM	Canada	Boston Gear LLC	Boston Gear	BG & Design	TMA116836	02/05/1960	252095	07/23/1959	Active
TM	USA	Boston Gear LLC	Boston Gear	BG & Design	0298486	10/25/1932	71327723	6/4/1932	Active
Patent	Canada	Warner Electric Technology Inc.	FORMSPRAG	IMPROVED BI-DIRECTIONAL BACK STOPPING CLUTCH	2024208	07/03/2001	2024208	08/29/1990	Active
Patent	Japan	Warner Electric Technology Inc.	Warner	CLUTCH BRAKE ASSEMBLY	3,723,872	09/30/2005	329,410/95	11/27/1995	Active
Patent Appl.	Germany	Warner Electric Technology Inc.	Warner	CLUTCH BRAKE ASSEMBLY			19544321.7	11/28/1995	Pending
Patent	United Kingdom	Warner Electric Technology Inc.	Warner	CLUTCH BRAKE ASSEMBLY	2,295,656	08/12/1998	9524410.9	11/29/1995	Active
Patent	France	Warner Electric Technology Inc.	WARNER	CLUTCH BRAKE ASSEMBLY	2727485	07/17/1998	9514181	011/30/1995	Active
TM	USA	Boston Gear LLC	Boston Gear	BOSTRONG & Design	0837074	10/17/1967	72251147	7/27/1966	Active
TM	Canada	Boston Gear LLC	Boston Gear	BOST-BRONZ	TMA118130	05/20/1960	252100	07/23/1959	Active
TM	USA	Boston Gear LLC	Boston Gear	BOST-BRONZ	0547544	9/4/1951	71597836	5/20/1950	Active
TM	USA	Boston Gear LLC	Boston Gear	BOST-BRONZ	0612905	9/27/1955	71677082	11/22/1954	Active
TM	USA	Boston Gear LLC	Boston Gear	BOST-FLEX	1111218	1/16/1979	73163090	3/21/1978	Active
TM	USA	Boston Gear LLC	Boston Gear	BOSTON	0522912	3/28/1950	71535926	9/27/1947	Active
TM	USA	Boston Gear LLC	Boston Gear	BOSTON & Design	1374572	12/10/1985	73514378	12/19/1984	Active
TM	France	Boston Gear LLC	Boston Gear	BOSTON	1624494	04/12/1991	INPI121128	04/13/1989	Active
TM	Canada	Boston Gear LLC	Boston Gear	BOSTON GEAR	172185	9/27/1985			Active
TM	Canada	Boston Gear LLC	Boston Gear	BOSTON GEAR & Design	TMA172185	10/23/1970	318048	11/29/1968	Active
TM	Mexico	IMO Industries Inc.	Boston Gear	BOSTON GEAR	473663	9/15/1994	161734	02/26/1993	Active
TM	Australia	Boston Gear LLC	Boston Gear	BOSTON GEAR	522543	11/6/1989		11/06/1989	Active
TM	Mexico	IMO Industries Inc.	Boston Gear	BOSTON GEAR	658794	3/24/2000	161733	02/26/1993	Active
TM	USA	Boston Gear LLC	Boston Gear	BOSTON GEAR	0905805	1/12/1971	72338165	9/17/1969	Active
TM	USA	Boston Gear LLC	Boston Gear	BOSTON GEAR	0905846	1/12/1971	72338166	9/17/1969	Active
TM	France	Boston Gear LLC	Boston Gear	BOSTON GEAR	1624494	04/12/1991	INPI121227	04/03/1989	Active
TM	USA	Boston Gear LLC	Boston Gear	BOSTONE	1131198	2/26/1980	73163091	3/21/1978	Active
Patent	USA	Warner Electric Technology LLC	Warner	HIGH STRENGTH ELECTROMAGNETIC COUPLING DISC	5,445,259	8/29/1995	08/114,320	8/30/1993	Active
Patent	United Kingdom	Warner Electric Technology Inc.	Warner	HIGH STRENGTH ELECTROMAGNETIC COUPLING DISC	0645550	3/29/1995	EP94306356.0	8/30/1994	Active
Patent	Germany	Warner Electric Technology Inc.	Warner	HIGH STRENGTH ELECTROMAGNETIC COUPLING DISC	0645550	3/29/1995	94306356.0	8/30/1994	Active
Patent	France	Warner Electric Technology Inc.	Warner	HIGH STRENGTH ELECTROMAGNETIC COUPLING DISC	0645550	3/29/1995	EP94306356.0	8/30/1994	Active
TM	USA	Formsprag LLC	Formsprag	CEBMAG	1352456	08/06/1985	73513313	12/13/1984	Active
TM	USA	Formsprag LLC	Formsprag	CECON	2871858	08/10/04	78/300,412	09/15/2003	Active
TM	USA	Boston Gear LLC	Boston Gear	CENTRIC	1365217	10/15/1985	73434105	7/11/1983	Active
Patent	USA	Warner Electric Technology LLC	Warner	CLUTCH BRAKE ASSEMBLY	5,549,186	8/27/1996	08/346,622	11/30/1994	Active
Patent	USA	Warner Electric Technology LLC	Warner	CLUTCH WITH FAIL-SAFE HELICAL SPRING	4,418,811	12/6/1983	06/260,413	5/4/1981	Active
Patent	USA	Warner Electric Technology LLC	Warner	CLUTCH WITH SPACER FOR SUPPORTING A BEARING	5,285,882	2/15/1994	07/996,122	12/23/1992	Active
Patent	United Kingdom	Warner Electric Technology Inc.	Warner	CLUTCH WITH SPACER FOR SUPPORTING A BEARING	EP0604190	9/3/1997	EP93310365.7	12/21/1993	Active
Patent	Germany	Warner Electric Technology Inc.	Warner	CLUTCH WITH SPACER FOR SUPPORTING A BEARING	EP0604190	9/3/1997	93310365.7	12/21/1993	Active
Patent	France	Warner Electric Technology Inc.	Warner	CLUTCH WITH SPACER FOR SUPPORTING A BEARING	EP0604190	9/3/1997	EP93310365.7	12/21/1993	Active
Patent	Europe	Warner Electric Technology Inc.	WARNER	CLUTCH WITH SPACER FOR SUPPORTING A BEARING	EP0604190	9/3/1997	EP93310365.7	12/21/1993	Active
Patent	USA	Warner Electric Technology LLC	WARNER	CLUTCH/BRAKE UNIT	5,033,595	7/23/1991	07/535,428	6/8/1990	Active
TM	USA	Boston Gear LLC	Boston Gear	DCX	1689927	6/2/1992	74151919	3/27/1991	Active
TM	USA	Boston Gear LLC	Boston Gear	DCX PLUS	1794125	9/21/1993	74151939	3/27/1991	Active
TM	USA	Nuttall Gear LLC	Nuttall Gear	DELROYD	3,025,384	12/13/2005	76/586088	4/12/2004	Active
Patent	USA	Warner Electric Technology LLC	ALCOILS	DIGITAL CONTROL SYSTEM FOR ELECTROMAGNETIC CLUTCH	5,094,332	3/10/1992	07/664,075	12/31/1990	Active
Patent	USA	Warner Electric Technology Inc.	Formsprag	DUAL START DRIVE SYSTEM	4,621,720	11/11/1986	06/813,538	12/26/1985	Active
Patent	Japan	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC CLUTCH WITH PERMANENT MAGNET BRAKE	3,507,954	1/9/2004	288,154/92	10/09/1992	Active
Patent	USA	Warner Electric Technology LLC	WARNER	ELECTROMAGNETIC CLUTCH WITH PERMANENT MAGNET BRAKE	5,119,918	6/9/1992	07/774,92	10/11/1991	Active
Patent	United Kingdom	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC CLUTCH WITH PERMANENT MAGNET BRAKE	EP0637022	5/29/1996	EP92309229.0	10/9/1992	Active
Patent	Taiwan	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC CLUTCH WITH PERMANENT MAGNET BRAKE	NI61152	6/23/1993	81105630	7/16/1992	Active
Patent	South Korea	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC CLUTCH WITH PERMANENT MAGNET BRAKE	232799	9/8/1999	18665/1992	10/10/1992	Active
Patent	Italy	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC CLUTCH WITH PERMANENT MAGNET BRAKE	EP0637022	5/29/1996	EP92309229.0	10/9/1992	Active
Patent	Germany	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC CLUTCH WITH PERMANENT MAGNET BRAKE	EP0637022	5/29/1996	P69211088.7	10/9/1992	Active
Patent	France	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC CLUTCH WITH PERMANENT MAGNET BRAKE	EP0637022	5/29/1996	EP92309229.0	10/9/1992	Active

IP Type	Issuing Jurisdiction	Owner Entity	Altra BU	Title / Description	Registration Number		Registration / Issue Date	Application Number		Filing Date	Status
Patent	Europe	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC CLUTCH WITH PERMANENT MAGNET BRAKE	EP0637022		5/29/1996	EP92309229.0		10/9/1992	Active
Patent	USA	Warner Electric Technology LLC	WARNER	ELECTROMAGNETIC COUPLING ARMATURE ASSEMBLY WITH FLUX ISOLATOR SPRINGS	5,119,915		6/9/1992	07/700,439		5/15/1991	Active
Patent	USA	Warner Electric Technology LLC	WARNER	ELECTROMAGNETIC COUPLING DISC AND METHOD OF MAKING THE DISC	4,951,797		8/28/1990	07/262,358		10/25/1988	Active
Patent	Japan	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC COUPLING DISC AND METHOD OF MAKING THE DISC	2761413		3/20/1998	275764/89		10/23/1989	Active
Patent	Canada	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC COUPLING DISC AND METHOD OF MAKING THE DISC	1315218		3/30/1993	614020		9/28/1989	Active
Patent	USA	Warner Electric Technology LLC	WARNER	ELECTROMAGNETIC COUPLING DISCS AND METHOD OF MAKING THE SAME.	5,096,036		3/17/1992	07/531,465		5/31/1990	Active
Patent	United Kingdom	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC COUPLING DISCS AND METHOD OF MAKING THE SAME.	2244529		2/2/1994	9111037.9		5/22/1991	Active
Patent	Germany	Warner Electric Technology Inc.	warner	ELECTROMAGNETIC COUPLING DISCS AND METHOD OF MAKING THE SAME.	G9106611.5		10/24/1991	G9106611.5		5/29/1991	Active
Patent	France	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC COUPLING DISCS AND METHOD OF MAKING THE SAME.	9106536		1/20/1995	9106536		5/30/1991	Active
Patent	USA	Warner Electric Technology LLC	WARNER	ELECTROMAGNETIC FRICTION BRAKEWITH IMPROVED MOUNTING PINS	4,974,705		12/4/1990	07/451,609		12/18/1989	Active
Patent	United Kingdom	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC FRICTION BRAKEWITH IMPROVED MOUNTING PINS	EP0434272		7/20/1994	EP90313378		12/10/1990	Active
Patent	Italy	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC FRICTION BRAKEWITH IMPROVED MOUNTING PINS	EP0434272		7/20/1994	EP90313378		12/10/1990	Active
Patent	Germany	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC FRICTION BRAKEWITH IMPROVED MOUNTING PINS	EP0434272		7/20/1994	90313378.3		12/10/1990	Active
Patent	France	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC FRICTION BRAKEWITH IMPROVED MOUNTING PINS	EP0434272		7/20/1994	EP90313378		12/10/1990	Active
Patent	Europe	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC FRICTION BRAKEWITH IMPROVED MOUNTING PINS	EP0434272		7/20/1994	EP90313378		12/10/1990	Active
Patent	USA	Warner Electric Technology LLC	WARNER	ELECTROMAGNETIC SYNCHRONIZING AND SHIFTING CLUTCH - ESS	5,052,534		10/1/1991	07/605,517		10/30/1990	Active
TM	USA	Warner Electric Technology LLC	Warner	ELECTRO-MODULE	0838675		11/14/1967	72200306		8/20/1964	Active
TM	USA	Warner Electric Technology LLC	Warner	ELECTRO-PACK	0741888		12/11/1962	72127440		9/7/1961	Active
TM	USA	Warner Electric Technology LLC	Formsprag	F AND DESIGN	0743735		01/15/1963	72125482		8/7/1961	Active
Patent	USA	Warner Electric Technology LLC	Warner	FIELD ASSEMBLY FOR AN ELECTROMAGNET	5,250,921		10/5/1993	07/600,199		10/19/1990	Active
Patent	USA	Warner Electric Technology LLC	Wichita	FLUID OPERATED BRAKE DEVICE (MISTRAL BRAKE)	5,908,092		6/1/1999	256949		7/27/1994	Active
Patent	USA	Warner Electric Technology LLC	WARNER	FORD AEROSTAR TRANSFER CASE CLUTCH	4,828,091		5/9/1989	07/152,820		2/5/1988	Active
TM	Switzerland	Warner Electric Technology LLC	Formsprag	FORMCHROME	P-412221		10/18/1994	07371/1993.0		05/17/1993	Active
TM	USA	Warner Electric Technology LLC	Formsprag	FORMCHROME	0867512		04/01/1969	72300576		6/17/1968	Active
TM	Japan	Warner Electric Technology LLC	Formsprag	FORMCHROME	1390521		09/28/1979	114147/1975		09/17/1975	Active
TM	Switzerland	Warner Electric Technology LLC	Formsprag	FORM-LOCK	P-412226		10/18/1994	7378/1993.2		05/17/1993	Active
TM	USA	Warner Electric Technology LLC	Formsprag	FORM-LOCK	0870852		06/10/1969	72300575		6/17/1968	Active
Patent	Singapore	Warner Electric Technology Inc.	Formsprag	FORMLOCK SHOES WITH FLATS	52,991		04/30/2004	9702069-7		06/27/1997	Active
Patent	India	Warner Electric Technology Inc.	Formsprag	FORMLOCK SHOES WITH FLATS	200,445		05/25/2006	1122/MAS/97		05/27/1997	Active
Patent Appl.	Germany	Warner Electric Technology Inc.	Formsprag	FORMLOCK SHOES WITH FLATS				19726427.3		06/20/1997	Pending
Patent	United Kingdom	Warner Electric Technology Inc.	Formsprag	FORMLOCK SHOES WITH FLATS	2,314,388		05/31/2000	97127633		06/17/1997	Active
TM	Benelux	Warner Electric Technology LLC	FORMSPRAG	FORMSPRAG	15729		01/21/1971	248		01/21/1971	Active
TM	Sweden	Warner Electric Technology LLC	FORMSPRAG	FORMSPRAG	83978		12/20/1957				Active
TM	Canada	Warner Electric Technology LLC	FORMSPRAG	FORMSPRAG	TMA108144		09/27/1957	0239971		03/21/1957	Active
TM	Mexico	Warner Electric Technology LLC	FORMSPRAG	FORMSPRAG	205855		09/02/1997	114172		06/22/1997	Active
TM	Switzerland	Warner Electric Technology LLC	FORMSPRAG	FORMSPRAG	P-287755		04/26/1997	01681/1977		04/01/1997	Active
TM	Italy	Warner Electric Technology Inc.	FORMSPRAG	FORMSPRAG	781,460		05/27/1958	X		04/23/1957	Active
TM	Switzerland	Warner Electric Technology LLC	FORMSPRAG	FORMSPRAG & Design	P-412187		10/14/1994	07373/1993.3		05/17/1993	Active
TM	China	Warner Electric Technology Inc.	FORMSPRAG	FORMSPRAG	520390		05/30/1990	8927113			Active
TM	India	Warner Electric Technology LLC	FORMSPRAG	FORMSPRAG	694707		05/11/2005	694707		01/17/1996	Active
TM	Germany	Warner Electric Technology LLC	FORMSPRAG	FORMSPRAG	708841		11/28/1957	708 841/7 (F 7773)		04/02/1957	Active
TM	USA	Warner Electric Technology LLC	FORMSPRAG	FORMSRPAG & Design	0444642		01/15/1952	71510384		10/7/1946	Active
TM	USA	Warner Electric Technology LLC	FORMSPRAG	FORMSPRAG	1216418		11/16/1982	73326809		9/4/1981	Active
TM	Japan	Warner Electric Technology LLC	FORMSPRAG	FORMSPRAG	1169444		11/06/1975	127386/1971		11/24/1971	Active
TM	France	Warner Electric Technology LLC	FORMSPRAG	FORMSPRAG	1197077		03/10/1972	622349			Active
TM	Spain	Warner Electric Technology LLC	FORMSPRAG	FORMSPRAG	2006258	(3)	07/05/1996	2006258	(3)		Active
TM	Japan	Warner Electric Technology LLC	FORMSPRAG	FORMSPRAG	4018891		06/27/1997	135207/1995		12/28/1995	Active
TM	Brazil	Warner Electric Technology Inc.	FORMSPRAG	FORMSPRAG	770219144		04/20/1982	X		08/12/1997	Active
TM	Germany	Warner Electric Technology LLC	FORMSPRAG	FORMSPRAG PCE	998923		03/07/1980	D34115/7WZ		06/07/1979	Active
Patent	USA	Warner Electric Technology LLC	Warner	FRICTION FACE FOR A MAGNETIC COUPLING	4,718,529		1/12/1988	06/891,156		7/31/1986	Active
TM	USA	Boston Gear LLC	Boston Gear	GTS DESIGN	1111207		1/16/1979	73135945		8/1/1977	Active
Patent	Japan	Warner Electric Technology Inc.	warner	HIGH STRENGTH ELECTROMAGNETIC COUPLING DISC	3,966,368		08/29/2007	227,370/94		08/30/1994	Active
Patent	Europe	Warner Electric Technology Inc.	warner	HIGH STRENGTH ELECTROMAGNETIC COUPLING DISC	EP0645550		9/9/1994	EP94306356.0		8/30/1994	Active
TM	USA	Boston Gear LLC	Boston Gear	I-MAG	1852254		9/6/1994	74385497		5/3/1993	Active
Patent	United Kingdom	Warner Electric Technology Inc.	Formsprag	IMPROVED BI-DIRECTIONAL BACK STOPPING CLUTCH	EP2237855		1/12/1994	9021038.6		9/27/1990	Active
Patent	Israel	Warner Electric Technology Inc.	Formsprag	IMPROVED BI-DIRECTIONAL BACK STOPPING CLUTCH	95688		11/19/1992	95688		9/14/1990	Active
TM	Canada	Warner Electric Technology Inc.	Wichita	KOPPER KOOL	TMA568894		10/06/2002	1001794		01/12/1999	Active
TM	USA	Warner Electric Technology LLC	Wichita	KOPPER KOOL	1258259		11/22/1983	73334553		10/28/1981	Active
TM	Japan	Warner Electric Technology LLC	Wichita	KOPPER KOOL	1759530		04/23/1985	84256/1981		10/08/1981	Active
TM	Germany	Warner Electric Technology LLC	Wichita	KOPPER KOOL	1,039,311		10/06/1982	D36687/7		10/08/1981	Active
TM	Spain	Warner Electric Technology Inc.	Wichita	KOPPER KOOL & Design	1662162		06/05/1992	1662161		10/17/1991	Active
TM	USA	Warner Electric Technology LLC	Formsprag	LLH	1759504		03/23/1993	74303730		8/13/1992	Active
Patent	USA	Warner Electric Technology LLC	Warner	LOCATING RING FOR ENCAPULATING A COIL	5,497,136		3/5/1996	08/238,619		5/4/1994	Active
TM	USA	Warner Electric Technology LLC	Warner	MAG STOP	1,851,941		08/30/1994	74327472		11/2/1992	Active
Patent	South Korea	Warner Electric Technology Inc.	Warner	MAG STOP CLUTCH WITH CENTER POLE	530,579		11/16/2005	15334/1999		4/29/1999	Active
Patent	Europe	Warner Electric Technology Inc.	WARNER	MAG STOP CLUTCH WITH CENTER POLE	0953784		9/22/2004	99303330.7		4/28/99	Active
Patent	USA	Warner Electric Technology LLC	Warner	MAG STOP CLUTCH WITH CENTER POLE	5,971,121		10/26/1999	09/070,068		4/30/1998	Active
Patent	Mexico	Warner Electric Technology Inc.	Warner	MAG STOP CLUTCH WITH CENTER POLE	211,337		11/12/2002	99.3856		4/26/1999	Active
Patent	USA	Warner Electric Technology LLC	WARNER	MAGNETIC FIXTURE ASSEMBLY	4,777,463		10/11/1988	07/101,379		9/25/1987	Active
TM	Finland	Warner Electric Technology Inc.	Wichita	MAGNUM	111882		05/20/1991	T198601641		04/24/1986	Active
TM	United Kingdom	Warner Electric Technology Inc.	Wichita	MAGNUM	879962		05/25/1965	879962		05/25/1965	Active
TM	Germany	Warner Electric Technology Inc.	Wichita	MAGNUM	1147081		10/02/1989	T 25 465		04/17/1986	Active
TM	United Kingdom	Warner Electric Technology Inc.	Wichita	MAGNUM	1263574		09/05/1989	1263574		03/17/1986	Active
TM	USA	Warner Electric Technology LLC	Wichita	MAGNUM	2,892,316		10/12/2004	76/336,606		11/13/2001	Active
TM	France	Warner Electric Technology Inc.	Wichita	MAGNUM	1354695		05/14/1986	796007			Active
TM	Spain	Warner Electric Technology LLC	Wichita	MAGNUM	1,142,629		10/02/1989			04/11/1986	Active
TM	Australia	Warner Electric Technology Inc.	Wichita	MAGNUM	445,110		06/12/1989	445110		05/09/1986	Active
TM	USA	Formsprag LLC	Marland	MARLAND	2667819		12/31/2002	76118280		8/28/2000	Active
TM	USA	Warner Electric Technology LLC	Warner	MESUR-FIL	0990826		08/13/1974	72464823		8/6/1973	Active
Patent	USA	Warner Electric Technology LLC	Warner	METHOD OF FORMING A COUPLING DISC FOR AN ELECTROMAGNETIC COUPLING	4,685,202		8/11/1987	06/818,217		1/13/1986	Active
Patent	USA	Warner Electric Technology LLC	Warner	METHOD OF MAKING AN ELECTROMAGNETIC COUPLING DISC	5,125,255		6/30/1992	07/721,972		6/27/1991	Active
Patent	United Kingdom	Warner Electric Technology Inc.	Warner	METHOD OF MAKING AN ELECTROMAGNETIC COUPLING DISC	EP0521640		1/18/1995	EP92305695.6		6/22/1992	Active

IP Type	Issuing Jurisdiction	Owner Entity	Altra BU	Title / Description	Registration Number	Registration / Issue Date	Application Number	Filing Date	Status
Patent	Japan	Warner Electric Technology Inc.	Warner	METHOD OF MAKING AN ELECTROMAGNETIC COUPLING DISC	3316595	06/14/2002	191,371/92	06/26/1992	Active
Patent	Germany	Warner Electric Technology Inc.	Warner	METHOD OF MAKING AN ELECTROMAGNETIC COUPLING DISC	EP0521640	1/18/1995	P69201221.4	6/22/1992	Active
Patent	France	Warner Electric Technology Inc.	Warner	METHOD OF MAKING AN ELECTROMAGNETIC COUPLING DISC	EP0521640	1/18/1995	EP92305695.6	6/22/1992	Active
Patent	Europe	Warner Electric Technology Inc.	WARNER	METHOD OF MAKING AN ELECTROMAGNETIC COUPLING DISC	EP0521640	1/18/1995	EP92305695.6	6/22/1992	Active
Patent	USA	Warner Electric Technology LLC	WARNER	METHOD OF MANUFACTURING A COMPONENT FOR AN ELECTROMAGNETIC FRICTION CLUTCHASSEMBLY	5,708,955	1/13/1998	08/558,906	11/16/1995	Active
Patent	United Kingdom	Warner Electric Technology Inc.	WARNER	METHOD OF MANUFACTURING A ROTOR FOR AN ELECTROMAGNETIC CLUTCH ASSEMBLY	EP0867630	10/16/2002	98302223.7	03/24/1998	Active
Patent	France	Warner Electric Technology Inc.	WARNER	METHOD OF MANUFACTURING A ROTOR FOR AN ELECTROMAGNETIC CLUTCH ASSEMBLY	EP0867630	10/16/2002	98302223.7	03/24/1998	Active
Patent Appl.	Japan	Warner Electric Technology Inc.	WARNER	METHOD OF MANUFACTURING A ROTOR FOR AN ELECTROMAGNETIC CLUTCH ASSEMBLY			96,867/98	03/25/1998	Pending
Patent	USA	Warner Electric Technology LLC	WARNER	METHOD OF MANUFACTURING A ROTOR FOR AN ELECTROMAGNETIC CLUTCH ASSEMBLY	5,920,981	7/13/1999	08/823,990	3/25/1997	Active
Patent	Italy	Warner Electric Technology Inc.	WARNER	METHOD OF MANUFACTURING A ROTOR FOR AN ELECTROMAGNETIC CLUTCH ASSEMBLY	EP0867630	10/16/2002	98302223.7	03/24/1998	Active
Patent	Germany	Warner Electric Technology Inc.	WARNER	METHOD OF MANUFACTURING A ROTOR FOR AN ELECTROMAGNETIC CLUTCH ASSEMBLY	EP0867630	10/16/2002	98302223.7	03/14/1998	Active
Patent	Europe	Warner Electric Technology Inc.	WARNER	METHOD OF MANUFACTURING A ROTOR FOR AN ELECTROMAGNETIC CLUTCH ASSEMBLY	0867630	10/16/2002	98302223.7	03/24/1998	Active
TM	Finland	Warner Electric Technology LLC	Wichita	MISTRAL	TM 142083	01/22/1996	T199104906	10/16/1991	Active
TM	Benelux	Warner Electric Technology LLC	Wichita	MISTRAL	508812	10/21/1991	770814		Active
TM	Australia	Warner Electric Technology Inc.	Wichita	MISTRAL	564784	06/29/1993	564784	10/03/1991	Active
TM	USA	Warner Electric Technology LLC	Wichita	MISTRAL	2168734	06/30/1998	74240876	1/28/1992	Active
TM	United Kingdom	Warner Electric Technology LLC	Wichita	MISTRAL	1475775	06/27/1997		09/07/1991	Active
TM	France	Warner Electric Technology Inc.	Wichita	MISTRAL	1700743	10/22/1991			Active
TM	Germany	Warner Electric Technology LLC	Wichita	MISTRAL	2025422	11/30/1992	T32561	10/19/1991	Active
TM	Japan	Warner Electric Technology LLC	Wichita	MISTRAL	4033376	07/25/1997	100751/1991	09/27/1991	Active
TM	USA	Boston Gear LLC	Boston Gear	MOTOR MULTIPLIER	1131648	3/11/1980	73184680	9/5/1978	Active
Patent	USA	Warner Electric Technology LLC	Wichita	MULTIPLE ACTUATOR BRAKE	6,029,782	2/29/2000	08/047,002	3/24/1998	Active
Patent	USA	Warner Electric Technology LLC	Warner	NEWFLEX II	4,493,407	1/15/1985	06/330,651	12/14/1981	Active
TM	USA	Nuttall Gear LLC	Nuttall Gear	NGC & Design	3,031,121	12/20/2005	76/586087	4/12/2004	Active
TM	USA	Nuttall Gear LLC	Nuttall Gear	Nuttall	3,031,120	12/20/2005	76/586086	4/12/2004	Active
TM	USA	Boston Gear LLC	Boston Gear	OPTIMOUNT	0670192	11/25/1958	72046238	2/20/1958	Active
TM	USA	Warner Electric Technology LLC	Warner	PCE	1136601	06/03/1980	73193726	11/17/1978	Active
TM	Japan	Warner Electric Technology LLC	Warner	PCE	1551186	11/26/1982	85449/1978	11/22/1978	Active
TM	Canada	Boston Gear LLC	Boston Gear	RATIO MOTOR	UCA6161	06/18/1936	168466	06/18/1936	Active
TM	Canada	Boston Gear LLC	Boston Gear	RATIO PAX	TMA208074	7/4/1975	374799	05/01/1974	Active
TM	USA	Boston Gear LLC	Boston Gear	RATIOPAX	0985828	6/11/1974	72456678	5/7/1973	Active
TM	USA	Boston Gear LLC	Boston Gear	RATIOTROL	0743713	1/15/1963	72137450	2/7/1962	Active
TM	Canada	Boston Gear LLC	Boston Gear	RIGHT-90	TMA143118	12/17/1965	288461	04/01/1965	Active
TM	Switzerland	Warner Electric Technology Inc.	Stieber	RL	P-414247	01/31/1995	7376/1993.9	05/17/1993	Active
Patent	USA	Warner Electric Technology LLC	WARNER	ROTOR FOR ELECTROMAGNETIC COUPLING	5,305,865	4/26/1994	08/026,995	3/5/1993	Active
Patent	United Kingdom	Warner Electric Technology Inc.	WARNER	ROTOR FOR ELECTROMAGNETIC COUPLING	EP0614023	5/21/1997	EP94301526.3	3/3/1994	Active
Patent	Germany	Warner Electric Technology Inc.	WARNER	ROTOR FOR ELECTROMAGNETIC COUPLING	EP0614023	5/21/1997	EP94301526.3	3/3/1994	Active
Patent	France	Warner Electric Technology Inc.	WARNER	ROTOR FOR ELECTROMAGNETIC COUPLING	EP0614023	5/21/1997	EP94301526.3	3/3/1994	Active
Patent	Europe	Warner Electric Technology Inc.	WARNER	ROTOR FOR ELECTROMAGNETIC COUPLING	EP0614023	5/21/1997	EP94301526.3	3/3/1994	Active
TM	USA	Warner Electric Technology LLC	Warner	SHEAVE-GRIP	3,085,816	4/25/2006	76/498,191	3/14/2003	Active
Patent	USA	Warner Electric Technology LLC	Warner	SOFT-START ELECTROMAGNETIC COUPLING	4,749,073	6/7/1988	07/048,672	5/11/1987	Active
Patent	South Korea	Warner Electric Technology Inc.	Warner	SOUND DAMPING ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	519,028	09/27/2005	6203/1999	2/25/1999	Active
Patent Appl.	Germany	Warner Electric Technology Inc.	Warner	SOUND DAMPING ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING			19908439.4	2/26/1999	Pending
Patent	USA	Warner Electric Technology LLC	Warner	METHOD FOR MAKING AN ARMATURTE ASSEMBLEY	6,591,477	7/7/2003	09/684,117	10/06/2000	Active
Patent	United Kingdom	Warner Electric Technology Inc.	Warner	SOUND DAMPING ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	2,338,681	07/24/2002	9904390.3	2/25/1999	Active
Patent	Japan	Warner Electric Technology Inc.	Warner	ELECTROMAGNETIC SYNCHRONIZING AND SHIFTING CLUTCH - ESS	3,433,269	5/30/2003	343,834/91	10/28/1991	Active
Patent	France	Warner Electric Technology Inc.	WARNER	SOUND DAMPING ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	9902452	12/22/2000	9902452	2/26/1999	Active
Patent	USA	Warner Electric Technology LLC	Warner	SOUND DAMPING ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	6,194,803	2/27/2001	09/032,572	2/27/1998	Active
Patent	USA	Warner Electric Technology LLC	Warner	SOUND-DAMPING ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	5,372,228	12/13/1994	08/026,499	3/4/1993	Active
Patent	United Kingdom	Warner Electric Technology Inc.	Warner	SOUND-DAMPING ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	EP0614022	12/11/1996	EP94301484.5	3/2/1994	Active
Patent	Germany	Warner Electric Technology Inc.	Warner	SOUND-DAMPING ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	EP0614022	12/11/1996	P69401077.4	3/2/1994	Active
Patent	France	Warner Electric Technology Inc.	Warner	SOUND-DAMPING ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	EP0614022	12/11/1996	EP94301484.5	3/2/1994	Active
Patent	Europe	Warner Electric Technology Inc.	WARNER	SOUND-DAMPING ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	EP0614022	12/11/1996	EP94301484.5	3/2/1994	Active
Patent	United Kingdom	Warner Electric Technology Inc.	Formsprag	SPING ENERGIZED CAGE CENTERING DEVICE	2,327,721	06/19/2002	9815920.5	07/21/1998	Active
Patent	USA	Warner Electric Technology LLC	Wichita	SPLIT TUBE HAVING RETAINABLE ENDS	5,280,829	1/25/1994	07/931,638	8/18/1992	Active
Patent	South Korea	Warner Electric Technology Inc.	Formsprag	SPRAG FAMILY	516,444	09/14/2005	42951/1998	10/14/1998	Active
Patent	USA	Warner Electric Technology Inc.	FORMSPRAG	SPRAG FAMILY	6,109,409	08/29/2000	08/949,741	10/14/1997	Active
Patent	Israel	Warner Electric Technology Inc.	Formsprag	SPRAG RETAINER WITH ROTATIONAL RESTRAINT	107584	11/12/1993	107584	11/12/1993	Active
Patent Appl.	Japan	Warner Electric Technology Inc.	Formsprag	SPING ENERGIZED CAGE CENTERING DEVICE			225,209/98	07/27/1998	Pending
Patent Appl.	Germany	Warner Electric Technology Inc.	Formsprag	SPING ENERGIZED CAGE CENTERING DEVICE			19834200.4	07/29/1998	Pending
Patent	China	Warner Electric Technology Inc.	FORMSPRAG	SPING ENERGIZED CAGE CENTERING DEVICE	ZL 9811650.4	3/31/2004	98116650.4	07/29/1998	Active
Patent Appl.	Japan	Warner Electric Technology Inc.	Wichita	SPUD LOCKING ASSEMBLY FOR AN AIR-ACTUATED CLUTCH/BRAKE			376,264/98	12/24/1998	Pending
TM	South Korea	Warner Electric Technology Inc.	Stieber	STIEBER	339391	05/13/1996	6181/1995	02/20/1995	Active
TM	India	Warner Electric Technology Inc.	Stieber	STIEBER	662847	04/19/1995		04/19/1995	Active
TM	Japan	Warner Electric Technology LLC	Stieber	STIEBER	4109923	02/06/1998	14030/95	02/17/1995	Active
TM	Germany	Warner Electric Technology Inc.	Stieber	STIEBER	39511829.8	02/05/1996	X	03/16/1995	Active
TM	Singapore	Warner Electric Technology Inc.	Stieber	STIEBER	T97/01435I	03/08/2000	T97/01435I	02/05/1997	Active
TM	Hong Kong	Warner Electric Technology Inc.	Stieber	STIEBER	7039/2996	07/30/1996	95 02110		Active
TM	Malaysia	Warner Electric Technology Inc.	Stieber	STIEBER	95/02683	03/28/2000	95/02683	03/28/1995	Active
TM	Germany	Warner Electric Technology LLC	Stieber	STIEBER HEIDELBERG	784371	02/24/1964	ST06038	03/29/1963	Active
Patent	USA	Warner Electric Technology LLC	Warner	SUPPORTING HUB FOR CLUTCH AND PUMP ASSEMBLY	5,310,034	5/10/1994	07/973,291	11/9/1992	Active
Patent	Spain	Warner Electric Technology Inc.	Wichita	THE MISTRAL BRAKE	0625109	2/11/1993	93903265.2	2/11/1993	Active
Patent	Italy	Warner Electric Technology Inc.	Wichita	THE MISTRAL BRAKE	48775BE97	2/11/1993	93903265.2	2/11/1993	Active
Patent	Germany	Warner Electric Technology Inc.	Wichita	THE MISTRAL BRAKE	P69307493.0	2/11/1993	EP0625109	2/11/1993	Active
Patent	France	Warner Electric Technology Inc.	Wichita	THE MISTRAL BRAKE	EP0625109	2/11/1993	93903265.2	2/11/1993	Active
Patent	Europe	Warner Electric Technology Inc.	Wichita	THE MISTRAL BRAKE	0625109	1/15/1997	93903265.2	2/11/1993	Active
Patent	Australia	Warner Electric Technology Inc.	Wichita	THE MISTRAL BRAKE	659534	5/18/1995	34602/93	2/11/1993	Active
Patent	Netherlands	Warner Electric Technology Inc.	Wichita	THE MISTRAL BRAKE	EP0625109	2/11/1993	93903265.2	8/12/1993	Active
TM	USA	Warner Electric Technology LLC	Warner	UNIDAMP	1795619	09/28/1993	74038916	3/16/1990	Active
Patent	Japan	Warner Electric Technology Inc.	Warner	UNIDAMP ARMATURE	3074398	06/09/2000	133666/91	03/28/1991	Active
Patent	USA	Warner Electric Technology LLC	Warner	UNIDAMP ARMATURE	5,036,964	8/6/1991	07/500,466	3/28/1990	Active
Patent	United Kingdom	Warner Electric Technology Inc.	Warner	UNIDAMP ARMATURE	2243195	3/30/1994	9106125.9	3/22/1991	Active

IP Type	Issuing Jurisdiction	Owner Entity	Altra BU	Title / Description	Registration Number	Registration / Issue Date	Application Number	Filing Date	Status
Patent	Germany	Warner Electric Technology Inc.	Warner	UNIDAMP ARMATURE	P4108975.8-12	01/30/2003	P4108975.8	03/19/1991	Active
Patent	France	Warner Electric Technology Inc.	WARNER	UNIDAMP ARMATURE	9103732	2/10/1995	9103732	3/27/1991	Active
Patent	USA	Warner Electric Technology LLC	Warner	UNIDRIVE ARMATURE HUB	5,370,209	12/6/1994	08/119,729	9/10/1993	Active
Patent	United Kingdom	Warner Electric Technology Inc.	Warner	UNIDRIVE ARMATURE HUB	EP0643236	3/15/1995	EP94306652.2	9/9/1994	Active
Patent	Germany	Warner Electric Technology Inc.	Warner	UNIDRIVE ARMATURE HUB	EP0643236	3/15/1995	EP94306652.2	9/9/1994	Active
Patent	France	Warner Electric Technology Inc.	Warner	UNIDRIVE ARMATURE HUB	EP0643236	3/15/1995	EP94306652.2	9/9/1994	Active
Patent	Europe	Warner Electric Technology Inc.	WARNER	UNIDRIVE ARMATURE HUB	EP0643236	3/15/1995	EP94306652.2	9/9/1994	Active
TM	USA	Warner Electric Technology LLC	Warner	UNIMODULE	1678062	03/03/1992	74053993	4/30/1990	Active
TM	Vietnam	Warner Electric Technology Inc.	WARNER	WARNER	9997	12/11/1993	11808	03/20/1993	Active
TM	Austria	Warner Electric Technology LLC	WARNER	WARNER	36391	04/13/1997	AM 2025/56	10/24/1956	Active
TM	Benelux	Warner Electric Technology LLC	WARNER	WARNER	42990	01/12/1972	6207	06/15/1971	Active
TM	Mexico	Warner Electric Technology LLC	WARNER	WARNER	92550	04/14/1958	76668	01/29/1957	Active
TM	Switzerland	Warner Electric Technology Inc.	WARNER	WARNER & Design	P-406103	03/15/1993	2801/1993.6		Active
TM	Japan	Warner Electric Technology LLC	WARNER	WARNER	452198	09/28/1954	564/1954	01/13/1954	Active
TM	Italy	Warner Electric Technology Inc.	WARNER	WARNER	660502	11/26/1976	X	03/20/1973	Active
TM	Germany	Warner Electric Technology Inc.	WARNER	WARNER & Design	674860	04/22/1955	W04058	05/27/1953	Active
TM	United Kingdom	Warner Electric Technology LLC	WARNER	WARNER	792664	06/29/1959	792664		Active
TM	USA	Warner Electric Technology LLC	WARNER	WARNER & Design	0527445	07/11/1950	71528385	7/11/1947	Active
TM	Canada	Warner Electric Technology LLC	WARNER	WARNER	UCA50550	0/20/1954	0224428	04/20/1954	Active
TM	United Kingdom	Warner Electric Technology LLC	WARNER	WARNER	710,641	09/17/1952	710641	07/15/1952	Active
TM	Sweden	Warner Electric Technology LLC	WARNER	WARNER ELECTRIC	323081	04/25/1997	95-14891	12/27/1995	Active
TM	Switzerland	Warner Electric Technology LLC	WARNER	WARNER ELECTRIC	P-438835	03/27/1997	14050/1995	12/28/1995	Active
TM	India	Dana Corporation	WARNER	WARNER ELECTRIC	672106	06/06/1996		07/06/1995	Active
TM	France	Warner Electric Technology LLC	WARNER	WARNER ELECTRIC	1547742	08/01/1968	940649		Active
TM	Japan	Warner Electric Technology LLC	WARNER	WARNER ELECTRIC	1719848	10/31/1984	91915/1981	11/02/1981	Active
TM	USA	Warner Electric Technology LLC	WARNER	WARNER ELECTRIC	0726202	01/09/1962	72105397	9/28/1960	Active
TM	Spain	Warner Electric Technology LLC	WARNER	WARNER ELECTRIC	2010756	10/27/1997	2010756	02/07/1996	Active
TM	USA	Warner Electric Technology LLC	WARNER	WARNER ELECTRIC	1,026,080	12/02/1975	73035013	10/18/1974	Active
TM	Japan	Warner Electric Technology LLC	WARNER	WARNER ELECTRIC	2294610	01/31/1991	91914/81	11/02/1981	Active
TM	Germany	Warner Electric Technology LLC	WARNER	WARNER ELECTRIC	39552705.8	12/12/1996	39552705.8	12/27/1995	Active
TM	Canada	Warner Electric Technology LLC	WARNER	WARNER ELECTRIC	TMA-134253	01/17/1964	277382	08/19/1963	Active
TM	Benelux	Warner Electric Technology Inc.	WARNER	WARNER ELECTRIC AND BACKGROUND DESIGN	44210	06/28/1993	6777		Active
TM	Austria	Warner Electric Technology Inc.	WARNER	WARNER ELECTRIC AND BACKGROUND DESIGN	50589	07/19/1963	AM 760/63	03/26/1963	Active
TM	South Korea	Warner Electric Technology LLC	WARNER	WARNER ELECTRIC AND BACKGROUND DESIGN	84202	09/30/1982	1982-0000088	01/07/1982	Active
TM	South Korea	Warner Electric Technology LLC	WARNER	WARNER ELECTRIC AND BACKGROUND DESIGN	85916	11/23/1982	1982-0000086	01/07/1982	Active
TM	Sweden	Warner Electric Technology Inc.	WARNER	WARNER ELECTRIC AND BACKGROUND DESIGN	109892	05/19/1964	63-01313	03/27/1963	Active
TM	Mexico	Warner Electric Technology LLC	WARNER	WARNER ELECTRIC AND BACKGROUND DESIGN	115936	01/01/1964	109532	03/04/1963	Active
TM	Sweden	Warner Electric Technology Inc.	WARNER	WARNER ELECTRIC AND BACKGROUND DESIGN	157200	10/22/1976	74-05513	11/27/1974	Active
TM	Taiwan	Warner Electric Technology Inc.	WARNER	WARNER & Design	192580	10/01/1982	70043208	12/29/1981	Active
TM	Italy	Warner Electric Technology Inc.	WARNER	WARNER ELECTRIC AND BACKGROUND DESIGN	454836	11/12/1966	X	03/26/1963	Active
TM	United Kingdom	Warner Electric Technology Inc.	WARNER	WARNER ELECTRIC AND BACKGROUND DESIGN	830081	01/25/1962	830081	01/25/1962	Active
TM	France	Warner Electric Technology Inc.	WARNER	WARNER ELECTRIC AND BACKGROUND DESIGN	1287151	09/28/1994	718228		Active
TM	France	Warner Electric Technology Inc.	WARNER	WARNER ELECTRIC AND BACKGROUND DESIGN	1462778	04/29/1998	923760		Active
TM	Brazil	Warner Electric Technology Inc.	WARNER	WARNER ELECTRIC AND BACKGROUND DESIGN	007069901	02/25/1980	9738/M-72	06/14/1972	Active
TM	Singapore	Warner Electric Technology Inc.	WARNER	WARNER ELECTRIC AND BACKGROUND DESIGN	T82/01188Z	03/07/1988	T82/01188Z	03/09/1982	Active
TM	Australia	Warner Electric Technology Inc.	WARNER	WARNER ELECTRIC AND BACKGROUND DESIGN	B179393	03/27/1963		03/27/1963	Active
TM	Taiwan	Warner Electric Technology Inc.	WARNER	WARNER ELECTRIC AND BACKGROUND DESIGN	64628	06/16/1993	81047228	09/21/1992	Active
TM	Peru	Warner Electric Technology LLC	Wichita	WICHITA	54452	04/27/1999	75634	12/11/1998	Active
TM	Norway	Warner Electric Technology Inc.	Wichita	WICHATA	55322	09/24/1958	65174	09/24/1958	Active
TM	Israel	Warner Electric Technology Inc.	Wichita	WICHITA	57106	06/09/1988	57106	09/07/1983	Active
TM	Benelux	Warner Electric Technology LLC	Wichita	WICHITA	62029	07/20/1998		09/20/1971	Active
TM	Sweden	Warner Electric Technology Inc.	Wichita	WICHATA	90967	12/16/1960	3038	09/25/1958	Active
TM	Mexico	Warner Electric Technology Inc.	Wichita	WICHITA	95017	12/06/1958	84314	09/06/1958	Active
TM	South Korea	Warner Electric Technology LLC	Wichita	WICHITA	108661	01/08/1995	1983-0011882	08/23/1983	Active
TM	Canada	Warner Electric Technology LLC	Wichita	WICHITA	TMA120129	09/19/1958	247469	09/19/1958	Active
TM	Columbia	Warner Electric Technology Inc.	Wichita	WICHITA	121609	02/26/1987	92.355.818	08/19/1983	Active
TM	Taiwan	Warner Electric Technology Inc.	Wichita	WICHITA	245903	05/16/1984	(72)52506	12/21/1983	Active
TM	Switzerland	Warner Electric Technology LLC	Wichita	WICHITA & Design	P-300175	10/19/1979	03810/1978	08/17/1978	Active
TM	Italy	Warner Electric Technology Inc.	Wichita	WICHITA	847,574	11/19/1959	RM98C004872	10/13/1958	Active
TM	China	Warner Electric Technology Inc.	Wichita	WICHITA	520391	05/30/1990	8927115	08/08/1989	Active
TM	Chile	Warner Electric Technology Inc.	Wichita	WICHITA	543319	06/25/1999	435364	12/14/1998	Active
TM	Australia	Warner Electric Technology Inc.	Wichita	WICHITA	640944	08/05/1996	640944	09/16/1994	Active
TM	India	Warner Electric Technology LLC	Wichita	WICHITA	694708	01/09/2004	694708	01/17/1996	Active
TM	Spain	Warner Electric Technology LLC	Wichita	WICHITA	1045719	04/05/1984	1045719	08/30/1983	Active
TM	France	Warner Electric Technology Inc.	Wichita	WICHITA	1248360	09/19/1958	1248360		Active
TM	Argentina	Warner Electric Technology Inc.	Wichita	WICIHITA & Desgn (stylized)	1,970,585	10/29/1993	1206927		Active
TM	United Kingdom	Warner Electric Technology LLC	Wichita	WICHITA	2192400	09/29/2000	2192400	03/20/1999	Active
TM	Japan	Warner Electric Technology LLC	Wichita	WICHITA	2246130	07/30/1990	34043/77	05/19/1977	Active
TM	USA	Warner Electric Technology LLC	Wichita	WICHITA	1565483	11/14/1989	73753251	8/29/1988	Active
TM	Brazil	Warner Electric Technology LLC	Wichita	WICHITA	006788939	10/10/1978	21912	08/12/1971	Active
TM	Denmark	Warner Electric Technology Inc.	Wichita	WICHITA	VR 1959 00081	01/17/1958	VA 1958 02549	09/22/1958	Active
TM	South Africa	Warner Electric Technology Inc.	Wichita	WICHITA	81/6897	09/17/1981	816897	09/17/1981	Active
TM	United Kingdom	Warner Electric Technology LLC	Wichita	WICHATA	783301	10/29/1958	783301	10/29/1958	Active
TM	Venezuela	Warner Electric Technology Inc.	Wichita	WICHITA	120263	04/25/1986	7010-83	09/01/1983	Active
Patent	United Kingdom	Warner Electric Technology Inc.	WARNER	MAG STOP CLUTCH WITH CENTER POLE	0953784	9/22/2004	99303330.7	4/28/1999	Active
Patent Appl.	United Kingdom	Warner Electric Technology Inc.	Warner	ARMATURE FOR SELECTIVELY ENGAGEABLE AND DISENGAGEABLE COUPLING			01909241.0	2/14/2001	Pending
patent	Spain	Warner Electric Technology Inc.	WARNER	MAG STOP CLUTCH WITH CENTER POLE	0953784	9/22/2004	99303330.7	4/28/1999	Active
Patent Appl.	Japan	Warner Electric Technology Inc.	WARNER	SOUND-DAMPING ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING			54761/94	3/2/1994	Pending
Patent	Japan	Warner Electric Technology Inc.	WARNER	ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	3,820,554	6/30/2006	2004-14,295	1/22/2004	Active
Patent	Japan	Warner Electric Technology Inc.	WARNER	ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	3,538,848	4/2/2004	19425/93	1/13/1993	Active
patent	Italy	Warner Electric Technology Inc.	WARNER	MAG STOP CLUTCH WITH CENTER POLE	0953784	9/22/2004	99303330.7	4/28/1999	Active
patent	Germany	Warner Electric Technology Inc.	WARNER	MAG STOP CLUTCH WITH CENTER POLE	0953784	9/22/2004	99303330.7	4/28/1999	Active

IP Type	Issuing Jurisdiction	Owner Entity	Altra BU	Title / Description	Registration Number	Registration / Issue Date	Application Number	Filing Date	Status
Patent Appl.	Germany	Warner Electric Technology Inc.	Warner	ARMATURE FOR SELECTIVELY ENGAGEABLE AND DISENGAGEABLE COUPLING			01909241.0	2/14/2001	Pending
Patent	Germany	Warner Electric Technology Inc.	WARNER	ELECTROMAGNETIC COUPLING DISCS AND METHOD OF MAKING THE SAME.	4,117,614	3/3/2005	P4117614.6	5/29/1991	Active
patent	France	Warner Electric Technology Inc.	WARNER	MAG STOP CLUTCH WITH CENTER POLE	0953784	9/22/2004	99303330.7	4/28/1999	Active
Patent Appl.	France	Warner Electric Technology Inc.	Warner	ARMATURE FOR SELECTIVELY ENGAGEABLE AND DISENGAGEABLE COUPLING			01909241.0	2/14/2001	Pending
Patent	United Kingdom	Warner Electric Technology Inc.	Warner	ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	EP00713026	3/28/2001	95203457.7	1/12/1993	Active
Patent	United Kingdom	Warner Electric Technology Inc.	FORMSPRAG	SPRAG RETAINER WITH ROTATIONAL RESTRAINT	602,889	6/22/1994	93309865.9	12/9/1993	Active
Patent	South Korea	Warner Electric Technology Inc.	Warner	SUPPORTING HUB FOR CLUTCH AND PUMP ASSEMBLY	323,800	1/25/2002	23609	11/8/1993	Active
Patent	South Korea	Warner Electric Technology Inc.	Warner	METHOD OF MAKING AN ELECTROMAGNETIC COUPLING DISC	215,247	5/21/1999	11273/1992	6/26/1992	Active
Patent	Italy	Warner Electric Technology Inc.	Warner	ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	EP0552011	3/26/1997	93300169.5	1/12/1993	Active
Patent	Italy	Warner Electric Technology Inc.	Warner	ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	EP00713026	3/28/2001	95203457.7	1/12/1993	Active
Patent	Italy	Warner Electric Technology Inc.	Warner	UNIDAMP ARMATURE	1,244,554	7/15/1994	RM91A000202	3/27/1991	Active
Patent	Italy	Warner Electric Technology Inc.	FORMSPRAG	SPRAG RETAINER WITH ROTATIONAL RESTRAINT	0602889	6/22/1994	93309865.9	12/9/1993	Active
Patent	Germany	Warner Electric Technology Inc.	Warner	ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	EP00713026	3/28/2001	95203457.7	1/12/1993	Active
Patent	Germany	Warner Electric Technology Inc.	FORMSPRAG	SPRAG RETAINER WITH ROTATIONAL RESTRAINT	0602889	6/22/1994	93309865.9	12/9/1993	Active
Patent	Germany	Warner Electric Technology Inc.	WARNER	UNIDAMP ARMATURE	G9103369.1	8/1/1991	G9103369.1	3/19/1991	Active
Patent	France	Warner Electric Technology Inc.	Warner	ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	EP00713026	3/28/2001	95203457.7	1/12/1993	Active
Patent	France	Warner Electric Technology Inc.	FORMSPRAG	SPRAG RETAINER WITH ROTATIONAL RESTRAINT	0602889	6/22/1994	93309865.9	12/9/1993	Active
Patent	Europe	Warner Electric Technology Inc.	Warner	ARMATURE ASSEMBLY FOR AN ELECTROMAGNETIC COUPLING	EP00713026	3/28/2001	95203457.7	1/12/1993	Active
Patent	Europe	Warner Electric Technology Inc.	FORMSPRAG	SPRAG RETAINER WITH ROTATIONAL RESTRAINT	EP0602889	6/22/1994	93309865.9	12/9/1993	Active
TM	USA	Ameridrives International, LLC	Ameridrives	AMERIGEAR	2,951,600	5/17/2005	78/373,119	2/24/2004	Active
TM	USA	Ameridrives International, LLC	Ameridrives	THE AMERICAN FULLY CROWNED TOOTH	2980971	5/10/2005	78/373,135	2/24/2004	Active
TM Appl.	USA	Ameridrives International L.P.	Ameridrives	TORQUE SENTRY			78/411459	4/30/2004	Pending
TM	USA	Boston Gear LLC	Boston Gear	POSIVENT	2875347	08/17/2004	76/423,536	06/20/2002	Active
TM	USA	Boston Gear LLC	Boston Gear	STABILI SEAL	3,131,135	08/15/2006	78/564,645	02/10/2005	Active
Patent Appl.	USA	Boston Gear LLC	Boston Gear	Conveyor Flange Adaptor			11/114062	02/11/2005	Pending
Patent	USA	Warner Electric Technology Inc.	Formsprag	LOW COST SPRAG RETAINER	5,070,976	12/10/1991	07/634,903	12/27/1990	Active
Patent	USA	Warner Electric Technology Inc.	Formsprag	IMPROVED BI-DIRECTIONAL BACK STOPPING CLUTCH	5,007,511	4/15/1991	07/430,811	11/2/1989	Active
Patent	USA	Warner Electric Technology LLC	Formsprag	SPRAG RETAINER WITH ROTATIONAL RESTRAINT	5,337,869	8/16/1994	07/991,021	12/15/1992	Active
Patent	USA	Warner Electric Technology Inc.	Formsprag	FORMLOCK SHOES WITH FLATS	5,865,284	2/2/1999	08/666,068	6/21/1996	Active
Patent	USA	Warner Electric Technology LLC	Formsprag	SPING ENERGIZED CAGE CENTERING DEVICE	6,000,512	12/14/1999	08/902,777	7/30/1997	Active
TM	Canada	American Enterprises MPT L.P.	Ameridrives	AMERICAN	UCA0045654	06/11/1952	215415	06/11/1952	Active
TM	Canada	American Enterprises MPT L.P.	Ameridrives	AMERIGEAR	UCA0043128	06/11/1952	215414	06/11/1952	Active
Patent	USA	Warner Electric Technology LLC	FORMSPRAG	Split Thrust/Retainer Ring for Overruning Clutch	4,757,887	7/19/1988	06/884,056	07/19/1998	Active
Patent	USA	Warner Electric Technology LLC	FORMSPRAG	OverRUNNING CLUTCH WITh controlled sprag action	4,756,395	7/12/1988	06/804,802	12/3/1985	Active
Patent Appl.	Germany	Warner Electric Europe SAS	WARNER EUR	Variable Torque Braking Device			197471145	10/24/1997	Pending
TM	Canada	Warner Electric Technology LLC	Warner	SHEAVE-GRIP	728,275	11/13/2008	1,176,042	4/28/2003	Active
TM	Mexico	Warner Electric Technology Inc.	Warner	SHEAVE-GRIP	786,245	03/31/2003	590,675	03/04/2003	Active
TM	Italy	Warner Electric Technology Inc.	WARNER	WARNER ELECTRIC AND DESIGN	454,836	3/26/1993
TM	Taiwan	Warner Electric Technology Inc.	WARNER	WARNER ELECTRIC AND DESIGN	192,580	9/20/2002			Active
TM	United Kingdom	Warner Electric Technology Inc.	Wichita	DURA-FLEX	1,105,120	11/22/78			Active
TM	Japan	Warner Electric Technology Inc.	Wichita	MAXIM	2,477,,826	11/30/92	40400/1986	04/18/1986	Active
TM	Finland	Warner Electric Technology Inc.	Wichita	MAXIM	TM 110492	02/05/1991	T198601642	04/24/1986	Active
Patent Appl.	USA	Warner Electric Technology LLC	Warner	Rotational Coupling Device			12/048,638	3/14/2008	Pending
Patent Appl.	USA	Warner Electric Technology LLC	Warner	Rotational Coupling Device			11/150027	6/10/2005	Pending
Patent	USA	Warner Electric Technology LLC	Warner	Rotational Coupling Device	7,493,996	2/24/2009	11/150671	6/10/2005	Active
Patent Appl.	USA	Warner Electric Technology LLC	Warner	Rotational Coupling Device			11/150670	6/10/2005	Pending
TM	USA	Warner Electric Technology Inc.	Wichita	WICHITA CLUTCH	3039567	01/10/2006	76/620135	11/12/04	Active
Patent Appl.	USA	Warner Electric Technology Inc.	Wichita	DUAL ACTUATOR FRICTION BRAKE ASSEMBLY			11/263,395	10/31/2005	Pending
Patent	USA	Warner Electric Technology Inc.	Wichita	BALANCED FLOW COOLING WATER JACKET	7,374,027	5/20/2008	11/263,394	10/31/2005	Active
Patent	USA	Warner Electric Technology Inc.	Wichita	Liquid Cooled Brake assembley	7,591,349	9/22/2009	11/263,399	10/31/2005	Active
TM	Canada	Boston Gear LLC	Boston Gear	CENTRIC	TMA324230	02/27/1987	562625	05/13/1986	Active
Patent	Mexico	Warner Electric Technology Inc.	WARNER	ARMATURE FOR SELECTIVELY ENGAGEABLE AND DISENGAGEABLE COUPLING	238,848	07/24/2006	PA/A/2005/007753	7/21/2005	Active
TM	USA	Altra Industrial Motion, Inc.	Corporate	A&Design	3,146,781	09/19/2006	78/560930	02/04/2005	Active
TM Appl.	USA	Boston Gear LLC	Boston Gear	CENTRIGARD			1,305,448	06/14/2006	Pending
Patent	USA	Warner Electric Technology Inc.	Formsprag	IMPROVED DRIVE ASSEMBLY WITH LIGHTWEIGHT BACKSTOPPPING CLUTCH	7,261,196	08/28/2007	11/064, 611	02/24/05	Active
Patent	USA	Warner Electric Technology Inc.	Formsprag	Automatically released bi-directional overunning clutch	7,389,863	6/24/2008	11/341,763	01/27/2006	Active
TM	USA	Warner Electric Technology LLC	Wichita	AQUAMAKKS	3,490,449	08/19/2008	78/821,282	02/23/2006	Active
Patent	USA	Warner Electric Technology LLC	Warner	Rotational Coupling Device	7,527,134	5/5/2009	11/278,448	4/3/2006	Active
TM	USA	Warner Electric Technology LLC	Warner	Warner Electric	3,287,916	09/04/2007	78/790,162	01/12/2006	Active
TM	USA	Boston Gear LLC	Boston Gear	CENTRIGARD	3,374,068	1/22/2008	78/774,995	12/16/2005	Active
TM Appl.	South Korea	Warner Electric Technology Inc.	Wichita	WICHITA			40-2005-0055110	11/24/2005	Pending
TM	USA	Altra Industrial Motion, Inc.	Corporate	Altra Industrial Motion	3360155	12/25/2007	76/621069	11/17/2004	Active
TM	USA	Warner Electric Technology LLC	Warner Linear	Warner Linear	3,413,352	04/15/2008	78/910,851	06/19/2006	Active
TM	USA	Altra Industrial Motion, Inc.	Warner Linear	A-Track	3,263,081	07/10/2007	78/790085	1/12/2006	Active
TM Appl.	USA	Altra Industrial Motion, Inc.	Warner Linear	A-Track and Design			78/790094	1/12/2006	Pending
Patent Appl.	PCT	Warner Electric Technology LLC	FORMSPRAG	Drive Assenmly with lightweight backstop clutch			PCT/US200	2/14/2006	Pending
Patent	USA	Warner Electric LLC	Warner Linear	Electromechanical screw drive actuator	6,927,513	8/9/2005	10/609,883	6/30/2003	Active
Unregistered TM	n/a	Warner Electric LLC	Warner Linear	Bear Rugged-Mobile Tough	n/a	n/a	n/a	n/a	n/a
Unregistered TM	n/a	Warner Electric LLC	Warner Linear	BearTrac	n/a	n/a	n/a	n/a	n/a
Unregistered TM	n/a	Warner Electric LLC	Warner Linear	Kodiak	n/a	n/a	n/a	n/a	n/a
TM	Canada	Kilian Manufacturing Corporation	Kilian	KILIAN	TMA 354757	4/21/1989	608151	5/27/1998	Active
TM	USA	Kilian Manufacturing Corporation	Kilian	KILIAN	1216354	11/16/1982	73277508	9/11/1980	Active
TM	USA	Kilian Manufacturing Corporation	Kilian	KILROL	2827924	3/30/2004	78213978	2/12/2003	Active
TM Appl.	USA	Kilian Manufacturing Corporation	Kilian	HI-TECH WORRY BEADS			78/775,032	12/16/2005	Pending
TM	Canada	Warner Electric Technology LLC	Stieber	GFR	TMA492416	4/16/1998	845220	5/15/1997	Active
TM	United Kingdom	Warner Electric Technology Inc.	FORMSPRAG	FORMSPRAG	2380616	6/24/2005		12/17/2004	Active
TM	United Kingdom	Boston Gear LLC	Ameridrives	CENTRIC	1259254			1/13/1986	Active
Patent Appl.	PCT	Warner Electric Technology LLC	Warner	Rotational Coupling Device			PCT/US2006/019138	05/17/2006	Pending
Patent Appl.	PCT	Warner Electric Technology LLC	Warner	Rotational Coupling Device			PCT/US2006/019172	05/17/2006	Pending
TM	Australia	Warner Electric Technology LLC	Warner Linear	WARNER LINEAR	1,125,414	7/21/2006	1125414	7/21/2006	Active
TM	Canada	Warner Electric Technology LLC	Warner Linear	WARNER LINEAR	TMA774,406	7/30/2009	1310145	7/21/2006	Active

IP Type	Issuing Jurisdiction	Owner Entity	Altra BU	Title / Description	Registration Number	Registration / Issue Date	Application Number	Filing Date	Status
TM	Europe	Warner Electric Technology LLC	Warner Linear	WARNER LINEAR	5,214,648	5/11/2007	5214648	7/21/2006	Active
TM	Mexico	Warner Electric Technology LLC	Warner Linear	WARNER LINEAR	1,060,801	9/17/2008	796,858	7/28/2006	Active
TM	Taiwan	Warner Electric Technology LLC	Warner Linear	WARNER LINEAR	1,264,315	6/1/2007	095037880	7/24/2006	Active
TM	South Korea	Warner Electric Technology LLC	Warner Linear	WARNER LINEAR	40-0720036	8/7/2007	40-2006-0051431	10/12/2006	Active
TM	Hong Kong	Warner Electric Technology LLC	Warner Linear	WARNER LINEAR	300685206	7/20/2006	300685206	7/20/2006	Active
TM	Thailand	Warner Electric Technology LLC	Warner Linear	WARNER LINEAR	Kor275083	10/26/2006	642919	10/26/2006	Active
Patent Appl.	PCT	Warner Electric Technology Inc.	Wichita	Liquid Cooled Brake assembley			PCT/US06/41038	10/19/2006	Pending
Patent Appl.	PCT	Warner Electric Technology Inc.	Wichita	BALANCED FLOW COOLING WATER JACKET			PCT/US06/41067	10/19/2006	Pending
Patent Appl.	USA	Warner Electric Technology LLC	Wichita	AquaMaKKs Brake (Liquid Cooled Brake With Support Columns)			11/670698	2/2/2007	Pending
Patent Appl.	PCT	Warner Electric Technology LLC	Warner	Rotational Coupling Device			TBD	TBD	Pending
TM	Singapore	Warner Electric Technology LLC	Warner Linear	WARNER LINEAR	T06/20041C	9/26/2006	T06/20041C	9/26/2006	Active
Patent Appl.	PCT	Warner Electric Technology LLC	Warner	Rotational Coupling Device			TBD	3/30/2007	Pending
Patent Appl.	PCT	Warner Electric Technology LLC	Warner	Rotational Coupling Device			PCT/US07/008252	3/30/2007	Pending
TM	China	Warner Electric Technology LLC	Warner Linear	WARNER LINEAR	5,655,144	9/7/2009	5655144	10/12/2006	Active
Patent Appl.	PCT	Warner Electric Technology LLC	Formsprag	Automatically released bi-directional overunning clutch			PCT/US07/001869	1/25/2007	Pending
Patent Appl.	Taiwan	Warner Electric Technology LLC	Formsprag	Automatically released bi-directional overunning clutch			096102358	1/22/2007	Pending
Patent Appl.	USA	Warner Electric Technology LLC	Formsprag	Torque Arm Assembly for a Backstopping Clutch			11/743,894	5/3/2007	Pending
TM Appl.	Brazil	Formsprag LLC	Formsprag	Cebmag			829.095.985	4/13/2007	Pending
TM Appl.	Brazil	Formsprag LLC	Formsprag	Cecon			829.095.993	4/13/2007	Pending
TM Appl.	Brazil	Formsprag LLC	Marland	Marland			829.096.000	4/13/2007	Pending
Patent Appl.	USA	Formsprag LLC	Formsprag	Overrunning Clutch			11/750,733	5/18/2007	Pending
Patent Appl.	PCT	Formsprag LLC	Formsprag	Overrunning Clutch			PCT/US2007/069235	5/18/2007	Pending
TM Appl.	CTM	Altra Industrial Motion, Inc.	Corporate	A&Design	006067953	05/16/2008	006067953	07/04/2007	Active
TM	South Korea	Altra Industrial Motion, Inc.	Corporate	A&Design	40-0775102	01/08/2009	40-2007-0039600	07/25/2007	Active
TM	Australia	Altra Industrial Motion, Inc.	Corporate	A&Design	1185473	07/03/2007	1185473	07/03/2007	Active
TM	Thailand	Altra Industrial Motion, Inc.	Corporate	A&Design	Kor296763	07/25/2007	668284	07/25/2007	Active
TM	Singapore	Altra Industrial Motion, Inc.	Corporate	A&Design	T07/15070C	07/06/2007	T0715070C	07/06/2007	Active
TM	USA	Warner Electric Technology LLC	Stieber	GFR	3,494,910	9/2/2008	77/247,944	08/06/07	Active
Patent Appl.	USA	Kilian Manufacturing Corporation	Kilian	Bearing assembly for a steering assembly			11/773,715	7/5/2007	Pending
TM	Mexico	Altra Industrial Motion, Inc.	Corporate	A&Design	1053502	08/12/2008	873655	08/07/2007	Active
TM Appl.	India	Altra Industrial Motion, Inc.	Corporate	A&Design			1584305	07/25/2007	Pending
TM Appl.	Brazil	Altra Industrial Motion, Inc.	Corporate	A&Design			829278044	07/31/2007	Pending
TM Appl.	China	Altra Industrial Motion, Inc.	Corporate	A&Design			6208101	08/07/2007	Pending
TM Appl.	Hong Kong	Altra Industrial Motion, Inc.	Corporate	A&Design	300906066	07/05/2007	300906066	07/05/2007	Active
TM Appl.	South Africa	Altra Industrial Motion, Inc.	Corporate	A&Design			2007/14502	07/05/2007	Pending
TM	Taiwan	Altra Industrial Motion, Inc.	Corporate	A&Design	1310870	05/16/2008	096031868	07/05/2007	Active
TM	USA	Altra Industrial Motion, Inc.	Warner Linear	B-Track	3,609,446	4/21/2009	77/237,461	07/24/2007	Active
Patent Appl.	USA	Warner Electric Technology LLC	FORMSPRAG	Sparag Retainer for OVERRUNNING CLUTCH			11/871542	10/12/2007	Pending
Patent	South Korea	Warner Electric Technology Inc.	WARNER	ARMATURE FOR SELECTIVELY ENGAGEABLE AND DISENGAGEABLE COUPLING	855153	08/22/2008	7024365/2007	10/23/2007	Active
Patent Appl.	Canada	Warner Electric Technology Inc.	Formsprag	IMPROVED DRIVE ASSEMBLY WITH LIGHTWEIGHT BACKSTOPPPING CLUTCH			2597653	02/14/2006	Pending
Patent Appl.	Mexico	Warner Electric Technology LLC	Warner	Rotational Coupling Device			MX/a/2007/014993	11/28/2007	Pending
Patent Appl.	Mexico	Warner Electric Technology LLC	Warner	Rotational Coupling Device			MX/a/2007/014992	11/28/2007	Pending
Patent Appl.	Mexico	Warner Electric Technology LLC	Warner	Rotational Coupling Device			MX/a/2007/014996	11/28/2007	Pending
Patent Appl.	Australia	Warner Electric Technology LLC	Wichita	AquaMaKKs Brake (Liquid Cooled Brake With Support Columns)			2008214106	8/13/2009	Pending
Patent Appl.	South Africa	Warner Electric Technology LLC	Wichita	AquaMaKKs Brake (Liquid Cooled Brake With Support Columns)			2009/05050	7/20/2009	Pending
Patent Appl.	Chili	Warner Electric Technology LLC	Wichita	AquaMaKKs Brake (Liquid Cooled Brake With Support Columns)			301-08	01/31/2008	Pending
Patent Appl.	PCT	Warner Electric Technology LLC	Wichita	AquaMaKKs Brake (Liquid Cooled Brake With Support Columns)			PCT/US2008/052265	01/29/2008	Pending
Patent Appl.	USA	Warner Electric Technology LLC	Wichita	BALANCED FLOW COOLING WATER JACKET			12/016,504	1/18/2007	Pending
Patent	Europe	Warner Electric Technology LLC	Warner	Rotational Coupling Device	1,893,884	11/25/2009	06770520.2	1/10/2008	Active
Patent Appl.	Europe	Warner Electric Technology LLC	Warner	Rotational Coupling Device			06760061.9	1/10/2008	Pending
Patent Appl.	Europe	Warner Electric Technology LLC	Warner	Rotational Coupling Device			06760062.7	1/10/2008	Pending
Patent Appl.	South Korea	Warner Electric Technology LLC	Warner	Rotational Coupling Device			10-2008-7000645	1/9/2008	Pending
Patent Appl.	South Korea	Warner Electric Technology LLC	Warner	Rotational Coupling Device			10-2008-7000650	1/9/2008	Pending
Patent Appl.	South Korea	Warner Electric Technology LLC	Warner	Rotational Coupling Device			10-2008-7000647	1/9/2008	Pending
Patent Appl.	Canada	Warner Electric Technology LLC	FORMSPRAG	Drive Assenmly with lightweight backstop clutch			2597653	08/10/2007	Pending
Patent Appl.	Japan	Warner Electric Technology LLC	Warner	Rotational Coupling Device			2008-515719	12/3/2007	Pending
Patent Appl.	Japan	Warner Electric Technology LLC	Warner	Rotational Coupling Device			2008-515720	12/3/2007	Pending
Patent Appl.	Japan	Warner Electric Technology LLC	Warner	Rotational Coupling Device			TBD	9/29/2008	Pending
Patent Appl.	Japan	Warner Electric Technology LLC	Warner	Rotational Coupling Device			2008-515721	12/3/2007	Pending
TM	Japan	Altra Industrial Motion, Inc.	Corporate	A&Design	5126277	04/04/2008	2007-075745	07/05/2007	Active
Patent Appl.	Singapore	Warner Electric Technology LLC	Wichita	BALANCED FLOW COOLING WATER JACKET			200802767-4	4/11/2008	Pending
Patent Appl.	Mexico	Warner Electric Technology Inc.	Wichita	Liquid Cooled Brake assembley			MX/a/2008/005291	4/23/2008	Pending
Patent Appl.	Mexico	Warner Electric Technology LLC	Wichita	BALANCED FLOW COOLING WATER JACKET			MX/a/2008/005290	4/23/2008	Pending
Patent Appl.	PCT	Warner Electric Technology LLC	Formsprag	Torque Arm Assembly for a Backstopping Clutch			PCT/US2008/062444	5/2/2008	Pending
Patent Appl.	Brazil	Warner Electric Technology Inc.	Wichita	Liquid Cooled Brake assembley			PI 0618103-1	4/30/2008	Pending
Patent Appl.	India	Warner Electric Technology Inc.	Wichita	Liquid Cooled Brake assembley			2125/CHENP/2008	4/29/2008	Pending
Patent Appl.	Europe	Warner Electric Technology Inc.	Wichita	Liquid Cooled Brake assembley			06817212.1	4/24/2008	Pending
Patent Appl.	Brazil	Warner Electric Technology LLC	Wichita	BALANCED FLOW COOLING WATER JACKET			PI 0611804-0	4/30/2008	Pending
Patent Appl.	Europe	Warner Electric Technology LLC	Wichita	BALANCED FLOW COOLING WATER JACKET			06817231.1	4/24/2008	Pending
Patent Appl.	Russia	Warner Electric Technology Inc.	Wichita	Liquid Cooled Brake assembley			2008121805	5/30/2008	Pending
Patent Appl.	Russia	Warner Electric Technology LLC	Wichita	BALANCED FLOW COOLING WATER JACKET			2008121806	5/30/2008	Pending
Patent Appl.	India	Warner Electric Technology LLC	Wichita	BALANCED FLOW COOLING WATER JACKET			2692/CHENP/2008	5/29/2008	Pending
Patent Appl.	USA	Warner Electric Technology LLC	Wichita	Rotational Coupling Device With Sealed Key			12/124,699	5/21/2008	Pending
Patent Appl.	Europe	Warner Electric Technology LLC	Formsprag	Automatically released bi-directional overunning clutch			07762680.2	7/15/2008	Pending
Patent Appl.	USA	Warner Electric Technology LLC	FORMSPRAG	“Safety Control for Release of Backstopping Clutch”			12/175,995	07/18/2008	Pending
Patent Appl.	Europe	Warner Electric Technology LLC	Warner	Rotational Coupling Device			07754729.7	9/29/2008	Pending
Patent Appl.	South Korea	Warner Electric Technology LLC	Warner	Rotational Coupling Device			10-2008-7023303	9/24/2008	Pending
Patent Appl.	PCT	Warner Electric Technology LLC	FORMSPRAG	Sparag Retainer for OVERRUNNING CLUTCH			PCT/US2008/079310	10/09/2008	Pending
Patent Appl.	Canada	Warner Electric Technology LLC	Formsprag	Automatically released bi-directional overunning clutch			2640240	7/24/2008	Pending
Patent Appl.	Europe	Warner Electric Technology LLC	FORMSPRAG	OVERRUNNING CLUTCH			07783919.9	11/20/2008	Pending
Patent Appl.	USA	Warner Electric Technology LLC	Warner	[*]			[*]	[*]	[*]
Patent Appl.	Japan	Warner Electric Technology LLC	Warner	Rotational Coupling Device			2009-504258	9/29/2008	Pending

IP Type	Issuing Jurisdiction	Owner Entity	Altra BU	Title / Description	Registration Number	Registration / Issue Date	Application Number	Filing Date	Status
Patent Appl.	USA	Warner Electric Technology LLC	Wichita	“Dual Actuator Friction Brake Assembly”			12/364,116	2/2/2009	Pending
TM Appl.	Brazil	Formsprag LLC	Formsprag	BC MA			901417858	1/22/2009	Pending
TM Appl.	USA	Formsprag LLC	Formsprag	BC MA			77/649,950	1/15/2009	Pending
Patent Appl.	Japan	Warner Electric Technology LLC	FORMSPRAG	OVERRUNNING CLUTCH			2009-511247	11/18/2008	Pending
Patent Appl.	PCT	Warner Electric Technology LLC	Wichita	Rotational Coupling Device With Sealed Key			PCT/US09/044679	5/20/2009	Pending
Patent	USA	Ameridrives International, LLC	APT	Driveshaft with slip joint seal	5,320,658	07/23/1993	07/864,307	04/06/1992	Active
Patent	USA	Ameridrives International, LLC	APT	Driveshaft with sealed slip joint seal	5,655,968	08/12/1997	08/646,202	05/07/1996	Active
Patent Appl.	Europe	Warner Electric Technology LLC	Wichita	AquaMaKKs Brake (Liquid Cooled Brake With Support Columns)			08714083.6.	07/28/2009	Pending
Patent Appl.	Singapore	Warner Electric Technology LLC	Wichita	AquaMaKKs Brake (Liquid Cooled Brake With Support Columns)			200904860-4.	07/17/2009	Pending
Patent Appl.	Australia	Warner Electric Technology LLC	FORMSPRAG	“Safety Control for Release of Backstopping Clutch”			2009202888	07/17/2009	Pending
Patent	USA	Warner Electric Technology LLC	Wichita	“Dual Actuator Friction Brake Assembly”	7,556,128	7/9/2009	11/263,395	10/31/2005	Active
TM Appl.	South Africa	Formsprag LLC	Marland	Marland			2009/17809	9/11/2009	Pending
Patent Appl.	China	Warner Electric Technology LLC	Wichita	AquaMaKKs Brake (Liquid Cooled Brake With Support Columns)			200880003823.2	07/31/2009	Pending
Patent	Singapore	Warner Electric Technology Inc.	Wichita	Liquid Cooled Brake assembley	141,736	8/31/2009	200802767-4	4/11/2008	Active
Patent Appl.	PCT	Warner Electric Technology LLC	Warner	[*]			[*]	[*]	[*]
Patent Appl.	USA	Warner Electric Technology LLC	Formsprag	[*]			[*]	[*]	[*]
Patent Appl.	Australia	Warner Electric Technology LLC	Formsprag	Torque Arm Assembly for a Backstopping Clutch			PCT/US2008/062444	11/5/2009	Pending
TM	Mexico	Emerson Power Transmission Corp.	Stieber	GFR	631,573	10/29/1999	302944	07/30/1997	Active
NOTES:
American Enterprises MPT L.P.
This entity is the owner of record of a pair of Canadian registrations. The changes in the company’s name from American Enterprises MPT L.P. to Ameridrives International L.P. (on 04/25/1997) and later from Ameridrives International L.P. to Ameridrives International LLC (on 12/21/2005) have not yet been recorded against the registrations.
Dana Corporation
This entity is the owner of record of an Indian trademark registration for “WARNER ELECTRIC.” The assignment of the registration from Dana Corporation to Warner Electric Technology, Inc. and the subsequent name change from Warner Electric Technology, Inc. to Warner Electric Technology LLC have been submitted for recordation. Dana Corporation is also the owner of record of a Canadian trademark registration for “DISC-O-TORQUE” relating to TB Woods. No action has been taken to address the change in ownership of this registration in view of instructions given in 2000 to a prior law firm for TB Woods to allow the registration to lapse (the registration actually remains in force until 2015.
Emerson Power Transmission Corp.
This entity is the owner of record on a Mexican registration for “GFR.” Assignments from Emerson Power Transmission Corp. to Dana Holdings GmbH and from Dana Holdings GmbH to Warner Electric Technology LLC have been submitted for recordation and the process is ongoing.
IMO Industries, Inc.
This entity is the owner of record on a pair of Mexican registrations for “BOSTON GEAR”. An assignment of the Mexican registrations to Boston Gear LLC is in the process of being recorded.
Warner Electric Technology, Inc.
A number of patents and trademarks owned by Warner Electric Technology LLC remain in the former name (Warner Electric Technology, Inc.) of the company on the records of various foreign patent and trademark offices. Efforts to record the change in name are in progress with respect to some of the patents and trademarks. For others, a conscious decision was made to hold off on recordation pending some other action relating to the property (e.g., the next renewal of a trademark registration). For yet others, a decision was made not to record the change in name in view of a decision to allow various registrations or patents to lapse).

Date of Abandonment/	Cumulative Fees/	Date of Next	Costs of Next	Owner or Assignee	Business	Business
Last Renewal	Costs Paid	Renewal	Renewal	of Record	Name	Contact	Product Line

9/21/2003		9/21/2013	500	IMO Industries Inc.	Boston Gear	Fred Sholds	Drives and Controls

Notes	Dana #

5362 FORM
5362 FORM
5362 FORM
5362 FORM
5362 FORM
2785 WARN
2930 ALC
3351 WARN
3351 WARN
3351 WARN
3351 WARN
3351 WARN
2288 WARN
5329 WARN
5329 WARN
Substantive examination was requested in November 2005. Deadline is 02/14/2006	5329 WARN
5329 WARN
5329 WARN
5329 WARN

2806 FORM
3678 WARN
3678 WARN
3678 WARN
3678 WARN

3605 WARN
3605 WARN
3605 WARN
3605 WARN

3678 WARN
2287 WARN
3455 WARN
3455 WARN
3455 WARN
3455 WARN
3455 WARN
3116 WARN

2929 ALC
2044 FORM
3245 WARN
3245 WARN
3245 WARN
3245 WARN
3245 WARN
3245 WARN
3245 WARN
3245 WARN

Date of Abandonment/	Cumulative Fees/	Date of Next	Costs of Next	Owner or Assignee	Business	Business
Last Renewal	Costs Paid	Renewal	Renewal	of Record	Name	Contact	Product Line

4/23/2005

Notes	Dana #
3245 WARN
3239 WARN
2786 WARN
2786 WARN
2786 WARN
3162 WARN
3162 WARN
3162 WARN
3162 WARN
2911 WARN
2911 WARN
2911 WARN
2911 WARN
2911 WARN
2911 WARN
3164 WARN

3165 WARN

2496 WARN

4063 FORM
4063 FORM
4063 FORM
4063 FORM

2448 WARN

3605 WARN
3605 WARN

2806 FORM
2806 FORM

3471 ALC

4598 WARN
4598 WARN
4598 WARN
4598 WARN
2575 WARN

Instructed by Ian Hakon not to renew

Instructed by Ian Hakon not to renew

2449 WARN
3240 WARN
3240 WARN

Date of Abandonment/	Cumulative Fees/	Date of Next	Costs of Next	Owner or Assignee	Business	Business
Last Renewal	Costs Paid	Renewal	Renewal	of Record	Name	Contact	Product Line

98302223.7

1/22/2006

7/4/2005

Notes	Dana #
3240 WARN
3240 WARN
3240 WARN
3240 WARN
3734 WARN
4175 WARN
4175 WARN
4175 WARN
4175 WARN
4175 WARN
4175 WARN
4175 WARN
Pending WPThomson response
Renewed in 2005

4429 WICH
2290 WARN

Potential asssignment issue. James could not find re-assignment from IMO Industries. Instructed to record in the name of Boston Gear LLC

3456 WARN
3456 WARN
3456 WARN
3456 WARN
3456 WARN

Filed for an extension on 08/24/2005
2574 WARN
Patent already approved. Pending payment registration fee.	4464 WARN
4464 WARN
4464 WARN
4464 WARN
Will lapse on 05/30/2010	3164 WARN
4464 WARN
4464 WARN
3546 WARN
3546 WARN
3546 WARN
3546 WARN
3546 WARN
4318 FORM
3368 WICH
4230 FORM
4230 FORM
3428 FORM
4318 FORM
4318 FORM
4318 FORM
4456 WICH

3430 WARN

2963 WARN
2963 WARN
2963 WARN

Date of Abandonment/	Cumulative Fees/	Date of Next	Costs of Next	Owner or Assignee	Business	Business
Last Renewal	Costs Paid	Renewal	Renewal	of Record	Name	Contact	Product Line

Note: May be a design mark

2/7/2006

Notes	Dana #
2963 WARN
2963 WARN
3612 WARN
3612 WARN
3612 WARN
3612 WARN
3612 WARN

Renewed in 2005

Rich instructed to renew.
Will be renewed in December 2005

Renewed in 2005
will be allowed to lapse

Assignment issue. Still not properly assigned from Dana.

4598 WARN
5329 WARN
4598 WARN
3546 WARN
3351 WARN
3351 WARN
4598 WARN
4598 WARN

Date of Abandonment/	Cumulative Fees/	Date of Next	Costs of Next	Owner or Assignee	Business	Business
Last Renewal	Costs Paid	Renewal	Renewal	of Record	Name	Contact	Product Line

NOTE; DUPLICATE ENTRY (SEE ROW 428)
NOTE; DUPLICATE ENTRY (SEE ROW 479)

6009 WARN

4318 FORM
6003 FORM

6017 WARN
Filed for an extension on 08/24/2005
Pending
Pending
Published for opposition on 10/11/2005

6023 FORM

Notes	Dana #
5329 WARN
3162 WARN
4598 WARN
5329 WARN
3351 WARN
3428 FORM
3430 WARN
3240 WARN
3351 WARN
3351 WARN
2963 WARN
3428 FORM
3351 WARN
3428 FORM
2963 WARN
3351 WARN
3428 FORM
3351 WARN
3428 FORM

Provisional patent applied for S/N 60/531,607—renewal dates reflect expected approval and correspondence date
Trademark application—renewal dates reflect expected approval and correspondence date
Provisional patent applied for S/N 11/114,062—renewal dates reflect expected approval and correspondence date
2602 FORM
2806 FORM
3428 FORM
4063 FORM
4318 FORM

1640 FORM
2044 FORM

Obsolete per Ian Hakon. Need to check if included in IP Inventory.
Obsolete per Ian Hakon. Need to check if included in IP Inventory.
Obsolete per Ian Hakon. Need to check if included in IP Inventory.
6020 WARN
6009 WARN
6015 WARN
6016 WARN

6014 WICH
6012 WICH

5329 WARN
Published for opposition on 10/11/2005

6003 FORM

6007 FORM

6018 WARN

Date of Abandonment/	Cumulative Fees/	Date of Next	Costs of Next	Owner or Assignee	Business	Business
Last Renewal	Costs Paid	Renewal	Renewal	of Record	Name	Contact	Product Line

6017 WARN

6018 WARN
6018 WARN

6007 FORM

Published for opposition on 10/11/2005

Assignment issue. Will re-apply

6023 FORM
				Substantive examination was requested in November 2005. D	eadline is 02/14/2006 5329 WARN
4318 FORM
6009 WARN
6015 WARN
6016 WARN
6022 wich

6014 WICH
6009 WARN
6015 WARN
6016 WARN
6016 WARN
6015 WARN
6009 WARN

6016 WARN
6015 WARN
6015 WARN
6009 WARN
Published for opposition on 10/11/2005
6014 WICH
6012 WICH
6014 WICH
6025 FORM
6012 WICH
6012 WICH
6012 WICH
6014 WICH
6014 WICH
6012 WICH
6014 WICH

6007 FORM
6026 FORM
6018 WARN

6026 FORM
6007 FORM
6023 FORM
6018 WARN
6018 WARN

Notes	Dana #

6012 WICH

6022 wich

6018 WARN

6007 FORM
6007 FORM
6025 FORM

FORM 6023
FORM 6023

6026 FORM
5329 WARN
6003 FORM

6022 wich
6022 wich
6014 WICH
6009 WARN
6015 WARN
6016 WARN
6016 WARN
6015 WARN
6009 WARN

6009 WARN
6015 WARN

6016 WARN

6014 WICH
6012 WICH
6014 WICH
6025 FORM
6012 WICH
6012 WICH
6012 WICH

6014 WICH
6014 WICH
6027 WICH
6007 FORM
6028 FORM

6026 FORM
6007 FORM
6023-1 FORM
6021 WARN
6018 WARN
6013 WICH

Date of Abandonment/	Cumulative Fees/	Date of Next	Costs of Next	Owner or Assignee	Business	Business
Last Renewal	Costs Paid	Renewal	Renewal	of Record	Name	Contact	Product Line
6027 WICH

6023-1 FORM
6027 WICH

6022 wich
6022 wich
6028 FORM
6013 WICH

6022 wich
6012 WICH
6021 WARN
6025 FORM
6025 FORM
Assignment issue. Should have been assigned to Dana and Stieber

Notes	Dana #

6027 WICH

6022 wich
6022 wich
6028 FORM
6013 WICH

6012 WICH

6025 FORM

IP Type	Issuing Jurisdiction	Owner Entity	Altra BU	Title / Description	Registration Number	Registration / Issue Date	Application Number	Filing Date	Status
Patent	USA	Inertia Dynamics, LLC	IDI	Manual release machanism for a brake	6675940	01/13/2004	253125	09/24/2002	Active
Patent	USA	Inertia Dynamics, LLC	IDI	Elevator brake assembly	6675939	01/13/2004	773722	01/31/2001	Active
Patent	USA	Inertia Dynamics, LLC	IDI	Device for clamping a shaft	6527233	03/04/2003	841507	04/24/2001	Active
Patent	USA	Inertia Dynamics, LLC	IDI	Clutch system and method	6488133	12/3/2002	528690	03/20/2000	Active
Patent	USA	Inertia Dynamics, LLC	IDI	Electromagnetic disc brake with rubber friction disk braking surface	6161659	12/19/2000	167006	09/29/1998	Active
Patent	USA	Inertia Dynamics, LLC	IDI	Sealed electromagnetic brake	6125975	10/3/2000	193388	11/17/1998	Active
Patent	USA	Inertia Dynamics, LLC	IDI	Electric clutch and brake	6047805	04/11/2000	937816	09/29/1997	Active
Patent	USA	Inertia Dynamics, LLC	IDI	Electro-mechanical variable speed clutch	5979630	11/9/1999	938862	09/26/1997	Active
Patent	USA	Inertia Dynamics, LLC	IDI	Power-off brake with manual release	5915507	06/29/1999	932904	09/17/1997	Active
TM	USA	Inertia Dynamics, LLC	IDI	Unibrake	0809205	05/31/1966	72/219817	05/26/1965	Active
Unregistered TM	USA	Inertia Dynamics, LLC	IDI	IDI	N/A	N/A			n/a
Patent Appl.	USA	Inertia Dynamics, LLC	IDI	[*]			[*]	[*]	[*]
Patent Appl.	USA	Inertia Dynamics, LLC	IDI	Manual release brake			60/324,812	09/24/2001	Pending
Patent Appl.	USA	Inertia Dynamics, LLC	IDI	Clutch with wear ring assembly			60/565860	04/27/2004	Pending
Patent Appl.	United States	Inertia Dynamics, LLC	IDI	[*]			[*]	[*]	[*]

Date of Abandonment/	Cumulative Fees/	Date of Next	Costs of Next	Owner or Assignee	Business	Business
Last Renewal	Costs Paid	Renewal	Renewal	of Record	Name	Contact	Product Line

Notes	Previos Counsel
McCarter & English, LLP -Transfering to Dykema Gossett
Edwards Angell Palmer & Dodge LLP-Transfering to Dykema Gossett
McCarter & English, LLP -Transfering to Dykema Gossett
McCarter & English, LLP -Transfering to Dykema Gossett
McCarter & English, LLP -Transfering to Dykema Gossett
McCarter & English, LLP -Transfering to Dykema Gossett
McCarter & English, LLP -Transfering to Dykema Gossett
McCarter & English, LLP -Transfering to Dykema Gossett
Newholm; Timothy E., Miller; John M., Horn; John J.
Pending assignment recordation issue. Currently in the name of Reliance Electric, former parent.	McCarter & English, LLP -Transfering to Dykema Gossett
n/a
Pending assignment recordation issue. Currently in the name of Reliance Electric, former parent.	Edwards Angell Palmer & Dodge LLP-Transfering to Dykema Gossett
Pending assignment recordation issue. Currently in the name of Reliance Electric, former parent.	McCarter & English, LLP -Transfering to Dykema Gossett
Pending assignment recordation issue. Currently in the name of Reliance Electric, former parent.	McCarter & English, LLP -Transfering to Dykema Gossett
Dykema Gossett

Issuing
IP Type	Jurisdiction	Owner Entity	Altra BU	Title/Description
TM	US	TB Woods Enterprises, Inc.	TBW Other Mechanical	All-Pro
TM	US	TB Woods Enterprises, Inc.	TBW Other Mechanical	Braketron
TM	US	TB Woods Enterprises, Inc.	TBW Couplings	Deck & Design (stylized lettering)
TM	US	TB Woods Enterprises, Inc.	TBW Other Mechanical	Disc-O-Torque
TM	Mexico	TB Woods Enterprises, Inc.	TBW Couplings	Dura-Flex
TM	US	TB Woods Enterprises, Inc.	TBW Couplings	Dura-Flex
TM	US	TB Woods Enterprises, Inc.	Electronics	E-Flow
TM	US	TB Woods Enterprises, Inc.	Electronics	E-trAC (Stylized)
TM	US	TB Woods Enterprises, Inc.	Electronics	E-TROL+PLUS
TM	US	TB Woods Enterprises, Inc.	TBW Couplings	First In Couplings
TM	Canada	TB Woods Enterprises, Inc.	TBW Couplings	Formflex
TM	US	TB Woods Enterprises, Inc.	TBW Couplings	Form-Flex
TM	US	TB Woods Enterprises, Inc.	Electronics	IMD
TM	US	TB Woods Enterprises, Inc.	TBW Other Mechanical	NLS
TM	Canada	TB Woods Enterprises, Inc.	Electronics	PDA-Trac
TM	Mexico	TB Woods Enterprises, Inc.	Electronics	PDA-Trac
TM	US	TB Woods Enterprises, Inc.	Electronics	PDA-Trac
TM	US	TB Woods Enterprises, Inc.	Electronics	Petro-Trac
TM	US	TB Woods Enterprises, Inc.	TBW Couplings	Poole
TM	Mexico	TB Woods Enterprises, Inc.	TBW Other Mechanical	Qt Power Chain
TM	US	TB Woods Enterprises, Inc.	TBW Other Mechanical	Qt Power Chain
TM	US	TB Woods Enterprises, Inc.	TBW Other Mechanical	Roto-Cam
TM	Canada	TB Woods Enterprises, Inc.	TBW Couplings	Speedlign
TM	US	TB Woods Enterprises, Inc.	TBW Couplings	Speedlign
TM	US	TB Woods Enterprises, Inc.	Electronics	S-Trac
TM	US	TB Woods Enterprises, Inc.	Electronics	Superstart
TM	US	TB Woods Enterprises, Inc.	TBW Other Mechanical	Sure Grip (Stylized)
TM	Great Britain	TB Woods Enterprises, Inc.	TBW Couplings	SureFlex
TM	Australia	TB Woods Enterprises, Inc.	TBW Couplings	Sure-Flex & Design (stylized)
TM	Canada	TB Woods Enterprises, Inc.	TBW Couplings	Sure-Flex
TM	Japan	TB Woods Enterprises, Inc.	TBW Couplings	Sure-Flex
TM	Switzerland	TB Woods Enterprises, Inc.	TBW Couplings	Sure-Flex
TM	US	TB Woods Enterprises, Inc.	TBW Couplings	Sure-Flex
TM	Japan	TB Woods Enterprises, Inc.	TBW Couplings	SureFlex and Katakana
TM	US	TB Woods Enterprises, Inc.	TBW Couplings	Sure-Grip
TM	US	TB Woods Enterprises, Inc.	TBW Couplings	Sure-Grip
TM	US	TB Woods Enterprises, Inc.	TBW Couplings	Truetube
TM	US	TB Woods Enterprises, Inc.	Electronics	Ultracon
TM	US	TB Woods Enterprises, Inc.	Electronics	Ultracon II
TM	US	TB Woods Enterprises, Inc.	Electronics	Ultra-Helix
TM	US	TB Woods Enterprises, Inc.	TBW Other Mechanical	Ultra-V
TM	US	TB Woods Enterprises, Inc.	TBW Other Mechanical	Ultra-V
TM	US	TB Woods Enterprises, Inc.	TBW Other Mechanical	Var-A-Cone
TM	US	TB Woods Enterprises, Inc.	TBW Other Mechanical	W TB Wood’s (and design)
TM	Canada	TB Woods Enterprises, Inc.	Electronics	Win-Trac
TM	Community Trademark	TB Woods Enterprises, Inc.	Electronics	Win-Trac
TM	Mexico	TB Woods Enterprises, Inc.	Electronics	Win-Trac
TM	US	TB Woods Enterprises, Inc.	Electronics	Win-Trac
TM	Mexico	TB Woods Enterprises, Inc.	Corporate	Woods@Work

TM	US	TB Woods Enterprises, Inc.	Corporate	Woods@Work
TM	Germany	TB Woods Enterprises, Inc.	TBW Couplings	Form-Flex
TM	Argentina	TB Woods Enterprises, Inc.	TBW Couplings	Dura-Flex
TM	Community Trademark	TB Woods Inc.	TBW Couplings	Dura-Flex
TM	Great Britain	TB Woods Enterprises, Inc.	TBW Couplings	Dura-Flex
TM	Japan	TB Woods Enterprises, Inc.	TBW Couplings	Dura-Flex
TM	Taiwan	TB Woods Inc.	TBW Couplings	Dura-Flex
TM	Japan	TB Woods Inc.	TBW Couplings	Form-Flex
TM	South Korea	TB Woods Enterprises, Inc.	TBW Couplings	Form-Flex
TM	Venezuela	TB Woods Inc.	Electronics	Petro-Trac
TM	Canada	TB Woods Enterprises, Inc.	TBW Other Mechanical	Qt Power Chain
TM	France	TB Woods Enterprises, Inc.	TBW Couplings	Speedlign
TM	Germany	TB Woods Enterprises, Inc.	TBW Couplings	Speedlign
TM	Great Britain	TB Woods Enterprises, Inc.	TBW Couplings	Speedlign
TM	Germany	TB Woods Enterprises, Inc.	TBW Couplings	SureFlex
TM	Singapore	TB Woods Enterprises, Inc.	TBW Couplings	SureFlex
TM	Benelux	TB Woods Enterprises, Inc.	TBW Couplings	Sure-Flex
TM	Brazil	TB Woods Inc.	TBW Couplings	Sure-Flex
TM	France	TB Woods Enterprises, Inc.	TBW Couplings	Sure-Flex
TM	Italy	TB Woods Inc.	TBW Couplings	Sure-Flex
TM	Canada	TB Woods Enterprises, Inc.	Corporate	Woods@Work
Patent	US	TB Woods Inc.	Electronics	Housing for motor control equipment
Patent	US	TB Woods Enterprises, Inc.	TBW Other Mechanical	Combination of power steering pump and air conditioning compressor in an automotive vehicle
Patent	US	TB Woods Enterprises, Inc.	TBW Other Mechanical	Shaft Mountable Bushing and Hub for Industrail poer transmission
Patent	US	TB Woods Enterprises, Inc.	Electronics	Precision Winding Method and Apparatus
Patent	US	TB Woods Enterprises, Inc.	TBW Couplings	Flexible Coupling with End Stress Relief Structure
Patent	US	TB Woods Enterprises, Inc.	TBW Couplings	Flexible Coupling Device
TM	Australia	TB Woods Inc.	TBW Couplings	Dura-Flex
TM	Canada	Dana Corp.	TBW Couplings	Disc-O-Torque
Patent Application	US	TB Woods Enterprises, Inc.	TBW Couplings	Ultraflex
TM	US	TB Woods Enterprises, Inc.	TBW Couplings	G-Flex
TM Appl.	Canada	TB Woods Enterprises, Inc.	TBW Couplings	G-Flex
TM Appl.	Mexico	TB Woods Enterprises, Inc.	TBW Couplings	G-Flex
TM	Mexico	TB Woods Enterprises, Inc.	TBW Couplings	Speedlign

Date of
Registration	Registration /	Application	Filing		Abandonment/
Number	Issue Date	Number	Date	Status	Last Renewal
2,165,737	6/16/1998	75/290,731	5/12/1997	Active	6/16/2008
1,164,393	8/11/1981	73/254,657	3/19/1980	Active	8/11/2011
1,409,209	9/16/1986	73/581,633	2/7/1986	Active	9/16/2016
859,264	10/29/1968	72/285,224	11/20/1967	Active	10/29/2008
552,086	6/26/1997	297,615	6/9/1997	Active	6/9/2007
1,116,828	4/24/1979	73/158,649	2/13/1978	Active	4/24/2009
2,169,361	6/30/1998	75/280,015	4/23/1997	Active	6/30/2008
1,333,061	4/30/1985	73/491,494	7/24/1984	Active	4/30/2015
2,156,683	5/12/1998	75/273,178	4/11/1997	Active	5/12/2008
1,361,466	9/24/1985	73/526,310	3/11/1985	Active	9/24/2015
TMA215307	8/13/1976	352,690	4/26/1972	Active	8/13/2021
2,152,362	4/21/1998	75/273,175	4/11/1997	Active	4/21/2008
2,261,432	7/13/1999	75/272,935	4/11/1997	Active	7/13/2009
2,152,366	4/21/1998	75/273,181	4/11/1997	Active	4/21/2008
TMA669,532	8/9/2006	1,210,875	3/24/2004	Active	8/9/2021
862222	11/30/2004	652272	4/21/2004	Active	4/21/2014
2,986,366	8/16/2005	78/329,999	11/19/2003	Active	8/16/2015
2,641,082	10/22/2002	78/052,072	3/8/2001	Active	10/22/2012
2,191,918	9/29/1998	75/251,697	2/28/1997	Active	9/29/2008
818826	1/26/2004	573133	10/20/2002	Active	10/20/2012
2,723,745	6/10/2003	76/403,299	5/2/2002	Active	6/10/2013
859,263	10/29/1968	72/285,223	11/20/1967	Active	10/29/2008
TMA665,131	5/29/2006	1,223,603	7/14/2004	Active	5/29/2021
2,991,827	9/6/2005	78/350,700	1/12/2004	Active	9/6/2015
2,257,668	6/29/1999	75/272,936	4/11/1997	Active	6/29/2009
1,686,040	5/12/1992	74/104,389	10/9/1990	Active	5/12/2012
645,415	5/14/1957	71/640,418	1/6/1953	Active	5/14/2007
B998,327	9/13/1972	B998,327	9/13/1972	Active	9/13/2007
B375,472	5/13/1982	B375,472	5/13/1982	Active	5/13/2013
TMA380915	3/1/1991	645,519	11/23/1989	Active	3/1/2021
1,923,250	12/24/1986	40,343/1982	5/12/1982	Active	12/24/2016
405,626	9/14/1992	01605/1993	9/14/1992	Active	9/14/2012
668,649	10/21/1958	72/043,720	1/9/1958	Active	10/21/2008
1,740,974	1/23/1995	7-700836	1/13/1995	Active	1/23/2015
646,423	6/4/1957	71/575,508	3/15/1949	Active	6/4/2007
1,109,150	12/19/1978	73/136,699	8/8/1977	Active	12/19/2008
2,152,364	4/21/1998	75/273,177	4/11/1997	Active	4/21/2008
862,655	12/31/1968	72/300,318	6/13/1968	Active	12/31/2008
2,150,835	4/14/1998	75/273,179	4/11/1997	Active	4/14/2008
2,351,349	5/23/2000	75/559,570	9/25/1998	Active	5/23/2010
1,001,969	1/21/1975	73/001,734	10/9/1973	Active	1/21/2015
1,001,970	1/21/1975	73/003,203	10/10/1973	Active	1/21/2015
2,152,365	4/21/1998	75/273,180	4/11/1997	Active	4/21/2008
2,059,245	5/6/1997	75/107,136	5/20/1996	Active	5/6/2017
TMA664,172	5/12/2006	1,210,868	3/24/2004	Active	5/12/2021
3,828,019	11/15/2005	3.828.019	5/20/2004	Active	5/20/2014
		653,047	4/21/2004	Active
2,961,309	6/7/2005	78/306,778	9/29/2003	Active	6/7/2015
904275	10/24/2005	573134	10/30/2002	Active	10/30/2012

2,801,090	12/30/2003	76/402,992	5/2/2002	Active	12/30/2013
1,053,953	9/16/1991	1,053,953	9/16/1991	Active	9/30/2011
1,783,301	3/27/2000	2,066,443	1/23/1997	Active	3/27/2010
507277	10/2/2000	507.277	2/7/1997	Active
1,105,120	11/22/1978	1105120	11/22/1978	Active	11/22/2009
4,166,483	7/10/1998	27318/97	3/17/1997	Active	7/10/2008
807,300	7/1/1998	(86)5713	2/1/1997	Active	6/30/2008
1,975,830	8/19/1987	41,517/85	8/19/1987	Active	8/19/2007
140,855	5/25/1987	7981/1986	5/25/1997	Active	5/25/2007
P-245856	8/22/2003	2001-016447	9/27/2001	Active	8/22/2013
TMA623,038	10/20/2004	1,157,003	10/25/2002	Active	10/20/2019
1,286,266	6/19/1974	717,131	6/19/1974	Active
935,511	9/17/1975	M39270	6/10/1974	Active	6/30/2014
1,029,397	5/13/1974	1,029,397	5/13/1974	Active	5/13/2015
926,107	12/17/1974	W24959	5/4/1973	Active	5/31/2013
T82/02556B	5/21/1982	2556/82	5/21/1982	Active	5/21/2013
0316801	10/20/1972	0316801	10/20/1972	Active
810,942,631	3/19/1985	810,942,631	8/23/1982	Active	3/19/2015
023196347	11/27/2002	023196347	11/27/2002	Active	11/30/2012
1037180	9/25/1974	MI2003002784	9/25/1992	Active	9/25/2012
TMA626,975	11/29/2004	1,157,004	10/25/2002	Active	11/29/2019
D343387	1/18/1994	07/703338	5/21/1991	Active
5465804	11/14/1995	08/231802	4/25/1994	Active
5304101	4/19/1994	07/919223	7/27/1992	Active
6311920	11/6/2001	09/355713	8/3/1999	Active
5611732	3/18/1997	08/512,137	8/7/1995	Active
7,390,265	6/24/2008	11/256,463	10/21/2005	Active
		737738	6/25/1997	Active
TMA171577	9/25/1970	325923	9/16/1969	Active	9/25/2015
		77/341,430	11/30/2007	Pending
3,501,631	9/16/2008	77/397,102.	2/14/2008	Active
		1406538	8/7/2008	Pending
		953824	8/11/2008	Pending
896028	8/23/2005	666,531	7/14/2004	Active

Owner or
	Date of Next	Costs of Next	Assignee of	Business
Cumulative Fees/Costs Paid	Renewal	Renewal	Record	Name

Machine parts, namely, flexible couplings
Computer software to allow programming
and control of inverters
Flexible torsion couplings

Business
Contact	Product Line	Notes
Machine Parts, namely sheaves and pulleys
Electronic brakes for induction motors, will be abandoned
Gear Couplings
Clutches
Flexible power transmission couplings
Flexible Couplings
Electromechanical controls, namely, solid state electronic controls for electric motors
Inverter type AC motor controller
Electromechanical controls, namely, solid state electronic controls for electric motors
Parts of machines, namely self-aligning gear couplings

Machine parts, namely, flexible couplings
Machine parts, namely, integrated motor drive
Machine parts, namely, centrifugla clutches, will be abandoned
Software to allow programming and control of inverters on hand-held operating systems
Computer software to allow programming and control of inverters
Software to allow programming and control of inverters on hand-held operating systems
Variable speed drive train for electric motors
Gear Couplings for machines
Mechanical power transmission machinery
Mechanical power transmission machinery, namely belts and sprockets

Flexible torsion couplings
Flexible torsion couplings
Electronic apparatus, namely, softstart motor controllers for use in industrail machines
Will be abandoned
Power transmission belts

Bearings, shafts, shaft couplings, mechanical power transmission equipment, and all other goods in this class
Mechanical power transmission equipment, particularly flexible couplings
Flexible Couplings
Metalworking machines and tools, etc
Cutlery, machines and tools, parts thereof Machinery
Bushings used in mechanical power transmission machinery
Machine parts, namely drive shafts; will be abandoned
Electrical control which transforms alternating current to direct current for a D.C. motor producing controllable variable spee doutput from the motor
Electromechanical controls, namely, a control which transforms alternating current to direct current for a DC motor producing controllable variable speed output from the motor; will be abandoned
Electrical controller for a filament winding machine used in the textile industry
Power transmission V-belts
Sheaves and pulleys
Machine parts, namely variable pitch pulleys for belt drives; will be abandoned
Power tranmission belts for machines, couplings for machines, electric motors and parts thereof for machines, and pulleys being parts of machines
Computer software to allow programming and control of inverters
Computer software to allow programming and control of inverters
Computer software to allow programming and control of inverters
Computer software to allow programming and control of inverters
Quality production services rendered in association with electronic and mechanical industrial power transmission products

Production of electronic and mechanical industrial power transmissions for others

Flexible power transmission couplings

Flexible drive line couplings

Mechanical power transmisiion machinery
Couplings including supple couplings for torques, supple couplings for machines, transmission for shafts opposed by axis and other rotating organs as well as parts and fittings of these products

Flexible Couplings and parts and fittings

Formerly 654849
Quality production services rendered in association with electronic and mechanical industrial power transmission products

To be abandoned per instructions (12/21/2000) from TB Woods to Barley Snyder,

Attachment 3.14 — Insurance Summary

Policy	Carrier	Policy #	Term	Premium	Limits	Deductibles/ Retention

[*]

1

Attachment 3.15 — Organizational Chart